    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 10, 1997
                                                           REGISTRATION NO. 333-



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ________________

                                   FORM SB-2
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                ________________

                                VIEW TECH, INC.

              (Exact Name of Small Business Issuer in Its Charter)

            DELAWARE                        6676                 77-0312442
(State or Other Jurisdiction of       (Primary Standard        (I.R.S. Employer
 Incorporation or Organization)   Industrial Classification  Identification No.)
                                        Code Number)

                                _______________

                                 950 FLYNN ROAD
                          CAMARILLO, CALIFORNIA  93012
                                 (805) 482-8277

  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

                               ROBERT G. HATFIELD
                                VIEW TECH, INC.
                                 950 FLYNN ROAD
                              CAMARILLO, CA  93012
                                 (805) 482-8277

 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent for Service)
                                ________________

Copies of all communications, including all communications sent to the agent for service, should also be sent to:


   V. JOSEPH STUBBS, ESQ.                  HOWARD J. KERN, ESQ.                      JOSEPH P. GALDA, ESQ.
   LAURIE A. ALLEN, ESQ.               Richman, Lawrence, Mann, Greene,                 Buchanan Ingersoll
Brobeck, Phleger & Harrison LLP          Chizever, Friedman & Phillips,              A Professional Corporation
      550 S. Hope Street                   A Professional Corporation          (Counsel to certain selling securityholders)
  Los Angeles, CA 90071-2604            9601 Wilshire Blvd., Penthouse                  1200 Two Logan Square
        (213) 489-4060                    Beverly Hills, CA 90210                       18th and Arch Streets
                                              (310) 274-8300                        Philadelphia, PA 19103-6933
                                                                                           (215) 665-3879

                                ________________

     APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THE REGISTRATION STATEMENT.

     If this form is filed to register securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act"), please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. [_]

                               ________________

                        CALCULATION OF REGISTRATION FEE

                                                        PROPOSED                                              AMOUNT OF
   TITLE OF EACH CLASS OF         AMOUNT TO BE      MAXIMUM OFFERING           PROPOSED MAXIMUM             REGISTRATION
SECURITIES TO BE REGISTERED        REGISTERED      PRICE PER SECURITY     AGGREGATE OFFERING PRICE              FEE
----------------------------------------------------------------------------------------------------------------------------
Common Stock                          575,000(1)          $5.00                  $2,875,000(3)               $  872.00
----------------------------------------------------------------------------------------------------------------------------
Common Stock                        1,287,688(2)          $5.38                  $6,927,762(4)               $2,100.00
----------------------------------------------------------------------------------------------------------------------------
   Totals                           1,862,688                                    $9,802,762                  $2,972.00
============================================================================================================================

(1) Represents 575,000 shares of common stock, par value $0.0001 per share ("Common Stock") of View Tech, Inc. ("View Tech" or the "Company"), underlying purchase warrants originally sold by the Company in connection with the Company's initial public offering in June 1995 (the "Public Warrants").
(2) Consists of 726,688 being offered for the account of the selling stockholders named herein (the "Selling Stockholders"), including 295,000 shares of Common Stock underlying purchase warrants (the "Private Warrants") and 266,000 shares of Common Stock underlying purchase options (the "Options"). (The Private Warrants and the Public Warrants are sometimes collectively referred to herein as the "Warrants.")
(3) Pursuant to Rule 457(o) under the Securities Act, the registration fee is based on the maximum aggregate offering price of the Public Warrants.
(4) Pursuant to Rule 457(c) under the Securities Act, the maximum aggregate offering price of the Common Stock is based upon the closing sales price of the Common Stock as reported on The NASDAQ National Market on January 7, 1997.

                               _________________

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                VIEW TECH, INC.
              CROSS-REFERENCE SHEET SHOWING LOCATION IN PROSPECTUS
                 OF INFORMATION REQUIRED BY ITEMS OF FORM SB-2

ITEM NO.            FORM SB-2 REGISTRATION STATEMENT HEADING                           LOCATION IN PROSPECTUS
--------   -----------------------------------------------------------   ---------------------------------------------------
       1   Front of Registration Statement and Outside Front Cover       Front Cover Page; Cross Reference Sheet; Outside
           Page of Prospectus.........................................   Front Cover Page of Prospectus
       2   Inside Front and Outside Back Cover Pages of Prospectus....   Inside Front Cover Page of Prospectus; Additional
                                                                         Information; Outside Back Cover Page of Prospectus
       3   Summary Information and Risk Factors.......................   Prospectus Summary; Risk Factors
       4   Use of Proceeds............................................   Prospectus Summary; Use of Proceeds
       5   Determination of Offering Price............................   Outside Front Cover Page of Prospectus
       6   Dilution...................................................   *
       7   Selling Security Holders...................................   Outside Front Cover Page of Prospectus; Prospectus
                                                                         Summary; Shares of the Selling Stockholders Being
                                                                         Registered
       8   Plan of Distribution.......................................   Plan of Distribution
       9   Legal Proceedings..........................................   *
      10   Directors, Executive Officers, Promoters and Control          Management
           Persons....................................................
      11   Security Ownership of Certain Beneficial Owners and           Principal Stockholders
           Management.................................................
      12   Description of Securities..................................   Outside Front Cover Page of Prospectus; Prospectus
                                                                         Summary; Capitalization
      13   Interest of Named Experts and Counsel......................   *
      14   Disclosure of Commission Position on Indemnification for
           Securities Act Liabilities.................................   Disclosure of Commission Position on
                                                                         Indemnification for Securities Act Liabilities
      15   Organization Within Last Five Years........................   Business
      16   Description of Business....................................   Business
      17   Management's Discussion and Analysis or Plan of               Management's Discussion and Analysis or Plan of
           Operations.................................................   Operations
      18   Description of Property....................................   Business
      19   Certain Relationships and Related Transactions.............   Certain Relationships and Related Transactions
      20   Market for Common Equity and Related Stockholder
           Matters....................................................   Market Data

      21   Executive Compensation.....................................   Executive Compensation
      22   Financial Statements.......................................   Supplemental Consolidated Financial Statements of
                                                                         View Tech, Inc. for the years ended June 30, 1995
                                                                         and 1996
      23   Changes In and Disagreements With Accountants on
           Accounting and Financial Disclosure........................   *

           *  Not applicable

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY + +OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES+
+EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE       +
+SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE          +
+SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++


                  SUBJECT TO COMPLETION, DATED JANUARY 10, 1997

                                1,862,688 Shares


PROSPECTUS
----------


                                VIEW TECH, INC.

                                  COMMON STOCK


     This prospectus (this "Prospectus") relates to: (i) an aggregate of 575,000 shares of common stock, $0.0001 par value ("Common Stock"), of View Tech, Inc. ("View Tech" or the "Company") which are being offered for sale by the Company pursuant to outstanding warrants at an exercise price of $5.00 per share (the "Public Warrants"); and (ii) 1,287,688 shares of Common Stock acquired by the selling stockholders named herein (the "Selling Stockholders") in private transactions which are being offered for the account of the Selling Stockholders, which include (A) an aggregate of 266,000 shares of Common Stock which are being offered for sale by the Company pursuant to outstanding options at exercise prices ranging from $5.00 to $7.38 per share (the "Options") and (B) an aggregate of 295,000 shares of Common Stock which are being offered by the Company pursuant to Common Stock purchase warrants at exercise prices ranging from $6.25 to $7.15 per share (the "Private Warrants") (collectively with the Public Warrants, the "Warrants") (collectively, this "Offering"). See "Shares of Selling Stockholders Being Registered." The Company will receive proceeds from the exercise of the outstanding Warrants and Options from time to time if and when they are exercised. However, the Company will not receive any of the proceeds from the sale of shares by the Selling Stockholders.


     Of the 1,136,000 shares of Common Stock covered by this Prospectus and issuable upon exercise of the Warrants and the Options, 575,000 of such shares were previously registered by the Company and were covered by a Prospectus dated June 15, 1995 and the registration statement to which it related. Such registration statement and prospectus have been superseded in their entirety by this Prospectus and the new Registration Statement to which it relates.

-----------------------------------------------------------------------------------------------------------
   Title of Each Class of Security Being     Amount of      Price to Public     Proceeds to Issuer or Other
                Registered                   Securities        Per Share               Persons(3)(4)
-----------------------------------------------------------------------------------------------------------
Common Stock (1)                               575,000         $5.00                $2,875,000
-----------------------------------------------------------------------------------------------------------
Common Stock (2)                             1,287,688         $5.38                $6,927,762(5)
-----------------------------------------------------------------------------------------------------------
Total                                        1,693,688                              $9,802,762 /(6)/
-----------------------------------------------------------------------------------------------------------

(1) Consists of 575,000 shares of Common Stock underlying the Public Warrants with exercise prices of $5.00 per share.

(2) Consists of 1,287,688 shares of Common Stock being offered for the account of the Selling Stockholders, which include 295,000 shares of Common Stock underlying the Private Warrants at exercise prices ranging from $6.25 to $7.15 per share and 266,000 shares of Common Stock underlying the Options at exercise prices ranging from $5.00 to $7.38 per share.

(3) The Company does not have any agreement to pay underwriting commissions with respect to the exercise of any of the Warrants or the Options.

(4) All expenses of this Offering are being borne by the Company. The Company estimates that it will incur approximately $150,000 in registration, legal, accounting, printing and listing fees in connection with this Offering.

(5) Represents the anticipated sale by the Selling Stockholders at $5.38 per share, the last reported sales price reported on The NASDAQ National Market on January 7, 1997, and does not give effect to ordinary brokerage commissions or other costs of sale that will be borne solely by the Selling Stockholders. There can be no assurances, however, that the Selling Stockholders will be able to sell their shares at this price, or that a liquid market will exist for the Company's Common Stock. The Company will receive no proceeds upon the sale of shares of Common Stock by the Selling Stockholders except for approximately $6,823,500 which will be paid by the Selling Stockholders to the Company upon the exercise of the Private Warrants and the Options. There can be no assurance that the Private Warrants and the Options will be exercised. See "Use of Proceeds."

(6) The net proceeds from this Offering to be received by the Company from the issuance of 1,136,000 shares of Common Stock issuable upon exercise of the Warrants and the Options is estimated to be $6,673,500. There can be no assurances that any of the Warrants and/or the Options will be exercised, and accordingly, the Company may not receive any proceeds from this Offering. See "Use of Proceeds."


THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS" ON PAGE 7 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE COMMON STOCK OFFERED HEREBY.


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               TABLE OF CONTENTS

                                                                                         PAGE
                                                                                         ----
Available Information.................................................................    2
Prospectus Summary....................................................................    4
Summary Consolidated Financial Data...................................................    6
Risk Factors..........................................................................    7
Use of Proceeds.......................................................................   11
Market Data...........................................................................   11
Capitalization........................................................................   13
Shares of the Selling Stockholders Being Registered...................................   14
Plan of Distribution..................................................................   16
Disclosure of Commission Position on Indemnification for Securities Act Liabilities...   16
Management's Discussion and Analysis or Plan of Operations............................   17
Business..............................................................................   23
Management............................................................................   30
Recent Developments...................................................................   35
Security Ownership of Certain Beneficial Owners.......................................   37
Description of Capital Stock..........................................................   37
Dividend Policy.......................................................................   39
Legal Matters.........................................................................   39
Experts...............................................................................   39

                                 ______________

                             AVAILABLE INFORMATION


     View Tech is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy and information statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy and information statements and other information filed by View Tech can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at its regional offices at Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661-2511, and at 7 World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, the Commission maintains a web site at http:/www.sec.gov containing reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, including the Company. View Tech's Common Stock is listed on The NASDAQ National Market and reports, proxy and information statements and other information concerning View Tech can also be inspected at the offices of The NASDAQ, 1735 K Street, N.W., Washington D.C. 20006-1500.


     The Company has filed with the Commission a Registration Statement (together with all amendments and exhibits, the "Registration Statement") on Form SB-2 under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Common Stock offered pursuant to this Prospectus. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Statements made in this Prospectus as to the contents of any agreement or other document referred to herein are not necessarily complete and reference is made to the copy of such agreement or to the Registration Statement and to the exhibits and schedules filed therewith. Copies of the material containing this information may be obtained from the Commission upon payment of the prescribed fee.


     No person is authorized to give any information or make any representation not contained in this Prospectus, and, if given or made, such information or representation should not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this Prospectus, in any jurisdiction, to or from any person to whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. Neither the delivery of this Prospectus nor any distribution of securities made hereunder shall, under any circumstances, create an implication that there has been no change in the affairs of View Tech since the date of this Prospectus.

     Certain statements contained in this Prospectus that are not related to historical results, including, without limitation, statements regarding View Tech's business strategy and objectives, future financial position and estimated cost savings, are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act and involve risks and uncertainties. Although View Tech believes that the assumptions on which these forward-looking statements are based are reasonable, there can be no assurance that such assumptions will prove to be accurate and actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed under "Risk Factors," "Management's Discussion and Analysis or Plan of Operations" and "Business," as well as those discussed elsewhere in this Prospectus. All forward-looking statements contained in this Prospectus are qualified in their entirety by this cautionary statement.

PROSPECTUS SUMMARY


     The following summary is qualified in its entirety by the more detailed information and financial statements and notes appearing elsewhere in this Prospectus and in the documents incorporated in this Prospectus by reference and the exhibits hereto. See "Risk Factors" for certain information that should be considered by prospective investors.


                                  The Company


     View Tech, which commenced operations in July 1992, markets and installs video communications systems and provides continuing services related to installed systems. Video communications systems, utilizing advanced technology, enable users at separate locations to engage in face-to-face discussions with the relative affordability and convenience of using a telephone. In addition to the use of video conferences as a corporate communications tool, use of video communications systems is expanding into numerous additional applications, including (i) teachers providing lectures to students at multiple locations,
(ii) judges conducting criminal arraignment proceedings while the accused remains incarcerated, (iii) physicians engaging in consultations utilizing x-rays and other pictographic material, (iv) coordination of emergency services by public utilities, (v) conducting multi-location staff training programs and (vi) engineers at separate design facilities coordinating the joint development of products.


     On November 29, 1996, View Tech completed the acquisition of USTeleCenters, Inc., a Massachusetts corporation ("USTeleCenters"), by means of a merger of USTeleCenters with and into View Tech Acquisition, Inc., a Delaware corporation and a wholly-owned subsidiary of View Tech ("VTAI")(the "Merger"). The Merger was effected pursuant to a Merger Agreement by and among the Company, VTAI and USTeleCenters, dated as of September 5, 1996, as amended on October 31, 1996 (the "Merger Agreement"). In exchange for all of the outstanding shares of USTeleCenters common stock, $0.01 par value, the USTeleCenters shareholders received 2,240,976 shares of Common Stock (excluding options exercisable into 184,003 shares of Common Stock).


     Following the Merger, VTAI changed its name to "USTeleCenters, Inc." ("UST") and continued to operate the former businesses of USTeleCenters. Concurrent with the Merger, which was approved at View Tech's annual meeting of stockholders on November 26, 1996, View Tech reincorporated in Delaware from California, changed the par value of the Common Stock and its preferred stock to $0.0001 from $0.01, amended its bylaws to provide for a staggered board of directors, and increased the authorized number of shares of Common Stock to 20,000,000 shares from the original 10,000,000 shares.


     UST designs, sells, manages and supports telecommunications systems solutions for small and medium-sized businesses throughout the United States. UST develops and manages sales and customer service programs on an outsourced basis for (i) certain Regional Bell Operating Companies ("RBOCs"), (ii) other telecommunications service providers and (iii) equipment manufacturers under agency and value-added reseller ("VAR") agreements. In New England and New York, UST also provides systems integration and on-going account management consulting for middle market customers. On behalf of its RBOC clients, UST sells high speed data services, Internet access, Centrex network services, local and long distance services, voice mail and other "enhanced" services, discount calling plans and toll-free services such as remote-call-forwarding. As a value-added equipment reseller, UST sells, installs and maintains data transmission products, video conferencing equipment and telephone systems.


     View Tech is headquartered in Camarillo, California. Its executive offices are located at 950 Flynn Road, Camarillo, California 93012. Its telephone number at that address is 805/482-8277. View Tech's e-mail address is tom@viewtech.com.

                                  The Offering

Common Stock offered by the Company............   575,000 shares/1/
Common Stock offered by Selling Stockholders...   1,287,688 shares/2/
Common Stock outstanding after this Offering...   6,827,462 shares/3/
Use of Proceeds................................   The Company currently anticipates that it
                                                  will use the net proceeds, if any, from the
                                                  Common Stock offered by the Company to
                                                  fund working capital requirements in
                                                  connection with anticipated growth of the
                                                  Company.
Plan of Distribution...........................   The shares of Common Stock offered by
                                                  the Selling Stockholders may be initially
                                                  offered for sale from time to time by the
                                                  holders in regular brokerage transactions,
                                                  either directly or through brokers or to
                                                  dealers, in private sales or negotiated
                                                  transactions, or otherwise, at prices related
                                                  to then prevailing market prices.  The
                                                  Company will not receive any proceeds
                                                  from the sale of shares of Common Stock
                                                  by the Selling Stockholders.  All expenses
                                                  of the registration of such securities are,
                                                  however, being borne by the Company.
                                                  The Selling Stockholders, and not the
                                                  Company, will pay or assume such
                                                  brokerage commissions as may be incurred
                                                  in the sale of their securities.  See "Shares of the
                                                  Selling Stockholders Being Registered."
NASDAQ National Market Symbol..................   VUTK/4/

/1/  Consists of 575,000 shares of Common Stock underlying the Public Warrants.

/2/ Consists of 1,287,688 shares of Common Stock being offered for the account of the Selling Stockholders which includes 295,000 shares of Common Stock underlying the Private Warrants and 266,000 shares of Common Stock underlying the Options.

/3/ Excludes 1,068,605 shares of Common Stock underlying Options issued by the Company to certain of its directors, officers, employees and consultants.

/4/  The NASDAQ National Market trading symbol for the Public Warrants is
     "VUTKW."

                      SUMMARY CONSOLIDATED FINANCIAL DATA


     The following table presents summarized supplemental consolidated historical statements of operations and balance sheet data of the Company. The statements of operations data presented below as of June 30, 1996 and 1995, are derived from View Tech's audited financial statements for the years ended June 30, 1996 and 1995 and from UST's audited financial statements for the twelve months ended June 30 1996 and 1995. The balance sheet data presented below for the quarter ended September 30, 1996 and 1995 are derived from View Tech's and UST's unaudited historical financial statements. The summarized financial data should be read in conjunction with the supplemental financial statements and related notes thereto for the Company included elsewhere herein and in "Management's Discussion and Analysis or Plan of Operations."

                                                              Years Ended                     Three Months Ended
                                                               June 30,                         September 30,
                                                      ---------------------------        ----------------------------
Statements of Operations Data:                           1996           1995                1996            1995
                                                     ------------    ------------        -----------    -------------
REVENUES:
  Product sales and service revenues..........       $19,680,386      $10,801,669         $ 6,001,979    $2,693,287
  Agency commissions..........................        11,313,350       17,696,300           4,016,505     3,723,403
                                                     -----------      -----------         -----------    ----------
                                                      30,993,736       28,497,969          10,018,484     6,416,690
                                                     -----------      -----------         -----------    ----------
COSTS AND EXPENSES:
  Costs of goods sold.........................        14,269,108        7,618,770           4,817,141     2,281,389
  Selling and marketing expenses..............         9,653,345       15,565,601           2,780,434     2,307,376
  General and administrative expenses.........         6,247,785        4,990,572           1,952,191     1,549,898
                                                     -----------      -----------         -----------    ----------
                                                      30,170,238       28,174,943           9,549,766     6,138,663
                                                     -----------      -----------         -----------    ----------
INCOME FROM OPERATIONS........................           823,498          323,026             468,718       278,027
OTHER EXPENSE.................................          (659,258)        (592,853)            (67,381)      (63,091)

LOSS ON SUBLEASE, Including shutdown of offices               --       (1,312,900)                 --            --
                                                     -----------      -----------         -----------    ----------
INCOME (LOSS) BEFORE INCOME TAXES.............           164,240       (1,582,727)            401,337       214,936
PROVISION FOR INCOME TAXES....................           259,816         (294,083)            (13,964)       59,707
                                                     -----------      -----------         -----------    ----------
NET INCOME (LOSS)                                    $   424,056      $(1,876,810)        $   387,373    $  274,643
                                                     ===========      ===========         ===========    ==========
EARNINGS (LOSS) PER SHARE                            $       .07      $      (.50)        $       .07    $      .05
                                                     ===========      ===========         ===========    ==========
WEIGHTED AVERAGE SHARES OUTSTANDING                    5,676,304        3,765,467           6,288,305     5,571,055
                                                     ===========      ===========         ===========    ==========
                                                                                                 September 30, 1996
                                                                                         ----------------------------------
                                                                                              Actual         As Adjusted/1/
                                                                                              ------        ---------------
Balance Sheet Data:
  Total assets...................................                                         $18,760,772         $24,234,272
  Working capital................................                                           3,796,981           9,270,481
  Long-term liabilities..........................                                             820,016             820,016
  Stockholders' equity...........................                                           7,521,972          12,995,472

--------------

/1/ Adjusted to reflect the sale of the 1,136,000 shares of Common Stock offered hereby by the Company underlying the Warrants and the Options at exercise prices ranging from $5.00 to $7.38 per share and after deducting estimated offering expenses of $150,000 and application of the estimated net proceeds therefrom. The as-adjusted amounts also reflect the issuance of Common Stock in connection with the Merger with UST in November 1996 and the write-off of estimated after-tax merger expenses of $1.2 million and the closing of the Company's private placement of 300,281 shares of Common Stock, resulting in net proceeds of $1.4 million.

                                 RISK FACTORS

     The factors discussed below and elsewhere in this Prospectus could adversely affect the value of the Common Stock. In addition, the factors discussed below and elsewhere in this Prospectus may constitute forward-looking statements and, as such, may involve known or unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Any forward-looking statements contained in this Prospectus should not be relied upon as predictions of future events. Such forward-looking statements can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," "could," "seeks" or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy. Such statements are necessarily dependent on assumptions, data or methods that may be incorrect or imprecise and they may be incapable of being realized. The following factors may constitute or include cautionary, forward-looking statements identifying important factors with respect to such forward-looking statements, including certain risks and uncertainties, that could cause actual results to vary materially from the future results covered in such forward-looking statements. Other factors could also cause actual results to vary materially from the future results covered in such forward-looking statements. Actual results in the future could differ materially from those described in the forward-looking statements or as a result of the factors set forth below (which list does not purport to be exhaustive) and the matters set forth in this Prospectus generally. See "Management's Discussion and Analysis or Plan of Operations" and "Business" for a description of certain other factors generally affecting the Company's business.


RISK RELATING TO THE COMPANY'S POTENTIAL INABILITY TO REFINANCE UST'S LINES OF CREDIT


     As of December 31, 1996, the Company owed UST's primary lender an aggregate of $2,451,817 under two credit facilities, which are payable in full on March 31, 1997. UST is subject to a forbearance agreement which enables the lender to foreclose on the debt if UST's financial condition falls below certain minimum standards. The forbearance agreement, as amended, was originally entered into on June 14, 1995. Based on UST's relationship with the lender, the Company's management anticipates that the lender will refinance the lines of credit or extend the date on which the lines of credit must be paid. However, if the lender does not refinance such lines of credit and the Company has not raised additional equity and/or arranged for alternative bank financing, the Company will not have sufficient cash to repay the lender when the debt comes due.
There can be no assurance that View Tech will be able to renegotiate the lines of credit with the lender, and if the lender requires payment in March 1997, there can be no assurance that View Tech will be able to raise the additional funds necessary to meet the Company's operating needs and capital requirements or that such funds, if available, can be obtained on terms acceptable to the Company. The failure to refinance the lines of credit, raise additional capital or obtain additional bank financing will have a material adverse effect on the Company's business, financial condition and results of operations. To the extent that the Company raises additional capital by issuing equity securities, ownership dilution to current stockholders of the Company will result. See "Management's Discussion and Analysis or Plan of Operations."


FUTURE FINANCING REQUIREMENTS


     The Company will require additional capital in order to operate its business efficiently and to implement its internal expansion and acquisition strategy. The Company plans to raise additional capital to meet such needs in either the form of a private placement of its securities and/or traditional bank financing, or a combination of both. There can be no assurance that the Company will be able to raise additional funds necessary to meet such needs or that such funds, if available, can be obtained on terms acceptable to the Company. The failure to raise additional capital on terms acceptable to the Company could force the Company to alter its business strategy, including but not limited to, its acquisition strategy, in the future. See "Management's Discussion and Analysis or Plan of Operations."


UNASCERTAINABLE RISKS DUE TO RAPID EXPANSION AND FUTURE ACQUISITIONS


     Management anticipates that the Company will continue to grow not only through internal expansion and the opening of additional offices in new territories, but also through acquisitions of other entities. Since July 1992, View Tech, by virtue of its expansion activity, has grown from two employees in one location to 290 employees in 16 locations at December 31, 1996. In the past 18 months, View Tech has acquired three businesses, including USTeleCenters. By virtue of rapid internal growth and external growth through acquisitions, the Company will be subject to the uncertainties and risks associated with any expanding business. In light of the potential significance of these changes and the absence of a history of combined operations of View Tech with another entity, it is possible that the Company will encounter difficulties, such as, integration of operations, inefficiencies due to duplicative functions, management and administrative differences and overlapping, competing or incompatible areas of business and operations, that cannot presently be ascertained. There can be no assurance that the Company will achieve the anticipated benefits of its recent acquisitions. Such acquisitions could place significant demands on the Company's financial resources and management and cause disruption of the Company's operations due to the additional demands placed on the Company's management in order to integrate such operations. See "Management's Discussion and Analysis or Plan of Operations."


LIMITED HISTORY OF PROFITABLE OPERATIONS;
SIGNIFICANT FLUCTUATIONS IN OPERATING RESULTS; FUTURE RESULTS OF OPERATIONS UNCERTAIN


     View Tech and USTeleCenters have operated since 1992 and 1987, respectively. On a combined basis, the Company incurred a net loss for the fiscal year ended June 30, 1995, and has operated as a combined entity since November 29, 1996. Although View Tech achieved profitability during fiscal 1996 and reported net income of $424,056 for fiscal 1996, it reported a net loss for fiscal 1995 of $1,876,810. In the future, View Tech may continue to experience significant fluctuations in operating results as a result of a number of factors, including delays in product enhancements and new product introductions by its suppliers, market acceptance of new products and services and reduction in demand for existing products and services as a result of introductions of new products and services by its competitors or by competitors of its suppliers. In addition, View Tech's operating results may vary significantly depending on the mix of products and services comprising its revenues in any period. There can be no assurance that View Tech will achieve revenue growth or will be profitable on a quarterly or annual basis in the future. See "Management's Discussion and Analysis or Plan of Operations" and "Business."


DEPENDENCE ON SUPPLIERS, INCLUDING PICTURETEL AND NYNEX


     For the fiscal year ended June 30, 1996, approximately 38% and 21% of the Company's consolidated revenues were attributable to the sale of equipment manufactured by PictureTel Corporation ("PictureTel") and to the sale of network products and services provided by NYNEX, respectively. Termination of or change of the Company's business relationships with PictureTel or NYNEX, disruption in supply, failure of PictureTel or NYNEX to remain competitive in product quality, function or price or a determination by PictureTel or NYNEX to reduce reliance on independent providers such as the Company could have a material adverse effect on the Company's business, financial condition and results of operation. The Company is a party to agreements with PictureTel and NYNEX that authorize the Company to serve as a non-exclusive dealer and sales agent, respectively, in certain geographic territories. The PictureTel and NYNEX agreements expire on August 2000, and December 31, 1998 respectively. The PictureTel and NYNEX agreements can be terminated without cause upon 60 days and 12 months written notice by the suppliers, respectively. There can be no assurance that these agreements will not be terminated, or that they will be renewed on terms acceptable to the Company. These suppliers have no affiliation with the Company and are competitors of the Company. See "Management's Discussion and Analysis or Plan of Operations" and "Business."


CONTROL BY EXECUTIVE OFFICERS AND DIRECTORS


     Upon the effectiveness of this Offering, View Tech's officers and directors will beneficially own approximately 32.9% (assuming all options held by executive officers and directors are exercised) of the outstanding Common Stock of the Company. If the executive officers and directors act collectively, assuming they continue to own all their shares, there is a substantial likelihood that such holders will be able to elect all of the directors of View Tech and to determine the outcome of all corporate actions requiring the approval of the holders of the majority of shares, such as mergers and acquisitions. See "Security Ownership of Certain Beneficial Owners and Management."


COMPETITION


     The video communications industry is highly competitive. The Company competes with manufacturers of video and other communications equipment, including PictureTel, its principal supplier, and their networks of dealers and distributors. It also competes with telecommunications carriers, such as AT&T, MCI Communications Corporation, SPRINT and other large corporations entering the video communications market including Apple Computers, Inc., IBM, Intel Corporation, NEC, Microsoft, Inc., Mitsubishi Ltd., Sony Corporation, Matsushita/Panasonic, Hitachi and British Telecom. View Tech also competes with large accounting and consulting firms that provide communications services, as well as other independent distributors and communications service providers. Many of these organizations have substantially greater name recognition and financial, technical, manufacturing, marketing, distribution and other resources than View Tech and, therefore, represent significant competition. In addition, View Tech management believes that as the demand for video communications systems and other communications products and services continues to increase, additional competitors, many of which also will have greater resources than View Tech, will enter the markets which View Tech currently serves. There can be no assurance that the current and future competitors of View Tech will not succeed in developing technologies and products that are more widely accepted in the marketplace or that will render View Tech's technology and products obsolete or noncompetitive. In addition, certain of such current and future competitors of View Tech may be able to undertake more extensive marketing campaigns or adopt more aggressive pricing policies than View Tech. There can be no assurance that View Tech will have the resources required to respond effectively to market or technological changes or to compete successfully with current or future competitors or that competitive pressures will not have a material adverse effect View Tech's business, financial condition and results of operations. See "Management's Discussion and Analysis or Plan of Operations."


     The telecommunications industry is also highly competitive. The Company competes with many other companies in the telecommunications business which have substantially greater financial and other resources than the Company, selling both the same and similar services. The Company's competitors in the sale of network services include RBOCs such as NYNEX, Bell Atlantic, Southwestern Bell and GTE, long distance carriers such as AT&T, MCI and SPRINT, other long distance companies, by-pass companies and other agents. There can be no assurance that the Company will be able to compete successfully against such companies. See "Management's Discussion and Analysis or Plan of Operations" and "Business."


RAPIDLY CHANGING TECHNOLOGY AND OBSOLESCENCE


     The market for communications products and services is characterized by rapidly changing technology, evolving industry standards and the frequent introduction of new products and services. View Tech's future performance will depend in significant part upon its ability to respond effectively to these developments. New products and services are generally characterized by improved quality and function and are frequently offered at lower prices than the products and services they are intended to replace. The introduction of products embodying new technologies and the emergence of new industry standards can render the Company's existing products and services obsolete, unmarketable or noncompetitive. The Company's ability to implement its growth strategies and remain competitive will depend upon its ability successfully to (i) maintain and develop relationships with manufacturers of new and enhanced products that include new technology, (ii) achieve levels of quality, functionality and price acceptability to the market, (iii) maintain a high level of expertise relating to new products and the latest in communications systems technology, (iv) continue to market quality telecommunications services on behalf of its RBOC and other exchange service carriers and (v) continue to design, sell, manage and support competitive telecommunications solutions for its customers. There can be no assurance, however, that the Company will be able to implement its growth strategies or remain competitive. See "Business."


GOVERNMENT REGULATION; UNCERTAINTY RELATING TO THE TELECOMMUNICATIONS ACT OF
1996


     The federal government and certain states in which the Company operates regulate various aspects of its business. On February 8, 1996, the Telecommunications Act of 1996 (the "Telecommunications Act") was enacted into law. This comprehensive federal legislation will affect many sectors of the telecommunications industry. Included in the new statute are provisions relating, subject to certain limitations, to the opening up of local telephone markets to competition and the elimination of restrictions on certain local carriers' entry into the long distance telecommunications market. It is unknown as of the date of this Prospectus what impact the Telecommunications Act will have on the Company's telecommunications business; however, it is likely that the Company will face significant additional competition from entities with greater financial and managerial resources. Furthermore, in October 1996, the United States Court of Appeals for the Eighth Circuit granted a stay of implementation of the Telecommunications Act in response to lawsuits filed by local telephone companies and state officials claiming that the new federal rules are arbitrary and usurp states' rights. There can be no assurance that the delay in implementation of the Telecommunications Act will not have a material adverse effect on the ability of the Company to compete in the local telephone markets. See "--Competition."


DEPENDENCE UPON KEY PERSONNEL


     The Company depends to a considerable degree on the continued services of certain of its executive officers, including Mr. Hatfield, its chairman and chief executive officer, Mr. Hammon, its president and chief operating officer, and Mr. Reece, UST's chief executive officer, as well as on a number of highly trained technical personnel. The loss of any of Messrs. Hatfield, Hammon or Reece could have a material adverse effect on the Company. In addition, the loss of other key management or technical personnel or the failure to attract and retain such personnel could have a material adverse effect on the Company's business, operations or financial condition. See "Executive Compensation-- Employment Contracts."


LIMITED PUBLIC MARKET AND VOLATILITY OF THE COMMON STOCK


     There has been only a limited public market for, and limited public trading in, the Common Stock, which is traded on The NASDAQ National Market. Continued qualification to trade on The NASDAQ National Market is subject to certain minimum stock price levels and financial requirements. There can be no assurance that View Tech will continue to satisfy these requirements. In addition, from time to time, there has been, and there again may be, significant volatility in the public market for the Common Stock. There can be no assurance that a stable or active market for the Common Stock will exist or be sustained following this Offering. Although certain broker-dealers presently make a market in the Common Stock, none is obligated to do so, and there can be no assurance that there will continue to be broker-dealers willing to make a market in the Common Stock. In the event that the market makers and specialists cease to function as such, public trading of the Common Stock will be adversely affected or may cease entirely. See "Market Data."

SUBSTANTIAL NUMBER OF SHARES ELIGIBLE FOR FUTURE SALE IN MARKET; REGISTRATION RIGHTS


     A substantial number of shares of Common Stock and shares of Common Stock underlying options and warrants are or will become eligible for future sale in the public market. As of January 2, 1997, there were approximately 1,931,188 outstanding shares of Common Stock that are "restricted shares" as defined in Rule 144 promulgated under the Securities Act, of which 1,204,500 shares of Common Stock currently are eligible for public resale pursuant to Rule 144. The 726,688 shares of Common Stock not currently eligible for resale under Rule 144 are being registered in this Offering and will be eligible for resale without any restrictions upon the effectiveness of the Registration Statement of which this Prospectus forms a part.


     The sale of a substantial number of shares of Common Stock in the public market pursuant to Rule 144 or otherwise, and the potential for such sales, could adversely affect the prevailing market price for the Common Stock, including the shares of Common Stock offered hereunder, and impair View Tech's ability to raise additional capital through the sale of equity securities. See "Description of Capital Stock."


POSSIBLE STATE AND FEDERAL RESTRICTIONS ON EXERCISE OF WARRANTS AND OPTIONS


     Holders of Warrants and/or Options will be able to sell the underlying Common Stock issuable upon exercise of the Warrants and/or the Options only if a current registration statement relating to such Warrants and/or Options or the underlying Common Stock is then in effect and on file with the Commission and only if such securities are qualified for sale or exempt from qualification under the applicable securities laws of the states in which the various holders of Warrants and/or the Options reside. The agreements relating to the Warrants and/or the Options contain certain provisions requiring the Company to file for, and endeavor to secure, such current and effective registration of the shares of Common Stock issuable upon exercise of the Warrants and/or the Options. Although the Company has undertaken to use its best efforts to maintain the effectiveness of this Prospectus covering the securities underlying the Warrants and/or the Options, there can be no assurances that the Company will be able to do so. The Company will maintain the effectiveness of this Prospectus if the benefits of doing so (i.e., encouraging additional exercise of the Warrants and/or the Options) outweigh the cost of maintaining the Prospectus. Among other things, the Company's willingness to maintain the effectiveness of the Prospectus will be dependent on the market price of the Company's Common Stock and whether a liquid public market is developed. The likelihood of the Warrants and/or the Options being exercised and the Company obtaining any proceeds therefrom, may be greatly reduced if a current prospectus covering the securities issuable upon the exercise of Warrants and/or Options is not kept effective or if such securities are not qualified or exempt from qualification in the states in which the holders of the Warrants and/or the Options reside. See "Description of Securities."


SUBSTANTIAL NUMBER OF AUTHORIZED SHARES OF COMMON STOCK AVAILABLE FOR FUTURE ISSUANCE; POSSIBLE DILUTIVE AND ANTI-TAKEOVER EFFECTS


     View Tech's Certificate of Incorporation authorizes the issuance of 20,000,000 shares of Common Stock, of which there are approximately 12,000,000 shares of Common Stock authorized but unissued and unreserved. The Board of Directors of the Company (the "Board of Directors") has the power to issue substantial amounts of additional shares without stockholder approval. The Company may issue a substantial number of additional shares in connection with future financings or acquisitions. To the extent that additional shares of Common Stock are issued, dilution of the interests of View Tech's stockholders will occur.


     The Company's Certificate of Incorporation authorizes the issuance of 5,000,000 shares of preferred stock, par value $0.0001 per share (the "Preferred Stock"), with such designations, rights and preferences as may be determined from time to time by the Board of Directors. The Board of Directors is empowered, without stockholder approval, to issue the Preferred Stock with dividend, liquidation, conversion, voting or other rights, which could adversely affect the voting power or other rights of the holders of Common Stock. In addition, the issuance of Preferred Stock and Common Stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although the Company currently has no commitments to issue any shares of Preferred Stock or Common Stock, other than as described as "Recent Developments" below, there can be no assurance that View Tech will not do so in the future.


NO DIVIDENDS ON COMMON STOCK


     View Tech has never paid dividends on the Common Stock and anticipates that for the foreseeable future all earnings, if any, will be retained for ongoing operations and general corporate purposes. Accordingly, View Tech does not expect to pay dividends on the Common Stock in the foreseeable future. See "Dividend Policy."


LIMITATION OF LIABILITY; INDEMNIFICATION


     Each of View Tech's Certificate of Incorporation and Bylaws contains provisions that limit the liability of directors for monetary damages and provides for indemnification of officers and directors under certain circumstances. Such provisions may discourage stockholders from bringing a lawsuit against directors for breaches of fiduciary duty and may also have the effect of reducing the likelihood of derivative litigation against directors and officers even though such action, if successful, might otherwise have benefitted View Tech and its stockholders. In addition, a stockholder's investment in View Tech may be adversely affected to the extent that costs of settlement and damage awards against View Tech's officers or directors are paid by View Tech pursuant to such provisions.


EFFECTS OF CERTAIN ANTI-TAKEOVER PROVISIONS


     Certain provisions of View Tech's Certificate of Incorporation and Bylaws and of Delaware law may delay, defer or prevent a change in control of View Tech and may adversely affect the voting and other rights of the holders of Common Stock. In particular, the existence of the Company's classified Board of Directors and the ability of the Company's Board of Directors to issue "blank check" preferred stock without further stockholder approval may have the effect of delaying, deferring or preventing a change in control of the Company. See "Description of Capital Stock."


                                USE OF PROCEEDS


     Assuming exercise of all of the Warrants and Options, the net proceeds from this Offering to be received by the Company from the issuance of 1,136,000 shares of Common Stock covered by this Prospectus and issuable upon exercise of the Warrants and the Options is estimated to be $6,673,500. The closing sales price of the Common Stock on The NASDAQ National Market was $5.25 on January 2, 1997. Approximately 48.9% of the Warrants and Options are exercisable for prices above $5.25. Accordingly, there is no assurance that any of the Warrants and/or the Options will be exercised and the Company may not receive any proceeds from this Offering. The Company will not receive any proceeds from the sale of shares of Common Stock offered by the Selling Stockholders.


     The Company currently anticipates that it will use the net proceeds of this Offering, if any, to fund working capital requirements. In the event sufficient proceeds are not received, the Company's short term plan is to meet cash needs through external financing sources such as bank financing and private offerings of debt and/or equity. The Company also expects that cash flow from operations will provide additional funds to the Company as operating revenues increase.


     The cost, timing and amount of funds required for such uses by the Company cannot be precisely determined at this time and will be based on, among other things, competitive developments, the rate of the Company's progress in product development, and the availability of alternative methods of financing. In addition, the Board of Directors has broad discretion in determining how the proceeds of this Offering received by the Company will be applied.


                                  MARKET DATA


     The Common Stock is traded on The NASDAQ National Market under the symbol "VUTK," and has been so traded since November 18, 1995. Prior to such date, the shares were traded on The NASDAQ SmallCap Market and also on the Pacific Stock Exchange under the symbols of "VUTK" and "VWK," respectively, since View Tech's initial public offering on June 15, 1995. Prior to the Company's initial public offering, there was no public trading market for View Tech's equity securities. In addition, the Public Warrants are traded on The NASDAQ National Market, and prior to November 18, 1995 the Public Warrants traded on The NASDAQ SmallCap Market and the Pacific Stock Exchange under the symbols "VUTKW" and "VWK WS," respectively. The terms of the Public Warrants provide that one Public Warrant plus $5.00 are required to purchase one additional share of Common Stock. The Public Warrants are redeemable at View Tech's option commencing June 15, 1996 upon 30 days' notice to the holders thereof at $0.25 per share if the closing bid of the Common Stock has been at least $8.00 for a period of 30 consecutive trading days ending within 10 days of the date the notice of redemption is mailed. The Public Warrants expire June 15, 1998.

     The following table sets forth the quarterly high ask and low bid prices for the Common Stock for the quarters indicated.

                                                           Sales Prices
                                                           ------------
                                                        High Ask     Low Bid
                                                      ------------   -------
Fiscal 1995
   Fourth Quarter June 30, 1995  (since June 16)...       $6.88        $6.50
Fiscal 1996
   First Quarter ended September 30, 1995..........       $8.88        $6.50
   Second Quarter ended December 31, 1995..........       $8.75        $7.00
   Third Quarter ended March 31, 1996..............       $8.00        $6.63
   Fourth Quarter ended June 30, 1996..............       $8.25        $6.25
Fiscal 1997
    First Quarter ended September 30, 1996.........       $8.25        $6.25
    Second Quarter ended December 31, 1996.........       $8.25        $5.00

     On January 2, 1997, the closing sales price for the Common Stock and for the Public Warrants on The NASDAQ National Market was $5.25 and $1.50, respectively. As of January 2, 1997, there were 156 holders of record of Common Stock and four holders of record of the Public Warrants.

                                      CAPITALIZATION


     The following table sets forth, as of June 30, 1996, and the three months ended September 30, 1996, the consolidated short-term debt, long-term debt and capitalization of View Tech (i) on a historical basis and (ii) on a pro forma basis after giving effect to this Offering.

                                                                           As of
                                                                     September 30, 1996
                                                                ---------------------------
                                                                View Tech          As
                                                                Historical     Adjusted/1/
                                                                -----------    ------------
Short-term debt:
     Notes payable and current portion
       of long-term debt...........................             $ 2,261,362     $ 2,261,362
                                                                -----------    ------------
Long-term debt (less current portion)..............                 820,016         820,016
                                                                -----------    ------------
Stockholders' equity:
     Preferred Stock, par value $0.01 per
       share, 5,000,000 shares authorized
       but none issued and outstanding.............                      --              --

     Common Stock, par value $0.01 per
       share (10,000,000 shares
       authorized; 5,112,623 issued and
       outstanding (5,334,033 on a
       combined pro forma basis at
       September 30, 1996)(2)......................                  53,340             901
     Common stock subscribed, net..................               1,390,102              --
     Paid-in-capital...............................               8,190,017      16,306,058
     Retained deficit..............................              (2,111,487)     (3,311,487)
                                                                -----------     -----------
     Total stockholders' equity....................               7,521,972      12,995,472
                                                                -----------     -----------
     Total capitalization..........................             $10,603,350     $16,076,850
                                                                ===========     ===========

--------------

/1/ Adjusted to reflect the sale of the 1,136,000 shares offered hereby by the Company at exercise prices ranging from $5.00 to $7.38 per share and after deducting estimated offering expenses of $150,000 and application of the estimated net proceeds therefrom. The as-adjusted amounts also reflect the issuance of Common Stock in connection with the Merger with UST and the write-off of after-tax expenses of $1.2 million incurred in connection with the Merger with UST in November 1996 and the closing of the Company's private placement of 300,281 shares of the Company's common stock, resulting in net proceeds of approximately $1.4 million. The as-adjusted amounts for Common Stock and paid-in capital reflect the change in the par value of Common Stock from $0.01 to $0.0001.

              SHARES OF THE SELLING STOCKHOLDERS BEING REGISTERED


  The following table sets forth certain information with respect to the beneficial ownership of View Tech's Common Stock as of January 2, 1997 and as adjusted to reflect the sale of the shares of Common Stock offered hereby, by each of the Selling Stockholders. Except as indicated in the footnotes to the table, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable.

                                                   SHARES BENEFICIALLY              NUMBER        SHARES BENEFICIALLY
                                                      OWNED PRIOR TO                  OF               OWNED AFTER
                                                         OFFERING                   SHARES              OFFERING
                                                  ------------------------           BEING        --------------------
SELLING STOCKHOLDER                                 NUMBER      PERCENT(1)          OFFERED       NUMBER   PERCENT(2)
-------------------                               --------    ------------          -------       -------  -----------
Nicholson/Kenny Capital Management, Inc........   255,500(3)(4)    4.5%              255,500(3)(4)        0       *
Robert E. Yaw, II..............................   210,000(5)       3.6%              210,000(5)           0       *
Rolf N. Hufnagel...............................   187,000(6)       3.2%              180,000(6)       7,000       *
Andrew W. Jamison..............................   150,000          2.6%              150,000              0       *
Kenny Securities Corporation...................   125,000(3)(8)    2.1%              125,000(3)(8)        0       *
Robert T. Kirk.................................    76,500(7)       1.3%               76,500(7)           0       *
William F. Coffin Corporation
  Defined Benefit Plan.........................    30,000            *                30,000              0       *
WVC Holdings L.P...............................    30,000            *                30,000              0       *
Windermere Holdings, Inc.......................    30,000            *                30,000              0       *
Concord Partners, Ltd..........................    24,550            *                24,550              0       *
Mark McLain....................................    17,619            *                17,619              0       *
Richard Downs..................................    17,619            *                17,619              0       *
William Schofield..............................    17,619            *                17,619              0       *
Glenn Desort...................................    17,125(7)         *                17,125(7)           0       *
John Calabria..................................    17,125(7)         *                17,125(7)           0       *
Leasehold Analysis Consulting Group, Inc.
  P/S Plan U/A/D 9/30/95, FBO Maria P.
  Kossmeyer....................................    16,461(3)         *                16,461(3)           0       *
Wendy Tand Gusrae..............................    13,600(7)         *                13,600(7)           0       *
Maria P. Kossmeyer Rev Trust U/A/D 1/13/94
  Maria P. Kossmeyer TTEE......................    10,205(3)         *                10,205(3)           0       *
MMCH Holdings L.P..............................     9,000            *                 9,000              0       *
Michael Morrisett..............................     8,500(7)         *                 8,500(7)           0       *
Paul D. Medrano................................     7,500(7)         *                 7,500(7)           0       *
Los Robles Bank................................     6,000(9)         *                 6,000(9)           0       *
Gregory K. Allsberry...........................     5,000(3)         *                 5,000(3)           0       *
Mark Kruger....................................     5,000(3)         *                 5,000(3)           0       *
Brian M. Herman................................     4,500(7)         *                 4,500(7)           0       *
Michael Ferraro................................     3,750(7)         *                 3,750(7)           0       *
David A. Carter................................     3,400(7)         *                 3,400(7)           0       *
Kenton Grimm...................................     3,000(7)         *                 3,000(7)           0       *
Daniel O'Halloran..............................     3,000(7)         *                 3,000(7)           0       *
Phillip J. Aiello, Jr..........................     2,250(7)         *                 2,250(7)           0       *
Richard Gianella Rev Trust U/A/D 1/13/94
  Richard Gianella TTEE........................     2,040(3)         *                 2,040(3)           0       *
Paul J. Wirtz..................................     2,000(3)         *                 2,000(3)           0       *
Eric Shore.....................................     1,500(7)         *                 1,500(7)           0       *
Daren Dickson..................................     1,500(7)         *                 1,500(7)           0       *
David K. Evansen...............................     1,500(7)         *                 1,500(7)           0       *
Michael E. Petrusha............................     1,050(7)         *                 1,050(7)           0       *
John A. Orlando................................     1,050(7)         *                 1,050(7)           0       *
Peter D. Andolpho, Jr..........................     1,050(7)         *                 1,050(7)           0       *
Scott Phillip Flynn............................     1,050(7)         *                 1,050(7)           0       *
Phil James Flynn...............................     1,050(7)         *                 1,050(7)           0       *
Galen Clark....................................     1,000(3)         *                 1,000(3)           0       *
Steven M. Lange Rev Trust U/A/D 10/24/95
  Steven M. Lange or His Successor TTEE........     1,000(3)         *                 1,000(3)           0       *
Dean Carlton & Darrell Carlton JT WROS.........       451(3)         *                   451(3)           0       *
Bear Stearns and Company, Inc. FBO Clayton
  Kossmeyer IRA................................       408(3)         *                   408(3)           0       *
Bear Stearns and Company, Inc. FBO Chase
  Kossmeyer IRA(3).............................       408(3)         *                   408(3)           0       *

                                                   SHARES BENEFICIALLY            NUMBER   SHARES BENEFICIALLY
                                                      OWNED PRIOR TO                OF          OWNED AFTER
                                                         OFFERING                 SHARES         OFFERING
                                                  ----------------------           BEING    --------------------
SELLING STOCKHOLDER                                 NUMBER    PERCENT(1)          OFFERED   NUMBER   PERCENT(2)
-------------------                               --------  ------------          -------   -------  -----------
Bear Stearns and Company, Inc. FBO Meryl
  Kossmeyer IRA................................    408(3)          *                408(3)       0       *
Carolyn Enright & James Enright, Sr. JT
  WROS.........................................    400(3)          *                400(3)       0       *

________________________________
* Less than one percent.

(1) Based on 5,691,462 shares outstanding, but excluding all options other than options held by the stockholder and exercisable within 60 days of the date of this Prospectus.

(2) Based on 6,827,462 shares outstanding, including 1,136,000 new shares being offered hereunder.

(3) Acquired in a private placement (the "Private Placement") on October 31, 1996, in which 300,281 shares of Common Stock were issued to 76 investors, including the Selling Stockholder. The securities were issued in reliance on the exemption provided in Section 4(2) of the Securities Act, and Rule 506 of Regulation D promulgated thereunder, because no public offering was involved and the securities were issued to no more than 35 non-accredited investors. Kenny Securities Corporation, a registered broker/dealer, assisted in the Private Placement and in connection therewith received a commission equal to 8% of the gross proceeds ($120,000) and 15,000 Common Stock purchase warrants, each exercisable until 2001 for one share of Common Stock at an exercise price of $6.25 per common stock purchase warrant. Each purchaser in the Private Placement acquired less than 1.0% of the Company's total shares of stock outstanding.

(4) Nicholson/Kenny Capital Management, Inc. ("N/K") is a registered investment adviser which purchased the shares offered hereby on behalf of certain private accounts. N/K is an affiliate of Kenny Securities Corporation.
    Does not include 125,000 shares of Common Stock which may be issued to Kenny Securities Corporation pursuant to certain of the Private Warrants.

(5) Includes 30,000 shares of Common Stock held by Windermere Holdings, Incorporated, of which Robert E. Yaw II is the chairman, and 130,000 shares of Common Stock underlying options granted to Mr. Yaw exercisable at prices ranging from $7.00 to $7.38.

(6) Includes 130,000 shares of Common Stock underlying options granted to Mr. Hufnagel exercisable at prices ranging from $7.25 to $7.38.

(7) Barron Chase Securities Corp. ("Barron Chase") is a registered broker dealer and acted as the managing underwriter in the Company's initial public offering in June 1995. The shares of Common Stock being registered in this Offering underlie the underwriter's warrants transferred by Barron Chase to the Selling Stockholder. The underwriter's warrants have an exercise price of $6.75 per share and expire in June 2001.

(8) Consists of 125,000 shares of Common Stock underlying Private Warrants exercisable at prices ranging from $6.25 to $7.15 per share.

(9) Consists of 6,000 shares of Common Stock underlying Private Warrants exercisable at $5.00 per share.

                                 PLAN OF DISTRIBUTION


  The Selling Stockholders may from time to time sell all or a portion of the Common Stock offered by the Selling Stockholders hereby in transactions at prevailing market prices on The NASDAQ National Market, in private negotiated transactions at negotiated prices, or in a combination of such methods of sale. The Selling Stockholders may sell the Common Stock offered hereby to purchasers directly or may from time to time offer such Common Stock through dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders or the purchasers of the securities for whom they may act as agent. The Selling Stockholders and any persons who participate in the sale of the Common Stock offered hereby may be deemed to be "underwriters" within the meaning of the Securities Act and any commissions paid or discounts or concessions allowed to any such person and any profits received on resale of the securities offered hereby may be deemed to be underwriting compensation under the Securities Act.


  In order to comply with the securities laws of certain states, if applicable, the Common Stock offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain jurisdictions, such Common Stock may not be offered or sold unless registered or qualified for sale in such jurisdictions or an exemption from any registration or qualification requirement is available and the requirements thereof have been satisfied.


  The Company will receive no proceeds from the sale by the Selling Stockholders of the Common Stock offered hereby. All of the expenses incurred in connection with the registration of the Common Stock offered hereby will be paid by the Company, except for commissions of dealers or brokers and any transfer fees incurred in connection with the sales of the securities by the Selling Stockholders, which commissions and fees will be paid by the Selling Stockholders.


  Each Selling Stockholder will, prior to any sales, agree (a) not to effect any offers or sales of the Common Stock in any manner other than as specified in this Prospectus, (b) to inform the Company of any sale of Common Stock at least one business day prior to such sale and (c) not to purchase or induce others to purchase Common Stock in violation of Rule 10b-6 under the Exchange Act.


  The shares of Common Stock may be sold from time to time to purchasers directly by any of the Selling Stockholders acting as principals for their own accounts in one or more transactions in the over-the-counter market or in negotiated transactions at market prices prevailing at the time of sale or at prices otherwise negotiated. Alternatively, the shares of Common Stock may be offered from time to time through agents, brokers, dealers or underwriters designated from time to time, and such agents, brokers, dealers or underwriters may receive compensation in the form of commissions or concessions from the Selling Stockholders or the purchasers of the Common Stock.


  Under the Exchange Act, and the regulations thereunder, any person engaged in a distribution of the shares of Common Stock of the Company offered by this Prospectus may not simultaneously engage in market making activities with respect to the Common Stock of the Company during the applicable "cooling off" periods prior to the commencement of such distribution. In addition, and without limiting the foregoing, each Selling Stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder including, without limitation, Rule 15c2-6, and Rules 10b-6 and 10b-7, which provisions may limit the timing of purchases and sales of Common Stock by the Selling Stockholder. There are possible limitations upon trading activities and restrictions upon broker-dealers effecting transactions in certain securities which may also materially affect the value of, and an investors ability to dispose of, the Company's securities.


  There can be no assurance that the Selling Stockholders will sell all or any of the securities offered by them hereby.


             DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                        FOR SECURITIES ACT LIABILITIES



  Article X of the Company's Certificate of Incorporation and Article VII,
Section 6 of the Company's Bylaws provide for indemnification of its directors and officers to the fullest extent permitted by Delaware law. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                             OR PLAN OF OPERATIONS


     The following discussion should be read in conjunction with the Company's supplemental consolidated financial statements and the notes thereto appearing elsewhere in this Form SB-2. Certain statements contained in this Form SB-2 that are not related to historical results, including, without limitation, statements regarding View Tech's business strategy and objectives, future financial position and estimated cost savings, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and involve risks and uncertainties. Although View Tech believes that the assumptions on which these forward-looking statements are based are reasonable, there can be no assurance that such assumptions will prove to be accurate and actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed under "Risk Factors" and "Business," as well as those discussed elsewhere in this Form SB-2. All forward-looking statements contained in this Form SB-2 are qualified in their entirety by this cautionary statement.


GENERAL


     View Tech commenced operations in July 1992. Since its initial public offering of common stock in June 1995, the Company has grown rapidly through internal expansion and through acquisition. Prior to August 1995, the Company operated under a sales and service dealer agreement covering most of southern California. In August 1995 and May 1996, View Tech amended its sales and service agreement with its primary supplier, PictureTel. The amended agreement has a term of five years and substantially expanded the scope of the Company's business and its existing sales territory to include 13 additional states as well as northern California. In connection with its new agreement, during fiscal 1996, the Company established full-service offices in Atlanta, Georgia, Denver, Colorado, and Dallas, Texas and established sales offices in Nashville, Tennessee and San Jose, California.


     In July and August 1996, the Company acquired the net assets of VistaTel International, Inc., a Florida corporation headquartered in Boca Raton, Florida, and GroupNet, Inc., a Massachusetts corporation located in Boston, Massachusetts, respectively, both of which were engaged in the marketing and installation of video communication equipment. In addition, on November 29, 1996, the Company acquired USTeleCenters, Inc., a Massachusetts corporation headquartered in Boston, Massachusetts ("USTeleCenters"), in a merger transaction (the "Merger"), which was accounted for as a pooling-of-interests for financial reporting purposes and pursuant to which USTeleCenters, Inc., a Delaware corporation ("UST") became a wholly-owned subsidiary of the Company.
At the time of the Merger, the Company operated out of 13 offices covering 23 states and employed 75 people. The Merger resulted in the addition of three offices and 225 additional employees.


     The Company markets and installs video communications systems and provides continuing services relating to installed systems. In addition, as a result of the Merger, the Company designs, sells, manages and supports telecommunications systems solutions for small and medium-sized businesses throughout the United States. In addition, the Company develops and manages sales and customer service programs on an outsourced basis for (i) certain Regional Bell Operating Companies ("RBOCs"), (ii) other telecommunications service providers and (iii) equipment manufacturers under agency and value added reseller ("VAR") agreements. In New England and New York, the Company also provides systems integration and on-going account management consulting for middle market customers. On behalf of its RBOC clients, the Company sells high speed data services, internet access, Centrex network services, local and long distance services, voice mail and other "enhanced" services, discount calling plans and toll-free services such as remote-call-forwarding.


     The Company intends to continue its expansion activities in fiscal 1997 through both internal expansion and strategic acquisitions. The Company recently opened sales offices in Phoenix, Arizona and Salt Lake City, Utah. Although management anticipates that the revenues generated by its existing offices, as well as the offices acquired through acquisition or expansion, will exceed its operating costs for the next twelve months, there can be no assurance that such results will be achieved. To the extent that such costs exceed such revenues, View Tech's business, financial condition and results of operations will be adversely affected.

RESULTS OF OPERATIONS


     The following table sets forth, for the periods indicated, information derived from the Company's consolidated financial statements expressed as a percentage of the Company's revenues:

                                                Years Ended              Three Months Ended
                                                 June 30,                  September 30,
                                            -------------------      -------------------------
                                              1996        1995          1996            1995
                                              ----        ----          ----            ----
REVENUES:
  Product sales and
  service revenues................            63.5%     37.9%         59.9%          42.0%
  Agency commissions..............            36.5      62.1          40.1           58.0
                                             -----     -----         -----          -----
                                             100.0     100.0         100.0          100.0
                                             -----     -----         -----          -----
COSTS AND EXPENSES:
  Costs of goods sold.............            46.0      26.7          48.1           35.6
  Selling and marketing
  expenses........................            31.1      54.6          27.7           36.0
  General and administrative
  expenses........................            20.2      17.5          19.5           24.1
                                             -----     -----         -----          -----
                                              97.3      98.8          95.3           95.7
                                             -----     -----         -----          -----
INCOME FROM OPERATIONS............             2.7       1.2           4.7            4.3
OTHER EXPENSE.....................            (2.1)     (2.1)         (0.7)          (1.0)
LOSS ON SUBLEASE,
  including shutdown of offices...              --      (4.6)           --             --
                                             -----     -----         -----          -----
INCOME (LOSS)BEFORE INCOME
  TAXES PROVISION.................             0.6      (5.5)          4.0            3.3
PROVISION FOR INCOME
  TAXES...........................             0.8      (1.0)         (0.1)           0.9
                                             -----     -----         -----          -----
NET INCOME (LOSS).................             1.4%     (6.5)%         3.9%           4.2%
                                             =====     =====         =====          =====


YEAR ENDED JUNE 30, 1996 COMPARED TO YEAR ENDED JUNE 30, 1995


REVENUES


     Total revenues for 1996 increased $2.496 million or 8.8% to $30.994 million from $28.498 million in 1995.


     Product Sales and Services


     Product sales and service revenues increased by $8.879 million or 82.2% to $19.680 million in 1996 from $10.802 million in 1995. The increase was primarily related to increased sales and marketing efforts for videoconferencing products and services, including increased staffing and to the opening of three regional and two sales offices devoted to the videoconferencing business in 1996.


     Agency Commissions


     Agency commissions for 1996 decreased by $6.383 million or 36.1% to $11.313 million from $17.696 million in 1995. The decrease in agency commissions was primarily due to the restructuring of UST's business in 1995. Regulatory changes, shifts in market conditions and the exhaustion of available "800" numbers caused the "800" number business to deteriorate rapidly during 1995. As a result of such changes, the Company curtailed its sales activities in the "800" number market and terminated its unprofitable relationships with certain telecommunication companies. In addition, as a result of such changing business conditions, the Company closed its satellite office in San Francisco, consolidated its Boston locations and reduced the size of its telemarketing staff.


COSTS AND EXPENSES


     Costs of goods sold for 1996 increased by $6.650 million or 87.3% to $14.269 million from $7.619 million in 1995. Costs of goods sold as a percentage of product sales and service revenues increased to 72.5% in 1996 from 70.5% in 1995. The percentage increase in costs of goods sold as a percentage of product sales and service revenues is primarily related to increased competitive pressures within the videoconferencing industry and to sales to various state-funded organizations, resulting in lower selling prices and correspondingly a higher ratio of cost of sales to revenues.


     Selling and marketing expenses for 1996 decreased by $5.912 million or 38.0% to $9.653 million from $15.566 million in 1995. The decrease was primarily due to lower compensation to sales personnel and related expenses as a result of the decrease in agency commission revenues, reductions in the number of sales personnel, and the closing and consolidation of certain of the Company's sales offices related to its telecommunications business.


     General and administrative expenses for 1996 increased by $1.257 million or 25.2% to $6.248 million from $4.991 million in 1995. General and administrative expenses as a percentage of total revenues increased to 20.2% in 1996 from 17.5% in 1995. The overall increase was primarily due to increases in general and administrative expenses primarily related to the expansion of the Company's videoconferencing business and to higher sales volume.



     Income from operations increased $500,472 to $823,498 in 1996 from $323,026 in 1995. Income from operations as a percentage of revenues increased to 2.7% for 1996 compared to 1.2% for 1995. The increase was primarily due to reductions in selling and marketing expenses as a result of the restructuring of the Company's telecommunications business.


     Other expense in 1996 increased by $66,405 or 11.2% to $659,258 from $592,853 in 1995. The increase was primarily due to the write-off of a note receivable from Power Data Services, Inc. ("PDS") of $265,000 in connection with the termination of the PDS acquisition in May 1996, offset by a decrease in net interest expense.


     The loss on sublease, including shutdown of offices (including severance and related expenses), of $1.313 million was incurred in 1995 as a result of the Company restructuring its telecommunications business as a result of the decline of the "800" number business discussed above. During 1995, the Company closed its sales offices in San Francisco and began to consolidate its Boston locations which were primarily engaged in the resale of telecommunications products and services on behalf of certain exchange carriers and RBOC's. Similar charges were not incurred during 1996.


     Provision for income tax expense decreased $553,899 to a tax benefit of $259,816 in 1996 from a tax expense of $(294,083) for 1995. The decrease in income tax expense relates to certain pre-tax losses incurred by the Company prior to the Merger. The Company has utilized approximately 51% of such benefit through carryback of such net operating loss, and expects to fully realize the remaining tax benefit in future periods.


     Net income (loss) increased $2.301 million to net income of $424,056 in 1996 from a loss of $(1.877) million for 1995. Net income as a percentage of revenues increased to 1.4% for 1996 compared to a net loss of (6.5)% for 1995. Net income (loss) per share increased to $0.07 for 1996 compared to a net loss of $(0.50) for 1995. The weighted average number of shares outstanding increased to 5,676,304 for 1996 from 3,765,467 in 1995.


YEAR ENDED JUNE 30, 1995 COMPARED TO THE YEAR ENDED JUNE 30, 1994


REVENUES


     Total revenues for 1995 increased $2.679 million or 10.4% to $28.498 million from $25.818 million in 1994.


     Product Sales and Services


     Product sales and service revenues increased by $3.125 million or 40.7% to $10.802 million in 1995 from $7.676 million in 1994. The increase in revenues was primarily related to increased sales and marketing efforts related to the Company's nationwide expansion of its videoconferencing business, including increasing its videoconferencing sales force to ten representatives at June 30, 1995, compared to six representatives at June 30, 1994.


     Agency Commissions


     Agency commissions for 1995 decreased by $445,702 or 2.5% to $17.696 million from $18.142 million in 1994. The decrease in agency commissions was primarily due to the Company beginning the process of restructuring its telecommunications business in 1995 as a result of the decline in the "800" number business. Regulatory changes, shifts in market conditions and the exhaustion of available "800" numbers caused the "800" number business to deteriorate rapidly during the latter part of the fiscal year ended June 30, 1995. As a result of such changes, the Company curtailed its sales activities in the "800" number market and terminated its unprofitable relationships with certain exchange carriers. In addition, as a result of the changing business conditions in the latter part of 1995, the Company began to phase down its operations resulting in the closure of its San Francisco office and the consolidation of its Boston locations and to reduce the size of its telemarketing staff.


COSTS AND EXPENSES


     Costs of goods sold for 1995 increased by $2.045 million or 36.7% to $7.619 million from $5.574 million in 1994. Costs of goods sold as a percentage of product sales and service revenues decreased to 70.5% in 1995 from 72.6% in 1994. The percentage decrease in costs of goods sold as a percentage of product sales and service revenues is primarily related to an increase in the margin on video equipment sales due to volume discounts and corresponding lower unit costs, as well as an increase in service revenues as a percentage of product and service sales. Service revenues generally provide a higher profit margin than equipment revenues.


     Selling and marketing expenses for 1995 increased by $2.626 million or 20.3% to $15.566 million from $12.939 million in 1994. The increase was primarily due to higher compensation to sales personnel and related expenses as a result of increased staffing for telecommunications sales management and support personnel for the telecommunication business.


     General and administrative expenses for 1995 decreased by $1.568 million or 23.9% to $4.991 million from $6.558 million in 1994. General and administrative expenses as a percentage of total revenues decreased to 17.5% in 1995 from 25.4% in 1994. The overall decrease was primarily due to reductions in administrative personnel and related expenses and the consolidation of certain of the Company's administrative offices in connection with the restructuring of its telecommunication business.



     Income from operations decreased $423,983 to $323,026 in 1995 from $747,009 in 1994. Income from operations as a percentage of revenues decreased to 1.2% for 1995, compared to 2.9% for 1994. The decrease was primarily due to the overall increase in sales and marketing expenses related to the Company's telecommunication business.


     Other expense for 1995 increased by $309,355 or 109.1% to $592,853 from $283,498 in 1994. The increase was primarily related to an increase in interest expense relating to an increase in average bank debt outstanding in 1995 compared to 1994.


     The loss on sublease, including shutdown of offices (including severance and related expenses), of $1.313 million was incurred in 1995 as a result of the Company restructuring its telecommunications business as a result of the decline of the "800" number business discussed above. During 1995, the Company closed its sales offices in San Francisco and began to consolidate its Boston locations which were primarily engaged in the resale of telecommunications products and services on behalf of certain exchange carriers and RBOC's. Similar charges were not incurred during 1996.


     Provision for income tax expense increased $294,965 to a provision of $(294,083) in 1995 from a tax benefit of $882 for 1994. The increase in income tax expense relates to certain pre-tax earnings realized by the Company, prior to the Merger with USTeleCenters, for the year ended June 30, 1995.


     Net income decreased $2.341 million to net loss of $1.877 million in 1995 from net income of $464,393 for 1994. Net income (loss) as a percentage of revenues decreased to (6.5)% for 1995, compared to net income of 1.8% for 1994. Net income (loss) per share decreased to a loss of $(0.50) for 1995 compared to net income of $0.12 for 1994. The weighted average number of shares outstanding increased to 3,765,467 for 1995 from 3,716,974 in 1994.


THREE MONTHS ENDED SEPTEMBER 30, 1996 COMPARED TO THREE MONTHS ENDED SEPTEMBER 30, 1995


REVENUES


     Total revenues for the three months ended September 30, 1996 increased $3.602 million or 56.1% to $10.018 million from $6.417 million in 1995.


     Product Sales and Services


     Product sales and service revenues increased by $3.309 million or 122.8% to $6.002 million in 1996 from $2.693 million in 1995. The increase in revenues was primarily related to the Company's nationwide expansion of its videoconferencing business, including increasing its videoconferencing sales force to 24 representatives at September 30, 1996, compared to 15 representatives at September 30, 1995.

     Agency Commissions


     Agency commissions for 1996 increased by $293,102 or 7.9% to $4.017 million from $3.723 million in 1995. The increase in agency commissions was due to the Company beginning to rebuild its telemarketing sales force in 1996 to enable it to market new product offerings on behalf of its RBOC and exchange carrier clients.


COSTS AND EXPENSES


     Costs of goods sold for 1996 increased by $2.536 million or 111.2% to $4.817 million from $2.281 million in 1995. Costs of goods sold as a percentage of product sales and service revenues decreased to 80.3% in 1996 from 84.7% in 1995. The percentage decrease in costs of goods sold is primarily related to increased service revenues from the Company's videoconferencing business. Service revenues generally provide a higher profit margin than equipment revenues.


     Selling and marketing expenses for 1996 increased by $473,058 or 20.5% to $2.780 million from $2.307 million in 1995. Selling and marketing expenses as a percentage of revenues decreased to 27.7% in 1996 from 36.0% in 1995. The dollar increase in selling and marketing expenses was primarily due to higher compensation and related expenses for its sales force as a result of the increase in revenues related to the Company's videoconferencing business.


     General and administrative expenses for 1996 increased by $402,293 or 26.0% to $1.952 million from $1.550 million in 1995. General and administrative expenses as a percentage of total revenues decreased to 19.5% in 1996 from 24.1% in 1995. The overall increase in general and administrative expenses was primarily due to a general increase in such expenses as a result of the expansion of the Company's videoconferencing business. These expenses decreased as a percentage of revenues because the rate of increase in such expenses was less than the rate of increase in revenues.


     Income from operations increased $190,691 to $468,718 in 1996 from $278,027 in 1995. Income from operations as a percentage of revenues increased to 4.7% for 1996, compared to 4.3% for 1995. The overall improvement in income from operations was attributable to increased revenues relating to product sales and services.


     Other expense in 1996 increased by $4,290 or 6.8% to $67,381 from $63,091 in 1995. The increase was due to a slight increase in net interest expense related to capital lease obligations.


     Provision for income tax expense increased $73,671 to a provision of $(13,964) in 1996 from a tax benefit of $59,707 for 1995. The increase in income tax expense relates to the increase in pre-tax income in 1996 compared to 1995.


     Net income increased $112,730 to $387,373 in 1996 from $274,643 for 1995.
Net income as a percentage of revenues decreased to 3.9% for 1996 compared to 4.2% for 1995. Net income per share increased to $.07 for 1996 compared to $.05 for 1995. The weighted average number of shares outstanding increased to 6,288,305 for 1996 from 5,571,055 in 1995.


ACQUISITIONS


     VistaTel


     Effective July 1, 1996, View Tech acquired the net assets of VistaTel International, Inc. ("VistaTel"), a private company based in Boca Raton, Florida, which was a primary supplier of video conferencing products and services within the State of Florida and one of PictureTel's national re-sellers. View Tech issued 52,857 shares of Common Stock, valued at $7.00 per share, to the shareholders of VistaTel as consideration for the acquisition. The excess of the acquisition price over the net assets acquired of approximately $339,000 is being accounted for as goodwill which is amortized over 15 years. The Company continues to operate VistaTel's previous business, which sells and services video conferencing systems and provides network bridging services for businesses.


     GroupNet


     Pursuant to a merger agreement dated August 30, 1996, View Tech acquired GroupNet, Inc. ("GroupNet") for cash and Common Stock valued at $1.380 million. The purchase price consisted of 150,000 shares of Common Stock valued at $7.00 per share or $1.050 million in the aggregate and $330,000 in cash, of which $110,000 was paid on August 30, 1996 upon execution of the agreement and $220,000 is payable on or before January 15, 1997. The excess of the acquisition price over the net assets acquired of approximately $1.330 million is being accounted for as goodwill which is amortized over 15 years. GroupNet, based in Boston, Massachusetts, was an authorized PictureTel Select Dealer in video communication product distribution in the northeastern United

States. View Tech is continuing to operate GroupNet's former business in Boston and New York. With the addition of GroupNet, View Tech has added the northeastern United States to its marketing territory.


     UST


     On September 5, 1996, View Tech announced that it had entered into a definitive agreement of merger with USTeleCenters, which was an authorized sales agent for several of the regional bell operating companies. The Merger was consummated, effective November 29, 1996, and was valued at $16.500 million.
The transaction was accounted for as a pooling of interests in which the USTeleCenters' shareholders exchanged all of their outstanding USTeleCenters shares and options for View Tech Common Stock and options, respectively, USTeleCenters shareholders received 2,240,976 shares of View Tech Common Stock in exchange for all outstanding shares held by USTeleCenters shareholders.


LIQUIDITY AND CAPITAL RESOURCES


     View Tech has financed its recent operations and expansion activities with the proceeds from its initial public offering completed in June 1995, bank debt and vendor credit arrangements.


     Net cash used for operating activities for the three months ended September 30, 1996 (the "Period") was $163,758. The primary uses of cash in 1996 were increases in accounts receivable and prepaids and other assets of $1,490,954 and $392,054 and a decrease in other accrued liabilities of $124,358. The uses of cash reflect the Company's higher sales volume and funds used to expand the Company's operations during 1996. Sources of cash from operating activities were primarily related to an increase in accounts payable of $1,110,533.


     Net cash used for investing activities for the Period was $373,104, relating to the purchase of office furniture and computer equipment for $223,791 and the acquisition of VistaTel and GroupNet during July and August 1996.


     Net cash provided by financing activities for the Period was $229,528, primarily generated from the proceeds of $1,390,102 from the Company's private placement of Common Stock, offset by the repayment of $1,165,824 in debt obligations.


     The Company maintains a $500,000 credit facility (the "Note") to assist in meeting its working capital needs, if required. The Note expires on February 28, 1997 and provides for interest at the prime rate plus 1.5% per year. The Company is currently in the process of increasing this credit facility to provide for a borrowing limit up to $1,750,000 to provide for some portion of its working capital needs. Funds available under the Note are reduced by certain outstanding standby letters of credit issued on behalf of the Company. No amounts were outstanding under the Note at September 30, 1996, although the Company has as of September 30, 1996, five outstanding standby letters of credits aggregating $274,000. Four of such standby letters of credit were issued in favor of one leasing company in connection with certain capital lease transactions relating to the purchase of computer equipment and furniture, and one is issued to a surety company in connection with its issuance of a performance bond on behalf of the Company. The letter of credit holders may draw against the letters of credit if the Company fails to make timely payments or meet certain other conditions. As a result of issuing the five standby letters of credit, the balance available under the Note has been reduced to $226,000.


     The Company's wholly-owned subsidiary, UST, maintains a revolving credit agreement with a bank. The agreement, pursuant to the terms of a forbearance agreement, as amended, allows the subsidiary to borrow up to the lesser of the financial borrowing base, as defined, or $1,850,000. The bank has a security interest in the subsidiary's assets and the Company is guaranteeing the repayment of amounts borrowed under the line. In addition, the subsidiary has agreed, among other things, to maintain certain financial covenants and ratios, as defined. As of September 30, 1996, UST was in compliance with the covenants or had received waivers under the forbearance agreement. Interest on the outstanding balance is payable monthly at the bank's base rate (8.25% at September 30, 1996) plus 1.5%. In November 1996, UST amended its revolving line of credit and forebearance agreement with the bank whereby the revolving line of credit and forbearance agreement have been extended to March 31, 1997.


     In addition, UST had maintained a lease line-of-credit agreement with a bank which was converted into a term note as part of the forbearance agreement. At September 30, 1996, there was approximately $973,600 outstanding under this facility. UST is required to maintain certain restrictive covenants, including profitability and liquidity covenants. Amounts outstanding bear interest at rates ranging from 5.6% to 8.3%. As of September 30, 1996, UST was in compliance with the covenants or had received waivers under the forbearance agreement.


     UST's lines of credit are due on March 31, 1997. UST is subject to a forbearance agreement which enables the lender to foreclose on the debt if UST's financial condition falls below certain minimum standards. The forbearance agreement, as amended, was originally entered into on June 14, 1995. Based on UST's relationship with the lender, the Company's management anticipates that the lender will refinance the lines of credit or extend the date on which the lines of credit must be paid. However, if the lender does not refinance such lines of credit and the Company has not raised additional equity and/or arranged for alternative bank financing, the Company will not have sufficient cash to repay the lender when the debt comes due. There can be no assurance that the Company will be able to renegotiate the lines of credit with the lender, and if the lender requires payment in March 1997, there can be no assurance that the Company will be able to raise the additional funds necessary to meet the Company's operating needs and capital requirements or that such funds, if available, can be obtained on terms acceptable to the Company. The failure to refinance the lines of credit, raise additional capital or obtain additional bank financing will have a material adverse effect on the Company's business, financial condition and results of operations. To the extent that the Company raises additional capital by issuing equity securities, ownership dilution to current stockholders of the Company will result.


     The Company's primary supplier, PictureTel, provides the Company with a purchasing line of credit and requires the Company to maintain a letter of credit for $250,000 in favor of PictureTel in connection with this arrangement. The $250,000 letter of credit is collateralized by cash deposits of $150,000 and the assets of the Company.


     The Company will require additional working capital to efficiently operate its business and to adequately provide for its working capital needs. In this regard, the Company is in the process of increasing the Note from $500,000 to $1,750,000 and is seeking private equity financing of up to approximately $3,000,000 to satisfy its working capital needs. In addition, if the Company continues its expansion and/or acquisition activities, it will require additional capital to finance such activities.


     Exclusive of the cash required to repay the UST debt obligations on March 31, 1997 and to fund additional expansion activities, the Company believes that its existing cash balances, combined with the proceeds from its anticipated private placement of Common Stock, anticipated operating cash flow and borrowings under existing and anticipated credit facilities will be adequate to meet the Company's on-going cash needs for the next twelve months. There can be no assurance that the Company will be able to raise additional financing on favorable terms, if at all, or that it will be able to do so on a timely basis. The inability to obtain required additional financing could limit the Company's ability to operate the Company efficiently or to continue its expansion activities.


                                 BUSINESS


GENERAL


     View Tech, which commenced operations in July 1992, markets and installs video communications systems and provides continuing services related to installed systems. Video communications systems, utilizing advanced technology, enable users at separate locations to engage in face-to-face discussions with the relative affordability and convenience of using a telephone. In addition to the use of video conferences as a corporate communications tool, use of video communications systems is expanding into numerous additional applications, including (i) teachers providing lectures to students at multiple locations,
(ii) judges conducting criminal arraignment proceedings while the accused remains incarcerated, (iii) physicians engaging in consultations utilizing x-rays and other pictographic material, (iv) coordination of emergency services by public utilities, (v) conducting multi-location staff training programs, and
(vi) engineers at separate design facilities coordinating the joint development of products.


     The Company is headquartered in Camarillo, California. Its executive offices are located at 950 Flynn Road, Camarillo, California 93012. Its telephone number at that address is 805/482-8277. View Tech's e-mail address is tom@viewtech.com.


     On November 29, 1996, View Tech completed the acquisition of USTeleCenters, Inc., a Massachusetts corporation ("USTeleCenters"), by means of a merger of USTeleCenters with and into View Tech Acquisition, Inc., a Delaware corporation and a wholly-owned subsidiary of View Tech ("VTAI") (the "Merger"). The Merger was effected pursuant to a Merger Agreement by and among the Company, VTAI and USTeleCenters dated as of September 5, 1996, as amended on October 31, 1996. In exchange for all of the outstanding shares of USTeleCenters common stock, $0.01 par value, the USTeleCenters shareholders received 2,240,976 shares of Common Stock (excluding options convertible into 184,003 shares of Common Stock).


     Following the Merger, VTAI changed its name to "USTeleCenters, Inc." ("UST") and continued to operate the former businesses of USTeleCenters. Concurrent with the Merger, which was approved at View Tech's annual meeting of stockholders on November 26, 1996, View Tech reincorporated in Delaware from California, changed the par value of the Common Stock and its preferred stock to $0.0001 from $0.01, amended its bylaws to provide for a staggered board of directors, and increased its authorized number of shares of Common Stock to 20,000,000 shares from the original 10,000,000 shares.


     UST designs, sells, manages and supports telecommunications systems solutions for small- and medium-sized businesses throughout the United States. UST develops and manages sales and customer service programs on an outsourced basis for (i) certain Regional Bell Operating Companies

("RBOCs"), (ii) other telecommunications service providers, and (iii) equipment manufacturers under agency and value-added reseller ("VAR") agreements. In New England and New York, UST also provides systems integration and on-going account management consulting for middle market customers. On behalf of its RBOC clients, UST sells high speed data services, Internet access, Centrex network services, local and long distance services, voice mail and other "enhanced" services, discount calling plans and toll-free services such as remote-call-forwarding. As a value-added equipment reseller, UST sells, installs and maintains data transmission products, video conferencing equipment and telephone systems.

     UST is located in Boston, Massachusetts. Its main offices are located at 745 Atlantic Avenue, Boston, Massachusetts 02111-2747. Its telephone number at that address is 617/439-9911. UST's e-mail address is agentile@ustele.com.

     View Tech and UST (collectively referred to as the "Company") have 16 offices nationwide, and have significant market presence and organizational strength in the Northeast and in Southern California. The Company is a leading distributor of PictureTel's video conferencing equipment, a significant telecommunications equipment reseller, and one of the oldest and largest independent sales agents for certain RBOCs and long distance carriers.

THE VIDEOCONFERENCING INDUSTRY


     Video communication entails the transmission of video and audio signals and computerized data between two or more locations through a digital telecommunication network. Video communications systems were first introduced in the late 1970s in the form of specialized dedicated conference rooms outfitted with expensive electronic equipment and requiring trained operators. Signals were transmitted over dedicated transmission lines established between fixed locations. Market acceptance of early systems was limited because of the low quality of the video output, as well as the high hardware and transmission costs and limited availability of transmission facilities.


     During the 1980s, a series of technological developments resulted in a dramatic increase in the quality of video communication, as well as a substantial reduction in its cost. The proliferation of switched digital networks, which transmit digital, as opposed to analog signals, eliminated the requirement of dedicated transmission lines. Advances in data compression and decompression technology, and the introduction of devices for separating and distributing digital signals over several channels simultaneously and recombining them after transmission, resulted in products with substantially improved video and audio quality and further reduced hardware costs. Competition among telecommunications carriers during the past decade, together with the expanded use of fiber optic technology, have further contributed to reduced transmission costs.


     As of January 2, 1997 there were three U.S. manufacturers of the equipment representing the core technology of conference room or "roll-about" video communications systems: PictureTel; Compression Labs, Incorporated ("CLI"); and VTEL Corporation ("VTEL"). This equipment, together with required peripheral equipment manufactured by others, is marketed directly by these three manufacturers, by telecommunications companies such as AT&T and SPRINT and by independent distributors such as View Tech. PictureTel, View Tech's primary supplier, has shown consistent growth in revenues over the past several years. PictureTel reported revenues of $346,800,000 for the year ended December 31, 1995, up from $255,200,000 and $176,300,000 for the years ended December 31, 1994 and 1993, respectively. As of the date of this Prospectus, VTEL and CLI had agreed to merge, with VTEL being the surviving corporation.


THE TELECOMMUNICATIONS INDUSTRY


     Since the break-up of AT&T in 1984, the telecommunications industry has experienced dramatic change and has become increasingly competitive. An increased rate of technological development, combined with a substantial relaxation of regulatory restraints, has created an intensely competitive environment. Technology-based equipment manufacturers compete for quality distribution channels, while long-distance and local network service providers are positioning to participate in each other's market segments.

     On February 8, 1996, the Telecommunications Act was enacted into law. See "Risk Factors -- Government Regulation: Uncertainty Relating to the Telecommunications Act of 1996." This comprehensive federal legislation will affect many sectors of the telecommunications industry. Included in the new statute are provisions relating to, subject to certain limitations, the opening up of local telephone markets to competition and the elimination of restrictions on certain local carriers' entry into the long distance telecommunications market. Furthermore, in October 1996, the United States Court of Appeals for the Eighth Circuit granted a stay of implementation of the Telecommunications Act in response to lawsuits filed by local telephone companies and state officials claiming that the new federal rules are arbitrary and usurp states' rights.


     In this environment, management believes that the acquisition and retention of end-user customers is critical to revenue growth and profitability. The Company is developing into a high quality single-point-of-contact supplier of specialized communications equipment and telecommunications network services. The Company is a representative of a variety of client suppliers, and as such, believes that it is perceived by end-user customers to be a convenient and knowledgable resource and provider of telecommunications solutions.

EQUIPMENT PRODUCTS

   Video

     The Company offers three types of video communications systems: integrated roll-about systems, custom-built conference rooms and desktop computer systems. Roll-about systems may be moved conveniently from office to office and placed into operation quickly, while custom-built video conference rooms are permanent installations typically designed for specific applications. Desktop computer systems involve multi-purpose personal computers with video communications capabilities, and are generally used for one-on-one personal communications, or when one person is presenting information to a group.


     Apart from peripheral components manufactured by others, the Company exclusively sells systems manufactured by PictureTel. PictureTel is one of the largest manufacturers of video communications equipment (in terms of revenues), and the Company is PictureTel's U.S. Dealer of the Year for 1996, and has been recognized by PictureTel as such for the last four consecutive years. The Company is one of five PictureTel "elite dealers" worldwide that carry the entire PictureTel line of products. Management believes that PictureTel's equipment provides its customers with superior quality audio and video communications capabilities at a reasonable price, and that user interface with PictureTel equipment is more intuitive, thereby requiring less training, than that of the equipment produced by its competitors.


     The prices of the complete systems sold by the Company range from $1,500 for a video communications enhancement kit for a desktop computer, to $60,000 for a roll-about system for a single location, to as much as $200,000 for a custom-built conference room installation. Roll-about and custom-built systems generally contain the following components:


     Monitor. The monitor is a television set that is used at each participating location for viewing persons and objects involved in the communication. The screen of the monitor generally includes a window, or inset, that may be used to duplicate the image shown by a monitor located at another site, or to view documents or other graphic images related to the discussion. Some systems include dual monitors, providing full-sized simultaneous views of both graphic images and meeting participants.


     Video Camera. The video camera is similar to a camcorder and is generally located on top of the monitor. The video cameras included in View Tech's systems record full-color images and have pan, tilt and zoom capabilities. Some systems include auxiliary video cameras to provide additional camera angles or to view various locations within a room.


     Codec. The coding-decoding device, known as the "codec," is the heart of a video communications system. Because video images have high information content, their transmission requires significantly greater bandwidth (capacity) than is required to transmit audio signals or computer data. One codec converts analog signals into digital signals and compresses the digital signals, enabling them to be transmitted over conventional data networks, while a second codec decompresses and reconstitutes the signals into their analog form at the receiving location. The signals transmitted by codecs are bi-directional, enabling each codec simultaneously to send and receive signals. The compression-decompression process is accomplished using algorithms, or mathematical formulae, that are embedded in the codec.


     Inverse Multiplier. Because video signals (even after digital compression) require greater bandwidth than is available in most telephone lines, an inverse multiplexer is used to distribute the signals to several lines prior to transmission. The distributed signals are then simultaneously transmitted over the different lines, and a receiving inverse multiplexer recombines them to their original format.


     Multi-point Control Unit. A multi-point control unit, known as an "MCU" or "bridge," is a device that enables persons at more than two locations to participate simultaneously in video communication. The MCU is required at only one of the participating locations.


     Document Camera. The document camera may be used to display documents, photographs and small three-dimensional objects in color. Because the document camera produces "freeze-frame" images, enhanced resolution of the recorded item is possible.


     Videoscan Converter. The videoscan converter facilitates the transmission of computerized data.


     Keypad. The keypad, one of which is required at each participating location, is the device used to control the video cameras, monitors and other aspects of the system.


     Speakerphone. Each participating site has a speakerphone, which provides near-high-fidelity audio communications.

     Videocassette Recorder. Videocassette recorders are generally installed at each location in order to provide a permanent record of the communication.


     Annotations Slate and White Board. An annotations slate allows a participant to draw, annotate and point to the high-resolution graphics recorded by a document camera, while a white board allows a participant to make a presentation using a large two dimensional writing surface similar to a grease board.


     The foregoing components included in View Tech's systems are purchased by View Tech from PictureTel, except the inverse multiplexers, which it purchases from either of two manufacturers, Teleos Communications, Inc. or Ascend Communications, Inc., and the monitors, document cameras, videoscan converters, videocassette recorders and white boards, which it acquires from various sources, depending upon price and quality.


     Although View Tech's desktop-computer systems involve different components, the desktop system has many of the capabilities of the conference-room and roll-about systems. View Tech's desktop video communications equipment is also manufactured by PictureTel.


Telecommunications Equipment

     The Company sells telecommunications equipment from such manufacturers as Ascend (data transmission products) and Northern Telecom (telephone systems).

     Voice. The Company markets a variety of telephone and other voice equipment products designed specifically for small- to medium-sized business customers. Northern Telecom key systems, Tone Commander consoles, are sold by the Company under reseller agreements, and are installed and serviced by the Company for business customers throughout the Northeast. Such equipment also may be sold in conjunction with the provision of local and long-distance network services. This voice equipment, voice network services combination is an important ingredient in establishing the Company as a single-point-of-contact provider.

     Data. The Company sells to business customers products specifically designed to transmit data through the established local and long-distance telephone services infrastructure. Products from companies such as Adtran, Teleos and Ascend allow business customers to remote access into local area networks, acquire bandwidth on demand and digitally transmit data. Products such as these are sold in combination with local and/or long-distance network services provided by the RBOCs, SPRINT and AT&T.

     View Tech intends to continue providing its customers with additional product selections in the future to the extent they compliment and enhance such customers' communications capabilities. Future plans call for increased product offerings, including desk-top video, wireless communications devices, data products and telephone equipment for small- to medium-sized businesses, as well as tele-commuting and entertainment components for the work-at-home and residential markets.


SERVICES


     The Company believes that the quality and depth of its customer services are critical factors in its ability to compete successfully. Because of the technical expertise and experience of its management and employees, the Company is able to offer its customers the convenience of single-vendor sourcing for every aspect of their communications needs and to develop customized systems designed to provide efficient responses to each customer's unique needs.


     The Company provides its customers with a full complement of video communications and telecommunications services to ensure customer satisfaction. Prior to the sale of its systems and services, the Company provides consulting services that include an assessment of customer needs and existing communications equipment, as well as cost-justification and return-on-investment analyses for systems upgrade.


     Once the Company has made recommendations with respect to the most effective method to achieve its customer's objectives and the customer has ordered a system, the Company delivers, installs and tests the communications equipment. When the system is functional, the Company provides training to all levels of its customer's organization, including executives, managers, management-information-systems and data-processing administrators, technical staff and end users. Training includes instruction in system operation, as well as planning and administration meetings. By means of thorough training, the Company ensures that its customers achieve a significant return on their investment in the systems and services provided by the Company.


     The Company provides one-year parts and service warranty contracts to each customer, follow-up maintenance and comprehensive customer support with respect to the communications equipment it provides and the integration thereof. The Company's suppliers, in turn, provide parts-replacement warranties ranging from 90 days for PictureTel equipment to between one and three years for other manufacturers' equipment. Customers can call the Company's toll-free technical support hotline 24 hours a day, 365 days a year. Customers may also obtain answers to questions or follow-up training through video conferencing, telephone, facsimile, e-mail or through the mail. The Company also provides onsite support and maintenance.


     The Company's service personnel maintain regular contact with customers. Prior to the expiration of the one-year warranty contract, the Company offers to perform an engineering study of each customer's equipment, to recommend the installation of replacement parts or equipment if appropriate and to provide an additional one-year warranty contract. The Company also offers training programs for new users, refresher and advanced training programs for experienced users and consulting services related to new equipment that has recently become available and systems expansion and upgrades. Charges for the engineering study, training programs, consulting services and additional one-year warranty contract are generally comparable to the cost of services provided to the customer at the time its video communications equipment is installed. Critical to customer retention is on-going after-sale relationships with customers. Installation, training, maintenance, remote diagnostic, billing inquiry management, network order processing, new product introduction and system enhancements creating multipurpose solutions are a few of the many after-sale services that the Company performs for its customers.


     During 1996, View Tech started providing MCU, or bridge, services to its customers. Since bridges cost between $65,000 and $150,000 per unit, View Tech's customers typically elect to utilize such services when more than two locations participate simultaneously in video communication.


Telecommunications Services

     The Company also provides on-going after-sales telecommunications services to its customers. Installation, maintenance, user training and network order-processing are some of the services provided by the Company to its end-user customers.


     The Company sells a wide range of telecommunications services including, high speed data connection, internet access, local and long distance services, voice mail and other "enhanced" services, discount calling plans and toll-free services. In addition, the Company provides Account Management for NYNEX under which it serves as the primary interface between NYNEX and certain of its business customers. Under this program, sales personnel provide a single-point-of-contact and coordination for all of the customer's telecommunications needs. The Company provides systems integration services, processes so-called "moves, adds, and changes" on the telephone network, coordinates repairs, performs network analysis, manages billing issues and provides other customer services.


     In addition, the Company offers its customers telecommunications carrier services, which it purchases from AT&T and Pacific Bell at high-usage discounts and resells at rates that are more favorable than typically could be obtained by View Tech's customers directly from the carrier. The Company intends to pursue opportunities for providing such services to its customers with additional carriers, as such services provide the Company with recurring revenues based upon customer video communications systems use. To date, the revenues attributable to such services have not been material.


STRATEGY


     The Company focuses its marketing efforts on industries and market segments that it believes will achieve significant benefits through utilization of video and telecommunications services and equipment. The Company then acquires a complete understanding of the operations of such industries, identifies the particular communications needs of such industries and integrates or bundles the services and/or equipment which will most effectively meet the needs of any given segment of the market. These services range from the simple bundling of long distance and local service to a small business to a complex installation of video communications equipment and network services to meet the needs of the health care practitioner. The Company believes that this focus on customer needs in particular market segments, together with an emphasis on providing comprehensive, high-quality service to its customers, enables the Company to market its video communications systems and other telecommunications equipment and services more effectively than competitive distribution channels. The Company believes that its broad product offerings, industry focus, wide geographic coverage and high quality service provide it with a unique competitive advantage.


     In addition to expanding its current key alliance partnerships with PictureTel, NYNEX, GTE, Bell Atlantic and its other service providers and equipment vendors, the Company intends to continue broadening it market focus as its customers' needs become more comprehensive, and to expand its activities into additional geographic markets by entering into further strategic alliances with manufacturers and service providers,acquiring companies in the video and telecommunications industries and establishing additional strategically located sales and service facilities.


CUSTOMERS


     The Company's customer base is divided into two segments, large institutions with complex application-specific requirements for video communications and small to medium-sized businesses with voice and data transmission requirements. These segments are becoming less distinct as the market develops. The Company currently focuses on these customer segments separately but envisions such segments merging over time.


Video Systems Customers


     While the Company has installed video communications systems for a diversified customer base, including Southern California Edison, UNOCAL, Loma Linda University, the Commonwealth of Massachusetts and Harvard University, it has attempted to focus its marketing efforts on specific industries. Among the industries in which the Company believes it has acquired substantial expertise are health care and distance-education. During 1996, the Company organized its Telemedicine Group to focus directly on the health care industry. The health care market includes HMOs, hospitals, insurers and other health care providers, whose personnel utilize video communications systems to interview patients, transfer medical records (including x-rays and other pictographic material) and to confer on a variety of professional and administrative matters. The Company has provided systems to customers in the health care industry including Allergan, Blue Cross of California, Catholic Healthcare West, Friendly Hills Hospital Group, and PacifiCare. The Company maintains a small inventory of equipment and spare parts, but orders most of its equipment on a project-by-project basis based upon firm orders by, and for delivery to, its customers. Substantially all of the video communications systems sold to the customers named above were integrated roll-about systems. To date, the Company has not experienced difficulty associated with the timely delivery of equipment by its manufacturers.


Telecommunications Clients and Customers


     The Company, through UST, markets telecommunication equipment and services for various strategic partners or clients. The equipment sales are performed under various reseller agreements and the customer is invoiced by UST. The telecommunication services are sold to the Company's customers under sales agency agreements, pursuant to which the customer is invoiced by the client for the services over the term of the agreement and the Company is paid a commission by the client. The Company's telecommunication clients include several RBOCs, including NYNEX, Bell Atlantic and Southwestern Bell; other telecommunication service providers, such as GTE and SPRINT; and equipment manufacturers, including Northern Telecom, Ascend and Teleos. The Company typically has renewable annual agreements with its telecommunication service clients, under which it receives commissions based on sales and in some cases, such as the Account Management Program with NYNEX and long distance services from SPRINT, the Company receives a recurring fee based on customer usage of the services sold. With respect to equipment sales, the Company purchases the equipment at its dealer discount and resells the products to its customers at the list price or other negotiated price.


     The Company focuses on small to medium-sized business customers which the major telecommunications providers cannot cost effectively service. The Company's clients have retained its services to sell products to and in some cases to manage the relationship with these customers. These customers are comprised of medium-sized businesses which are served by a direct face-to-face sales force based in the Company's Boston and New York offices, and small businesses which are served by the Company's telephone-based sales force in Boston and Cape Cod. The Company sells a range of products and services to these customers in order to meet their voice, data and video communication needs. The Company has developed sophisticated sales programs to allow the telephone-based sales group to sell complex products historically only sold by a direct sales force.


     No single customer accounted for more than 10% of the Company's revenues for the fiscal year ended June 30, 1996.


SALES AND MARKETING


Videoconferencing


     View Tech has a number of programs in place for promoting its products and services. Representatives of View Tech regularly attend video communications and advanced technology trade shows. View Tech hosts seminars and provides potential customers with the opportunity to learn more about View Tech's products and services using video communications demonstration facilities located in each of View Tech's offices. View Tech also places advertisements aimed at selected markets in industry trade publications and utilizes limited and selective direct mail advertising.


     In addition, View Tech has an agreement with a telemarketing firm to provide View Tech with information regarding organizations that may be interested in purchasing View Tech's products and services. Management has worked closely with the firm to develop approaches that it believes will enable the firm effectively to identify individuals within organizations who are likely to be interested in learning of the advantages of video communications. PictureTel and other suppliers also provide View Tech with sales leads.


     View Tech also maintains relationships with previous customers and attempts to provide for their continuing hardware and service needs, including continuing engineering, training and warranty services. See "--Services."


Telecommunications Sales


     The Company utilizes a number of sales and marketing techniques, including outside sales (or face-to-face) and inside sales (or telephones sales).


     Outside Sales. The Company's outside sales activities are generally focused on medium-sized businesses in New England and New York where the Company maintains offices. Face-to-face sales are especially effective in selling more expensive and technologically advanced services and equipment such as NYNEX's Centrex network services and PictureTel's videoconferencing products. On-going account management stimulates repeat business while protecting market share and generating recurring revenue from certain clients such as NYNEX.


     Inside Sales. The Company's inside sales group sells a broad range of services over the telephone. In addition, the inside sales and service departments generate leads, and in some instances, provide back-up support to outside sales associates. The advantages of telemarketing include high response rates, low transaction costs, direct interaction with customers and on-line access to detailed customer or product information. The Company's telemarketing clients include BellAtlantic, GTE, Southwestern Bell, SPRINT and other telecommunications carriers.


DEPENDENCE ON SUPPLIERS, INCLUDING PICTURETEL AND NYNEX


     For the fiscal year ended June 30, 1996, approximately 38% and 21% of the Company's consolidated revenues were attributable to the sale of equipment manufactured by PictureTel Corporation ("PictureTel") and network products and services provided by NYNEX, respectively. Termination of or change of the Company's business relationships with PictureTel or NYNEX, disruption in supply, failure of PictureTel or NYNEX to remain competitive in product quality, function or price or a determination by PictureTel or NYNEX to reduce reliance on independent providers such as the Company could have a material adverse effect on the Company's business, financial condition and results of operation. The Company is a party to agreements with PictureTel and NYNEX that authorize the Company to serve as a non-exclusive dealer in certain geographic territories. The NYNEX and PictureTel agreements expire on December 31, 1998 and August 2000, respectively. The NYNEX and PictureTel agreements can be terminated without cause upon 12 months and 60 days' written notice by the suppliers, respectively. There can be no assurance that these agreements will not be terminated, or that they will be renewed on terms acceptable to the Company. These suppliers have no affiliation with the Company and are competitors of the Company. See "Management's Discussion and Analysis or Plan of Operations" and "Business."


COMPETITION


     The video communications industry is highly competitive. View Tech competes with manufacturers of video communications equipment and their networks of dealers and distributors, telecommunications carriers and other large corporations, as well as other independent distributors. Telecommunications carriers and other large corporations that have recently entered the video communications market include VTEL and CLI, which recently announced plans to merge, Apple Computers, Inc., AT&T, MCI, Sprint, some of the RBOCs, IBM, Intel Corporation, Nippon Electric Corporation, MicroSoft, Inc., Mitsubishi Ltd., Fujitsu Ltd., Sony Corporation, Matsushita/Panasonic, Hitachi and British Telecom. Many of these organizations have substantially greater financial and other resources than View Tech, furnish many of the same products and services provided by View Tech and have established relationships with major corporate customers that have policies of purchasing directly from them. Management believes that as the demand for video communications systems continues to increase, additional competitors, many of which will have greater resources than View Tech, will enter the video communications market.


     A specific manufacturer's network of dealers and distributors typically involves discreet territories that are defined geographically, in terms of vertical market, or by application (e.g., project management or government procurement). View Tech's current agreement with PictureTel authorizes View Tech to distribute PictureTel products in the following states: Alabama, Arizona, Arkansas, California, Colorado, Georgia, Louisiana, Mississippi, Montana, New Mexico, Oklahoma, Tennessee, Texas, Utah and Wyoming. Because the agreement is non-exclusive, however, View Tech is subject to competition within these territories by other PictureTel dealers, whose customers elsewhere may have branch facilities in these territories, and by PictureTel itself, which directly markets its products to certain large national corporate accounts. The agreement expires in August 2000 and can be terminated without cause upon 60 days' written notice by PictureTel. There can be no assurance that the agreement will not be terminated, or that it will be renewed by PictureTel, which has no other affiliation with View Tech and is a competitor of View Tech. While there are suppliers of video communications equipment other than PictureTel, termination of View Tech's relationship with PictureTel could have a material adverse effect on View Tech.


     View Tech believes that customer purchase decisions are influenced by several factors, including cost of equipment and services, video communication system features, connectivity and compatibility, a system's capacity for expansion and upgrade, ease of use and services provided by a vendor.
Management believes that its comprehensive knowledge of the operations of the industries it has targeted, the quality of the equipment that View Tech sells, the quality and depth of its services, its nationwide presence and ability to provide its customers with all of the equipment and services necessary to ensure the successful implementation and utilization of its video communications system enable View Tech to compete successfully in the industry.


     The telecommunications industry is also highly competitive. The Company competes with many other companies in the telecommunications business which have substantially greater financial and other resources than the Company, selling both the same and similar services. The Company's competitors in the sale of network services include RBOCs such as NYNEX, Bell Atlantic, Southwestern Bell and GTE, long distance carriers such as AT&T, MCI and SPRINT, other long distance companies, by-pass companies and other agents. There can be no assurance that the Company will be able to compete successfully against such companies. See "Management's Discussion and Analysis or Plan of Operations" and "Business."


EMPLOYEES


     At January 2, 1997, View Tech had 290 full-time employees and a network of consultants who are available on an as-needed basis to provide technical and marketing support. View Tech has 150 full-time employees engaged in marketing and sales, 74 in technical services and 66 in finance, administration and operations. None of View Tech's employees is represented by a labor union. View Tech believes that its relations with its employees are good.


REAL PROPERTIES


     View Tech leases office facilities in Camarillo, Irvine and San Diego, California, Atlanta, Georgia, Dallas, Texas, Englewood, Colorado, and Nashville, Tennessee. Its executive offices are located in Camarillo and consist of a total of approximately 6,700 square feet. View Tech's other facilities house sales, technical and administrative personnel and consist of aggregate square footage of approximately 13,500 square feet. The leases on those facilities expire at various dates through October 2000. In August and September 1996, View Tech entered into two new office leases aggregating approximately 2,700 square feet in Boca Raton, Florida and Phoenix, Arizona with terms of five and two years, respectively. View Tech may require additional space during the next 12 months to house its operations in Camarillo and Irvine, California and Atlanta, Georgia. View Tech believes that it can find suitable additional space on reasonable terms. UST leases office facilities in Boston and Cape Cod, Massachusetts and New York, New York. Its executive offices are located in Boston and consist of a total of approximately 14,000 square feet. UST's other facilities house sales, technical and administrative personnel and consist of aggregate square footage of approximately 20,000 square feet. The leases on those facilities expire at various dates through 2001.


CLAIMS AND LITIGATION


     The Company is not party to any material legal proceedings. It is anticipated that from time to time it will be subject to claims that arise in the ordinary course of its business.



                                 MANAGEMENT



     The directors and executive officers of View Tech are as follows:


          Name                                  Position
-------------------------   ------------------------------------------------
Robert G. Hatfield.......   Chairman, Chief Executive Officer and Director
John W. Hammon...........   President, Chief Operating Officer and Director
Franklin A. Reece, III...   Director, Vice President
William M. McKay.........   Chief Financial Officer, Treasurer and Secretary
Tom Bailey...............   Vice President - Technical Services
Calvin M. Carrera........   Director
Robert F. Leduc..........   Director
David F. Millet..........   Director

DIRECTORS


     Robert G. Hatfield, age 51, co-founded View Tech in 1992, and has since served as its chairman and chief executive officer. From 1977 to December 1991, Mr. Hatfield was Executive Vice President of Delphi Information Systems, Inc. ("Delphi"), a provider of data processing systems for the distribution portion of the property and casualty insurance industry. During Mr. Hatfield's 14 years with Delphi, the firm grew from $100,000 in annual revenues and six employees, to $50,000,000 in annual revenues and 350 employees. Mr. Hatfield's education includes a B.B.A. from California Western University and an M.B.A. from
Thunderbird: American Institute for Foreign Trade.


     John W. Hammon, age 45, is Mr. Hatfield's brother. Mr. Hammon co-founded View Tech in 1992 and since then has served as a director, chief operating officer and president. He also served as secretary of View Tech until May 1, 1995. Mr. Hammon has over 14 years of experience in the computer industry, including the marketing of advanced software and hardware products. From 1987 to December 1991, he was Western Regional Director of PictureTel Corporation. Prior to joining PictureTel, he held positions in field sales, customer service and regional sales management with ADP, EDS and Tandem Computers. Mr. Hammon's educational background includes a B.S. in Finance from California State University - Los Angeles.


     Calvin M. Carrera, age 51, has been a director of View Tech since September 1994. Mr. Carrera is Director of Advanced Programs for Engineering Management Concepts ("EMC"), a firm which specializes in professional engineering and management services for government and industry clients. He is responsible for advanced program development and execution and has been with EMC since April 1995. From July 1994 to April 1995, he was Director of Western Operations for APEX Technologies, Inc., a privately-held company which provides professional engineering and training services for the federal and state governments. Prior to joining APEX, Mr. Carrera served 15 years as General Manager of Veda Incorporated, a privately-held firm which provides professional engineering services for a diverse client base. Since 1991, he has been president of the Defense Services Industry Executive Association, a non-profit corporation with 43 member companies dedicated to improving communications within the defense services industry and between the industry and government. Mr. Carrera holds a B.S. in Electrical Engineering from the University of Utah and an M.S. in Electrical Engineering from the University of Southern California, where he has also completed classroom work for a doctoral degree.


     Robert F. Leduc, age 51, has been a director of View Tech since September 1994. From January 1992 to the present, he has been president and chief executive officer of EconomicsAmerica of California, a California-based not-for-profit funding organization that promotes education in economics. From January 1990 to January 1992, he was president of Foundation Group, another non-profit organization. Mr. Leduc has also been a visiting professor at the L.B.J. School of Public Affairs at the University of Texas at Austin since 1990, and was previously a visiting professor or lecturer at the Kennedy School of Public Administration at Harvard University, the University of Alberta and Rutgers University. Mr. Leduc has specialized in providing consulting services to not-for-profit organizations since 1972, and served as executive director of a charitable foundation from 1982 to 1985 and a trade association from 1985 to 1988. Mr. Leduc has an M.B.A. from Wayne State University and is completing the requirements for a Ph.D. in Public Administration from the University of Colorado.


     Franklin A. Reece, III, age 50, has been a director of the Company and vice president since November 29, 1996. Mr. Reece founded USTeleCenters in 1986. From 1986 through the effective date of the Merger, Mr. Reece served as chairman of the USTeleCenters Board of Directors and, from 1986 to 1995, as chief executive officer of USTeleCenters. He also served as president from 1986 until January, 1992. He was again elected president in March, 1995 and continues to serve in such capacity. Prior to founding USTeleCenters, Mr. Reece was Director of Manufacturing of Zymark Corporation, a manufacturer of robotic systems for laboratory automation. Prior to Zymark Corporation, he was General Manager of Sales for The Reece Corporation, a manufacturer of specialized automatic equipment for the apparel industry. A graduate of Harvard College, Mr. Reece has extensive international and domestic sales, distribution and management experience. Mr. Reece serves on the board of several Boston-based non-profit organizations.


     David F. Millet, 52, has been a director of the Company since November 29, 1996. Mr. Millet was one of the original founders of USTeleCenters and was a director of USTeleCenters from its inception in 1986 through the Effective Date of the Merger. He is president of Chatham Venture Corporation, a private investment firm and chairman and chief executive officer of Holographix, Inc., a manufacturer of holographic optical components and systems. Mr. Millet, a graduate of Harvard College, is also a director of Wall Data, Inc. and Natural Microsystems Inc., a general partner of Gateway Partners, LP, a director of Mohawk Metal Products and president and a director of Thomas Emery & Sons, LLC, an investment company.


OTHER EXECUTIVE OFFICERS


     Tom Bailey, age 37, has been vice president - technical services of View Tech since January 1993. Prior to joining View Tech, Mr. Bailey was a product manager, service executive and lead software engineer for Delphi, where he was employed from 1988 to January 1993. During his six years with Delphi, Mr. Bailey was responsible for coordination of more than 200 installations of minicomputer and LAN-based information systems, as well as support, service and technical research. Mr. Bailey's education includes a B.A. in mathematics and computer science from California Lutheran University, as well as training in TCP/IP, Unix, Novell and switched digital network designations.


     William M. McKay, age 42, has been chief financial officer, treasurer and secretary of View Tech since May 1, 1995. From October 1992 through April 1995, he was an independent consultant and principal of MK Associates, a firm that provides financial and operational consulting services to businesses. From January 1991 to October 1992, Mr. McKay was senior vice president and chief financial officer of Kennedy-Wilson, Inc., a real estate brokerage concern. Prior to his service with Kennedy-Wilson, Mr. McKay was vice president and controller of HSM Group, a real estate investment company that is affiliated with Kennedy-Wilson with interests in partnerships owning residential and commercial properties. Mr. McKay also has ten years of public accounting experience with Deloitte & Touche, most recently as a senior manager in its audit department. Mr. McKay is a member of the American Institute of Certified Public Accountants, and has a B.S. in business administration with an emphasis in accounting from the University of Southern California - Los Angeles.


     For information with respect to securities ownership of Common Stock by the directors, executive officers and beneficial owners of more than 5% of the Common Stock, see "--View Tech Security Ownership of Certain Beneficial Owners and Management."

                                 EXECUTIVE COMPENSATION



SUMMARY COMPENSATION TABLE


     The following table sets forth the compensation for the chief executive officer and each of the most highly compensated executive officers whose individual remuneration exceeded $100,000 for the fiscal year ended June 30, 1996 (the "Named Executives"):

                          SUMMARY COMPENSATION TABLE


                                              Annual                 Long-Term
                                           Compensation             Compensation
                                           ------------             ------------       All Other
Name and Principal Position         Year      Salary       Bonus     Options (1)     Compensation (2)
---------------------------------   ----      ------      -------   ------------     ---------------
Robert G. Hatfield                  1996       $168,000   $    --       100,000            $28,175
          Chairman and Chief        1995       $160,000   $    --        50,000            $41,986
           Executive Officer        1994       $126,000   $    --                          $29,053

John W. Hammon                      1996       $168,000   $    --       100,000            $19,642
          President and             1995       $160,000   $    --        50,000            $17,989
          Chief Operating
          Officer                   1994       $126,000   $    --                          $20,269

William M. McKay                    1996       $118,216   $    --        25,000            $ 6,000
          Secretary and Chief       1995       $ 17,914   $    --        72,800            $ 1,000
          Financial Officer(3)

Franklin A. Reece, III              1996       $120,000   $27,693        73,602            $    --
          Vice President and        1995       $137,500   $20,300            --            $    --
          Director(4)               1994       $135,000   $32,825            --            $    --

-----------------------------
(1) All stock options to Messrs. Hatfield, Hammon and McKay were granted under the 1995 Stock Option Plan. Mr. Reece's options were originally options to acquire USTeleCenters common stock that were converted into options to acquire Common Stock upon consummation of the Merger.


(2) For fiscal 1996, the amount listed includes: (i) for Mr. Hatfield (a) country club dues and expenses of $13,698, (b) automobile expenses of $12,812, and (c) 401(k) Retirement Savings Plan contributions of $1,665;
    (ii) for Mr. Hammon (a) country club dues and expenses of $2,577, (b) automobile expenses of $15,400, and (c) 401(k) Retirement Savings Plan contributions of $1,665; (iii) for Mr. McKay, an automobile allowance of $500 per month. Itemized disclosure of other compensation in 1995 and 1994, is not required.


(3) Mr. McKay was not employed by View Tech prior to its 1995 fiscal year.


(4) Mr. Reece became an employee of the Company on November 29, 1996 in connection with the Merger, which was treated as a pooling of interests for financial reporting purposes. The amounts shown were paid by UST.

OPTION GRANTS


   The following table sets forth information regarding stock option grants to each of the Named Executives during the fiscal year ended June 30, 1996.


                                 Option Grants

                    In The Fiscal Year Ended June 30, 1996


                                               Individual Grants
                            --------------------------------------------------------------------------------
                                Number of          Percent of Total
                            Shares Underlying    Options Granted to
                                 Options            Employees in        Exercise Price
          Name                 Granted (1)         Fiscal Year  (2)        ($/Share)      Expiration Date
-------------------------   ------------------   --------------------   ---------------   ---------------
Robert G. Hatfield                     50,000                   10.0%           $6.375            6/12/06
                                       50,000                   10.0%           $6.625            7/17/05
John W. Hammon                         50,000                   10.0%           $6.375            6/12/06
                                       50,000                   10.0%           $6.625            7/17/05
William M. McKay                       25,000                    5.0%           $6.375            6/12/06
Franklin A. Reece, III                 73,602                   33.3%           $ 0.41            9/12/00

--------------------------
(1)  All options are fully vested.

(2) The percentages for Messrs. Hatfield, Hammon an McKay represent the percentage of total options granted by the Company. Mr. Reece's options were granted by USTeleCenters prior to the Merger and upon consummation of the Merger were converted into options to acquire View Tech Common Stock. The percentage stated for Mr. Reece represents the percentage of options granted by USTeleCenters during the twelve months ended June 30, 1996. Excludes 3,680 options granted to Mr. Reece by USTeleCenters and cancelled prior to the Merger.


AGGREGATE OPTION EXERCISES

     The following table sets forth information regarding unexercised options held by the Named Executives. Mr. McKay was the only Named Executive who exercised options during the fiscal year ended June 30, 1996:

                           Aggregate Option Exercises
                   In The Fiscal Year Ended June 30, 1996 And
                         Fiscal Year-End Option Values

                                                                                                  Value of Unexercised
                                                                Number of Unexercised                 "In-the-Money"
                                                                      Options at                     Options at Fiscal
                               Shares                               Fiscal Year-End                      Year-End
                            Acquired on                       -----------------------------    ----------------------------
            Name             Exercise     Value Realized      Exercisable     Unexercisable    Exercisable    Unexercisable
-------------------------   -----------   --------------      -----------    --------------    -----------    -------------
Robert G. Hatfield              N/A            N/A               12,500         137,500           $87,500       $350,000
John W. Hammon                  N/A            N/A               12,500         137,500            87,500        350,000
William M. McKay              12,500         $82,737              5,700          79,600            13,538        328,113
Franklin A. Reece, III          N/A            N/A                   --          73,602                --        485,037

  The stock options described in the foregoing table became fully exercisable upon consummation of the Merger.

DIRECTOR COMPENSATION

  Outside directors receive $1,000 each month and $1,000 for each meeting of the Board of Directors attended. Directors receive no compensation for telephonic meetings. Outside directors who are members of either the Stock Option and Compensation Committee or the Audit Committee receive $1,000 per meeting attended as well. However, if a Committee meets on the same day that the Board of Directors is meeting, the outside director will only receive a single payment of $1,000 for all meetings attended on the same day. Outside directors are also reimbursed for their travel expenses.

  In addition to the per diem, pursuant to the 1995 Stock Option Plan, outside directors received options to acquire 10,000 shares of Common Stock on the day they were elected to the Board of Directors. Additionally, outside directors who served on the Board of Directors for a full year received options to acquire an additional 2,000 shares of Common Stock on the fifth business day following the annual meeting of stockholders. The exercise price of the stock options is equal to the last reported sales price of the Common Stock on The NASDAQ National Market. There are no options available under the 1995 Stock Option Plan, and, accordingly outside directors will no longer receive automatic grants.

  Members of the Board of Directors who are also employees of View Tech do not receive any additional compensation for service on the Board of Directors. No member of the Board of Directors received any other compensation for his services as a director.

EMPLOYMENT CONTRACTS; TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
ARRANGEMENTS

  Employment Agreements. View Tech has entered into an employment agreement with Mr. Reece on November 29, 1996 which expires on December 31, 1998. Under the terms of this agreement, Mr. Reece's annual base salary is $150,000 and he is entitled to receive from the Company an annual cash bonus, the amount of which is subject to determination by the Company. On December 9, 1996, the directors increased Mr. Reece's base salary to $198,000. The agreement provides that upon termination of Mr. Reece's employment with the Company, either for Good
Reason or without Cause (as defined in the employment agreement), he is entitled to receive salary payments through the first anniversary of the date on which his employment was terminated (the "Termination Date"), in addition to a cash lump-sum payment and the continuation of fringe benefits until the first anniversary of the Termination Date. Upon the voluntary termination of his employment with the Company, under certain circumstances, Mr. Reece is entitled to receive a cash lump-sum payment, and in any event of termination of his employment with the Company, he shall receive all accrued salary, bonus and other benefits. In the event that his employment is terminated in connection with a change of control of the Company, he will receive, for a period of time, which is to be not less than one year, his salary, all fringe benefits to which he is entitled and a cash lump-sum payment.

  View Tech also has reaffirmed annual salary levels for each of Messrs. Hatfield, Hammon and McKay of $220,000, $220,000 and $136,000, respectively, and is in the process of negotiating employment agreements with them.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  Transactions with View Tech's Founders. In connection with View Tech's organization in 1992, View Tech sold 738,000 shares of Common Stock to each of its founders, Messrs. Hatfield and Hammon, for approximately $0.007 per share. On October 3, 1994, July 17, 1995 and June 12, 1996, View Tech granted options to purchase an aggregate of 150,000 shares (50,000 shares each grant) of Common Stock to each of Messrs. Hatfield and Hammon. The options, which have exercise prices of $0.375, $6.625 and $6.375 per share, respectively, are fully vested.

  Messrs. Hatfield and Hammon had guaranteed the repayment of $638,000 of View Tech's indebtedness, all of which was repaid with a portion of the proceeds from View Tech's initial public offering in June 1995.

  Transactions with Windermere Holdings, Inc. View Tech entered into a management services agreement with Windermere Holdings, Inc., ("WHI") effective as of September 1, 1994 (the "WHI Agreement"). The WHI Agreement provided that WHI would assist View Tech with respect to View Tech's management requirements, strategic initiatives, marketing strategies, contract negotiation, investor relations, organizational structure, retention of public relations advisors, board structure and committees and executive compensation.

  The WHI Agreement expired September 30, 1995. Pursuant to the terms of the WHI Agreement, View Tech paid WHI $25,000 in July 1995 and a monthly retainer of $2,500, and reimbursed WHI's reasonable expenses. Pursuant to the WHI Agreement, View

Tech also agreed to issue to WHI options to purchase 150,000 shares of View Tech Common Stock on October 1, 1995, if the agreement was then in effect, which options would be exercisable immediately and would have an exercise price equal to the fair market value per share of View Tech Common Stock on that date. The WHI Agreement also provided for certain registration rights with respect to Common Stock issuable upon the exercise of such options. On September 13, 1995, the WHI Agreement was amended so that (i) 75,000 options were issued to each of Rolf N. Hufnagel, a former member of the Board of Directors and managing director of WHI, and Robert E. Yaw II, chairman of WHI, with an exercise price equal to $7.375, which was the closing bid price of the Common Stock on The NASDAQ SmallCap Market on September 13, 1995 and (ii) View Tech was no longer obligated to pay WHI a monthly retainer.

  On November 1, 1995, View Tech entered into a subsequent agreement with WHI which provided for a payment of $5,000 per month through June 30, 1996. View Tech also made a short-term loan to Mr. Hufnagel of approximately $22,000 at a 10% interest rate in April 1996. The loan was repaid in June 1996 with interest.

  Subsequent to Mr. Hufnagel's resignation from the Board of Directors effective June 24, 1996, View Tech entered into a new agreement with WHI that provided for
(i) a monthly retainer of $5,000 from July to September 1996; (ii) the issuance of options to purchase 55,000 shares of Common Stock to one of WHI's principals, which were issued on June 27, 1996 and (iii) the issuance of options to purchase 55,000 shares of Common Stock to Mr. Hufnagel, which were issued on August 22, 1996. The agreement provides that such options be issued at the market price as of the date of issuance. The agreement further provided for the issuance of options exercisable for View Tech Common Stock equal to 5% of the "Transaction Value" of any merger or acquisition ("M&A") transactions for which WHI provided advice. Pursuant to an amendment to such agreement entered into in October 1996, instead of issuing WHI options equal to 5% of the Transaction Value of the Merger, View Tech agreed to pay WHI $175,000 in cash and to issue to WHI 30,000 shares of Common Stock as follows: (i) $50,000 on October 3, 1996; (ii) $50,000 on November 1, 1996; and (iii) $75,000 and 30,000 shares of Common Stock on the effective date of the Merger. As of January 2, 1997, WHI received 30,000 shares of Common Stock and $130,000.

  During fiscal 1996, View Tech made payments totalling $72,500 to WHI, excluding payments made for reimbursement of expenses.

  Mr. Hammon, the president, chief operating officer and a director of View Tech, loaned (i) $50,000 to a managing director of WHI in February 1996, (ii) $250,000 to Mr. Yaw in February 1996, and (iii) $100,000 to Mr. Yaw in July 1996, for various purposes unrelated to the business of View Tech and WHI. The specific dates for repayment have not been established by Mr. Hammon.

  Transactions with Coffin.KCSA. View Tech entered into a consulting agreement with Coffin.KCSA ("Coffin") under which Coffin provided assistance to View Tech with respect to View Tech's investor relations, board structure and committees and executive compensation. The agreement, effective December 1, 1994, was for an indefinite term and could be terminated by either party upon 30 days' written notice. View Tech paid Coffin $25,000 in July 1996, and paid Coffin a monthly retainer and reimbursed Coffin's reasonable expenses. The monthly retainer was originally $2,500 and was raised to $4,000 per month following View Tech's initial public offering in June 1995. William F. Coffin, a former director of View Tech, is a partner in Coffin. During fiscal 1996, View Tech paid Coffin a total of $65,000, excluding payments made for reimbursement of expenses. Effective June 12, 1996, Mr. Coffin resigned as a director of View Tech.

                              RECENT DEVELOPMENTS

PRIVATE PLACEMENT

  On December 31, 1996, the Company entered into an agreement (the "Purchase Agreement") with Telcom Holding, LLC, a Massachusetts limited liability company (the "Purchaser") formed by The O'Brien Group, Inc., a Massachusetts corporation (the "O'Brien Group"), pursuant to which the Purchaser has agreed to use its reasonable best efforts to purchase (i) up to 650,000 shares of Common Stock (the "Purchase Shares") and (ii) Common Stock Purchase Warrants of the Company (the "Telcom Purchase Warrants," and together with the Purchased Shares the "Purchased Securities") for a purchase of up to 325,000 shares of Common
Stock, at a price of $4.40 per unit ("Unit"). Each Unit consists of one (1) share of Common Stock and one (1) Telcom Purchase Warrant for the purchase of one-half (1/2) share of Common Stock at a purchase price per share of $6.50. If the aggregate purchase price for the Purchased Securities issued and sold to Telcom is at least $2,500,000, the Company also has agreed to issue to certain principals of the O'Brien Group additional Common Stock Purchase Warrants of the Company (the "O'Brien Purchase Warrants") for the purchase of one-half (1/2) the aggregate number of shares of Common Stock that are purchasable under the Telcom Purchase Warrants issued and sold to Telcom, at a purchase price per share of $6.50. The aggregate number of Purchased Securities may be increased by mutual agreement of the Company and the Purchaser, but not to a number that would require the Company to obtain stockholder approval under applicable rules promulgated by The NASDAQ National Market.

  The Purchaser has agreed to use its reasonable best efforts to purchase Purchased Securities with an aggregate purchase price of $2,500,000 or more by January 15, 1997, and, cumulatively, Purchased Securities, including up to 650,000 Purchase Shares and Telcom Purchase Warrants to purchase up to 325,000 shares of Common Stock, by February 15, 1997; provided, however, that (i) the Purchaser may in its discretion extend either such date for a closing by 15 days, (ii) the Company may in its discretion designate a date earlier than January 15, 1997 for an initial closing with respect to issuance and sale of Purchased Securities with an aggregate purchase price of less than $2,500,000;
(iii) there may not be more than three closings; and (iv) the last closing may not occur later than February 28, 1997.

  All proceeds from the sale of Purchased Securities are required to be used by the Company for working capital purposes, including payment of professional fees, costs and expenses approximating $1,100,000 associated with its merger with USTeleCenters, Inc., a Massachusetts corporation, effective November 29, 1996.

  Upon the first issuance and sale of any Purchased Securities to the Purchaser under the Agreement (the "Initial Closing"), the Company is required to take such actions as may be reasonably practicable to cause Paul C. O'Brien, the president of the O'Brien Group, to be nominated and elected to serve as Chairman and as a member of the Board of Directors. If Mr. O'Brien does not serve in such capacity for any reason, the Company is required to take such actions as may be reasonably practicable to cause another person designated by the Purchaser and reasonably acceptable to a majority of the Board of Directors to be nominated and elected to serve as a member of the Board of Directors. The foregoing requirements expire at the end of the initial three-year director term to which Mr. O 'Brien is elected.

  As long as Telcom Purchase Warrants to purchase at least fifty percent (50%) of the aggregate number of shares of Common Stock purchasable under all Telcom Purchase Warrants issued under the Agreement are outstanding, but not longer than six (6) months after the Initial Closing, subject to certain exceptions,
(i) if the Company intends to issue any equity securities to a third party, it must offer to each holder of Purchased Shares and to each holder of shares of Common Stock issued upon exercise of the Telcom Purchase Warrants or the O'Brien Purchase Warrants (the "Warrant Shares") the right, for a period of twenty (20) days, to purchase for cash, at a purchase price equal to the price or other consideration for which such securities are to be issued, a number of such securities (up to but not exceeding that number of such equity securities that the Company intends to issue or has received an offer to purchase) that would enable, after giving effect to such issuance, such holder to maintain its same proportionate fully-diluted equity ownership in the Company as it held on the date of such notice, and (ii) the Company will not, except with the affirmative vote or consent of at least five (5) members of the Board of Directors, (A) merge or consolidate with, or sell, assign, lease or otherwise dispose of or voluntarily part with the control of (whether in one transaction or in a series of transactions) all or substantially all of its assets to any third party, or
(B) permit any of its subsidiaries to do any of the foregoing, other than sales or other dispositions of assets in the ordinary course of business. In addition, holders of Purchased Shares and Warrant Shares are granted certain "piggyback" registration rights and certain registration rights on Form S-3 (or Form SB-2 if the Company is not eligible for any reason to use Form S-3) under the Agreement.

  The Telcom Purchase Warrants and the O'Brien Purchase Warrants are redeemable at View Tech's option on 30 days' notice to the holders thereof at a price of $0.50 per share of underlying Common Stock if (i) the average closing bid price of the Common Stock has been at least $10.00 per share for a period of 60 consecutive trading days ending within ten days prior to the Company's written notice of redemption, or (ii) the Company effects a best efforts or firm commitment underwritten public offering of Common Stock resulting in aggregate gross proceeds to the Company of not less than $7,500,000, provided that in such case the exercise price for the Telcom Purchase Warrants and the O'Brien Purchase warrants will be reduced in proportion to any amount by which the public offering price is less than $10.00 per share.

CHANGE IN FISCAL YEAR END

  On December 9, 1996, the Company changed its fiscal year end from June 30 to December 31, effective for the fiscal year ending December 31, 1996. The Company will file a transition report on Form 10-KSB covering the period from July 1 to December 31, 1996.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                AND MANAGEMENT

  The following table sets forth certain information with respect to (i) each director of View Tech, (ii) the Named Executives, (iii) all directors and executive officers of View Tech as a group at January 2, 1997, including the number of shares of Common Stock beneficially owned by each of them, and (iv) each person known by View Tech to own beneficially or of record more than 5% of the outstanding shares of Common Stock. Unless otherwise indicated below, the business address of each individual is the same as the address of View Tech's principal executive offices.


                                                Prior to the Offering            After the Offering
                                        -----------------------------------    ------------------------
                                           Number of                       Number of
                                            Shares                          Shares
                                         Beneficially                    Beneficially
          Beneficial Owner                 Owned(1)       Percentage       Owned(1)      Percentage (2)
-------------------------------------   ---------------   -----------   ---------------  --------------
Robert G. Hatfield (3)...............        720,000            12.3%        720,000               10.3%
John W. Hammon (4)...................        600,000            10.3%        600,000                8.6%
Calvin Carrera (5)...................         22,000               *          22,000                  *
Robert F. Leduc (6)..................         12,000               *          12,000                  *
Franklin A. Reece, III (7)...........        580,070            10.1%        580,070                8.4%
David F. Millet (8)..................        218,658             4.0%        218,658                3.3%
William M. McKay (9).................         85,300             1.5%         85,300                1.2%

Executive Officers and
  Directors as a Group (8 persons)...      2,422,293            39.0%      2,422,293               32.9%

------------------
*    Less than one percent.
(1) Based on 5,691,462 shares outstanding, and shares issuable upon the exercise of options or warrants that are exercisable within 60 days of January 2, 1997 which are deemed to be outstanding for the purpose of computing the percentage of outstanding stock owned by such persons individually and by each group of which they are a member, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person, including the following additional shares issuable upon exercise of options: for Mr. Hatfield, 150,000 shares; for Mr. Hammon, 150,000 shares; for Mr. Reece, 73,602 shares; for Mr. McKay, 85,300 shares; and for another View Tech executive officer, 47,000 shares.
(2) Includes in the denominator 1,136,000 shares of Common Stock to be issued in connection with this Offering and underlying the Options and the Warrants.
(3) Chief executive officer and chairman of View Tech. Includes 150,000 shares issuable upon exercise of View Tech options and 120,000 shares held in an irrevocable trust established for the benefit of Mr. Hammon's minor children, of which Mr. Hatfield is trustee. Mr. Hatfield has sole investment and voting power with respect to such shares.
(4) President and chief operating officer of View Tech. Includes 150,000 shares issuable upon exercise of View Tech options. Mr. Hammon's address is 101 Pacifica, Suite 100, Irvine, California 92718.
(5) Includes 12,000 shares issuable upon exercise of View Tech options. Mr. Carrera's address is 10550 Summer View Circle, Camarillo, California 93012.
(6) Includes 12,000 shares issuable upon exercise of View Tech options. Mr. Leduc's address is 26 Thorn Oak, Trabuco Canyon, California 92679.
(7) View Tech director and vice president of View Tech and chief executive officer of UST. Includes 73,602 shares issuable upon exercise of View Tech options. Mr. Reece's address is 745 Atlantic Avenue, Boston, Massachusetts 02111-2747.
(8) View Tech director. Mr. Millet's address is 623 Chestnut Street, Needham, Massachusetts 02192.
(9) Chief financial officer of View Tech. Includes 85,300 shares issuable upon exercise of View Tech Options.


                         DESCRIPTION OF CAPITAL STOCK

GENERAL

     View Tech is authorized to issue up to 20,000,000 shares of Common Stock, par value $0.0001 per share, 5,691,462 shares of which were issued and outstanding at January 2, 1997 and, at January 2, 1997 these shares were owned by approximately 122 holders of record. In addition, View Tech is authorized to issue up to 5,000,000 shares of Preferred Stock, $0.0001 par value. As of January 2, 1997, there were no shares of Preferred Stock outstanding.

COMMON STOCK

     The holders of Common Stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Subject to the rights of holders of Preferred Stock (if there are any shares outstanding), the holders of Common Stock are entitled to receive such dividends as may be declared from time to time by the Board of Directors out of funds legally available therefor and in the event of liquidation, dissolution or winding-up of View Tech, to share ratably in all assets remaining after payment of all liabilities. The holders of Common Stock have no preemptive or conversion rights and are not subject to further calls or assessments by View Tech. There are no redemption or sinking fund provisions applicable to the Common Stock.

PREFERRED STOCK

     The Certificate of Incorporation of View Tech provide that the Board of Directors may issue an aggregate of 5,000,000 shares of Preferred Stock from time to time in one or more series. As of January 2, 1997, there were no shares of Preferred Stock outstanding.

     The Board of Directors is authorized to determine, among other things, with respect to each series of Preferred Stock which may be issued: (i) the dividend rate, conditions and preferences, if any; (ii) whether dividends will be cumulative and, if so, the date from which dividends will accumulate; (iii) whether, and to what extent, the holders of a series will enjoy voting rights, if any, in addition to those prescribed by law; (iv) whether and upon what terms, a series will be convertible into or exchangeable for shares of any other class of capital stock or other series of Preferred Stock; (v) whether, and upon what terms, a series will be redeemable; (vi) whether a sinking fund will be provided for the redemption of a series and, if so, the terms and conditions of the sinking fund; and (vii) the preference if any, to which a series will be entitled on voluntary or involuntary liquidation, dissolution or winding up of View Tech. With regard to dividends, redemption and liquidation preference, any particular series of Preferred Stock may rank junior to, on a parity with, or senior to any other series of Preferred Stock and Common Stock. The Board of Directors, without stockholder approval, can issue Preferred Stock with voting and conversion rights which could adversely affect the voting power of the holders of Common Stock. The issuance of Preferred Stock under certain circumstances could have the effect of delaying or preventing a change of control of View Tech or other corporate action. The Board of Directors could issue Preferred Stock having terms that could discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders, might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock.

OPTIONS AND WARRANTS

     At January 2, 1997, 1,150,600 options (excluding the commitment to issue the Purchased Securities described in "Recent Developments" herein), including options outstanding under the View Tech Stock Option Plan, covering an aggregate of 859,600 shares of Common Stock, all of which options are fully vested, and warrants covering an aggregate of 870,000 shares of Common Stock were outstanding. All of the shares of Common Stock underlying the foregoing options and warrants are registered and/or are being registered hereunder and are fully transferable upon exercise. The foregoing options and warrants have exercise prices ranging from $0.25 per share to $7.75 per share, with a weighted average exercise price of $2.33 per share, and expiration dates ranging from March 21, 1998 to September 1, 2006. An additional 184,005 shares of Common Stock are issuable under a stock option plan previously administered by UST and assumed in connection with the Merger. These options have exercise prices ranging from $0.29 to $0.41 per share and expiration dates ranging from January 2001 to February 2005.

DELAWARE ANTI-TAKEOVER LAW

     View Tech is governed by the provisions of Section 203 of the General Corporation law of the State of Delaware (the "GCL"), an anti-takeover law. In general, the law prohibits a public Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became and interested stockholder, unless the business combination is approved in a prescribed manner. "Business combination" includes merger, asset sales and other transactions resulting in a financial benefit to the stockholder. An "interested stockholder" is a person who, together with its affiliates and associates, owns (or within three years, did own) 15% or more of the corporation's voting stock.

     The provisions regarding certain business combinations under the GCL could have the effect of delaying or preventing a change in control of the Company or the removal of existing management. A takeover transaction frequently affords stockholders the opportunity to sell their shares at a premium over current market prices.

CERTAIN PROVISIONS OF THE COMPANY'S CERTIFICATE OF INCORPORATION AND BYLAWS

     General. Certain provisions of the Company's Certificate of Incorporation and Bylaws may make more difficult the acquisition of control of the Company by a tender offer, open market purchases not approved by the Company's Board of Directors, a proxy contest or otherwise. The provisions are designed to reduce the vulnerability of the Company to an unsolicited proposal for a takeover that does not contemplate the acquisition of all outstanding shares of the Company or which is otherwise unfair to stockholders of the Company.

     Set forth below is a description of certain provisions of the Company's Certificate of Incorporation and Bylaws. Such description is intended as a summary only and is qualified in its entirety by reference to the Company's Certificate of Incorporation and Bylaws.

     Election of Directors. The Company's Certificate of Incorporation provides that the Board of Directors is divided into three classes. One class of directors is elected at each annual meeting of stockholders for three-year terms. The Company's Bylaws provide that the number of directors shall be fixed by majority approval of the Board of Directors or by vote of a majority of the stockholders of the Company. Currently, the number of directors is set at six. In addition, the Bylaws provide that such provision establishing the number of directors may only be amended by majority approval of the Board of Directors or by a vote of a majority of the stockholders of the Company.

     Under Delaware law, in a corporation with a classified board of directors, a director can only be removed during his or her term for cause.

     Special Stockholders Meetings. The Company's Bylaws provide that special meeting of the stockholders, for any purpose or purposes, unless required by law, may be called by the president, a majority of the entire Board of Directors or the holders of a majority of the outstanding shares of capital stock of the Company entitled to vote. A special meeting may not be held absent such a written request. The request must state the purpose or purposes of the proposed meeting.

                                 DIVIDEND POLICY

     View Tech has never paid any cash dividends on its Common Stock. As of January 2, 1997, it intends to retain earnings and capital for use in its business and does not expect to pay any dividends within the foreseeable future. Any payment of cash dividends in the future on the Common Stock will be dependent on View Tech's financial condition, results of operations, current and anticipated cash requirements, plans for expansion, restrictions, if any, under debt obligations, as well as other factors that the Board of Directors deems relevant.

                                 LEGAL MATTERS

     Certain legal matters with respect to the legality of the issuance of the shares of View Tech Common Stock offered hereby will be passed upon for View Tech by Brobeck, Phleger & Harrison LLP, Los Angeles, California.

                                    EXPERTS

     The financial statements of View Tech, Inc. included in this Prospectus have been audited by Carpenter Kuhen & Sprayberry, independent accountants, as indicated in the reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing. The financial statements for UST for the twelve months ended June 30, 1995 have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts giving said reports.

INDEX TO FINANCIAL STATEMENTS

SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS
Report of Independent Public Accountants........................................................    F-1
Supplemental Consolidated Balance Sheets as of June 30, 1996 and
 September 30, 1996 (unaudited).................................................................    F-2
Supplemental Consolidated Statements of Operations for the years ended June 30, 1996 and
 1995 and the three month periods ended September 30, 1996 and 1995 (unaudited).................    F-3
Supplemental Consolidated Statement of Stockholders' Equity for the years ended June 30, 1996
 and 1995 and the three month period ended September 30, 1996 (unaudited).......................    F-4
Supplemental Consolidated Statements of Cash Flows for the years ended June 30, 1996
 and 1995 and the three month periods ended September 30, 1996 and 1995 (unaudited).............    F-5
Notes to Supplemental Consolidated Financial Statements as of June 30, 1996.....................    F-6
Notes to Supplemental Consolidated Financial Statements as of September 30, 1996 (unaudited)....   F-21

VIEW TECH
Report of Independent Auditors..................................................................   F-24
Balance Sheets at June 30, 1996 and 1995........................................................   F-25
Statements of Operations for the Years Ended June 30, 1996 and 1995.............................   F-26
Statement of Stockholders' Equity for the Years Ended June 30, 1996 and 1995....................   F-27
Statements of Cash Flows for the Years Ended June 30, 1996 and 1995.............................   F-28
Notes to Financial Statements...................................................................   F-29
Balance Sheets at September 30, 1996 (unaudited) and June 30, 1996..............................   F-40
Statements of Operations for the Three Months ended September 30, 1996 and 1995(unaudited)......   F-41
Statements of Cash Flows for the Three Months ended September 30, 1996 and 1995 (unaudited).....   F-42
Notes to Financial Statements as of September 30, 1996 (unaudited)..............................   F-43

UST
Reports of Independent Public Accountants.......................................................   F-46
Balance Sheets as of June 30, 1996 and September 30, 1996 (unaudited)...........................   F-48
Statements of Operations for the twelve months ended June 30, 1996 and 1995 and the three
 month periods ended September 30, 1996 and 1995 (unaudited)....................................   F-49
Statements of Stockholders' Deficit for the twelve month periods ended June 30, 1996 and 1995
 and the three month period ended September 30, 1996 (unaudited)................................   F-50
Statements of Cash Flows for the twelve month periods ended June 30, 1996 and 1995 and the
 three month periods ended September 30, 1996 and 1995 (unaudited)..............................   F-51
Notes to Financial Statements as of  June 30, 1996..............................................   F-52

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors
and Shareholders of
VIEW TECH, INC.

We have audited the accompanying supplemental consolidated balance sheet of View Tech, Inc. and subsidiary as of June 30, 1996 and the related supplemental consolidated statements of operations, stockholders' equity and cash flows for the years ended June 30, 1996 and 1995. These supplemental consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these supplemental consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the supplemental consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the supplemental consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the supplemental consolidated financial statements referred to above present fairly, in all material respects, the financial position of View Tech, Inc. and subsidiary as of June 30, 1996, and the results of their operations and cash flows for the years ended June 30, 1996 and 1995, in conformity with generally accepted accounting principles applied on a consistent basis applicable after financial statements are issued for a period which includes the date of consummation of the business combination.

We previously audited and reported on the statements of operations and cash flows of View Tech, Inc. for the years ended June 30, 1996 and 1995, and of USTeleCenters, Inc. for the twelve month period ended June 30, 1996, prior to their restatement for the business combination consummated on November 29, 1996, which was accounted for as a pooling of interests. Separate financial statements of the wholly owned subsidiary included in the 1995 restated supplemental consolidated statements of operations and cash flows were audited and reported on separately by other auditors.

The supplemental financial statements give retroactive effect to the merger of View Tech, Inc. and USTeleCenters, Inc. on November 29, 1996, which has been accounted for as a pooling of interest as described in the notes 1 and 3 to the supplemental consolidated financial statements. Generally accepted accounting principles proscribe giving effect to a consummated business combination accounted for by the pooling of interest method in financial statements that do not extend through the date of consummation. These financial statements do not extend through the date of consummation, however, they will become historical consolidated financial statements of View Tech, Inc. and subsidiary after financial statements covering the date of consummation of the business combination are issued.


/s/ Carpenter Kuhen & Sprayberry

Oxnard, California
December 23, 1996

                                VIEW TECH, INC.
                    SUPPLEMENTAL CONSOLIDATED BALANCE SHEETS

                                                             June 30,      September 30,
                                                               1996             1996
                                                            ----------------------------
                                                                            (unaudited)
                         ASSETS
CURRENT ASSETS:
  Cash                                                      $ 1,465,199      $ 1,157,865
  Accounts receivable (net of reserves
    of $220,182 and $351,454)                                 7,907,284        9,908,707
  Inventory                                                   1,748,555        1,770,907
  Other current assets                                          916,621        1,378,286
                                                            -----------      -----------
      Total Current Assets                                   12,037,659       14,215,765

PROPERTY AND EQUIPMENT, NET:                                  2,720,422        2,737,458
GOODWILL (net of accumulated amortization of $11,121)                 -        1,654,203
OTHER ASSETS                                                     83,008          153,346
                                                            -----------      -----------
                                                            $14,841,089      $18,760,772
                                                            ===========      ===========


            LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable                                          $ 4,910,774      $ 6,503,409
  Notes payable to vendor                                       437,753          197,672
  Current portion of long-term debt                           2,998,582        2,063,690
  Other current liabilities                                   1,319,583        1,654,013
                                                            -----------      -----------

      Total Current Liabilities                               9,666,692       10,418,784
                                                            -----------      -----------

LONG-TERM DEBT                                                  952,864          820,016
                                                            -----------      -----------

COMMITMENT AND CONTINGENCIES                                          -                -

STOCKHOLDERS' EQUITY:
  Preferred stock, par value $.01, authorized
    5,000,000 shares, none issued or outstanding                      -                -
  Common stock, par value $.01,
    authorized 10,000,000 shares, issued and
    outstanding 5,112,623 and 5,334,033 shares
    at June 30 and September 30, 1996, respectively              51,125           53,340
  Common stock subscribed, net                                        -        1,390,102
  Additional paid-in capital                                  6,669,268        8,190,017
  Retained deficit                                           (2,498,860)      (2,111,487)
                                                            -----------      -----------
                                                              4,221,533        7,521,972
                                                            -----------      -----------
                                                            $14,841,089      $18,760,772
                                                            ===========      ===========

   The accompanying notes are an integral part of these financial statements.

                                VIEW TECH, INC.
               SUPPLEMENTAL CONSOLIDATED STATEMENTS OF OPERATIONS

                                                       Years Ended         Three Month Periods Ended
                                                         June 30,                September 30,
                                           -----------------------------   --------------------------
                                               1996            1995            1996           1995
                                           -------------   -------------   ------------   -----------
                                                                                   (unaudited)
Revenues:
  Product sales and service revenues        $19,680,386     $10,801,669    $ 6,001,979     $2,693,287
  Agency commissions                         11,313,350      17,696,300      4,016,505      3,723,403
                                            -----------     -----------    -----------     ----------

                                             30,993,736      28,497,969     10,018,484      6,416,690
                                            -----------     -----------    -----------     ----------

Costs and Expenses:
  Costs of goods sold                        14,269,108       7,618,770      4,817,141      2,281,389
  Selling and marketing expenses              9,653,345      15,565,601      2,780,434      2,307,376
  General and administrative expenses         6,247,785       4,990,572      1,952,191      1,549,898
                                            -----------     -----------    -----------     ----------
                                             30,170,238      28,174,943      9,549,766      6,138,663
                                            -----------     -----------    -----------     ----------

Income From Operations                          823,498         323,026        468,718        278,027

Other Income (Expense)                         (659,258)       (592,853)       (67,381)       (63,091)

Loss on Sublease, Including Shutdown
  of Offices                                          -      (1,312,900)             -              -
                                            -----------     -----------    -----------     ----------

Income (Loss) Before Income Taxes               164,240      (1,582,727)       401,337        214,936

Provision for Income Taxes                      259,816        (294,083)       (13,964)        59,707
                                            -----------     -----------    -----------     ----------
Net Income (Loss)                           $   424,056     $(1,876,810)   $   387,373     $  274,643
                                            ===========     ===========    ===========     ==========
Earnings (Loss) Per Share                           .07            (.50)           .07            .05
                                            ===========     ===========    ===========     ==========
Weighted Average Shares Outstanding           5,676,304       3,765,467      6,288,305      5,571,055
                                            ===========     ===========    ===========     ==========

    The accompanying notes are an integral part of these financial statements.

                                VIEW TECH, INC.
         SUPPLEMENTAL CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY



                                              Common Stock         Additional      Retained         Total
                                         -----------------------    Paid-In        Earnings      Stockholders'
                                           Shares       Amount      Capital        (Deficit)        Equity
                                         -----------  ---------    ----------     -----------    -----------

Balance, June 30, 1994                     1,687,750    $16,877    $1,006,890     $  (853,989)   $   169,778

Issuance of common stock                   1,380,000     13,800     5,270,414               -      5,284,214
Shares issued under stock
  option plan                                  2,226         22        17,978               -         18,000
Stockholders' distributions                        -          -             -        (192,117)      (192,117)

Net loss                                           -          -             -      (1,876,810)    (1,876,810)
                                         -----------  ---------    ----------     -----------    -----------
Balance, June 30, 1995                     3,069,976     30,699     6,295,282      (2,922,916)     3,403,065

Shares issued under stock
  option plan                                 34,200        342        11,170               -         11,512
Issuance of common stock                   2,008,447     20,084       406,246               -        426,330
Additional costs of initial public
  offering of common stock                         -          -       (43,430)              -        (43,430)

Net income                                         -          -             -         424,056        424,056
                                         -----------  ---------    ----------     -----------    -----------
Balance, June 30, 1996                     5,112,623     51,125     6,669,268      (2,498,860)     4,221,533

Issuance of common stock                     202,857      2,029     1,417,970               -      1,419,999
Shares issued under stock option
 plan including deferred tax
 effects of exercise of stock
 options                                      18,553        186       102,779               -        102,965

Common stock subscribed, net                       -          -             -               -      1,390,102
Net income                                         -          -             -         387,373        387,373
                                         -----------  ---------    ----------     -----------    -----------
Balance, September 30, 1996 (unaudited)    5,334,033    $53,340    $8,190,017     $(2,111,487)   $ 7,521,972
                                         ===========  =========    ==========     ===========    ===========

    The accompanying notes are integral part of these financial statements.

                                                          VIEW TECH, INC.
                                        SUPPLEMENTAL CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                     Years Ended                   Three Month Periods Ended
                                                                       June 30,                          September 30,
                                                           -----------------------------         ------------------------------
                                                                1996            1995                 1996               1995
                                                           -------------    ------------         ------------       -----------
                                                                                                          (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)                                         $   424,056      $(1,876,810)       $   387,373          $   274,643
  Adjustments to reconcile net income (loss) to net cash
   from operating activities:
      Depreciation and amoritzation                             872,969          909,258            266,539              112,455
      Provision for bad debts                                  (307,818)         159,300            101,516             (176,881)
      Noncash charge relating to loss on sublease including
       shutdown of offices                                            -          678,847                  -                    -
      Reserve on term loan to PDS                               265,000                -                  -                    -

  Charges in assets and liabilities, net of effects of
   acquisitions:
      Accounts receivable                                    (1,968,522)      (1,488,827)        (1,490,954)             216,173
      Inventory                                                (679,357)        (586,790)           (22,352)            (779,684)
      Prepaids and other assets                                (617,359)         417,291           (392,054)            (320,475)
      Accounts payable                                        2,299,539          532,287          1,110,532            1,321,627

      Other accrued liabilities                              (1,232,266)         557,962           (124,358)            (696,546)
                                                            -----------      -----------        -----------          -----------
        Net cash used by operating activities                  (943,758)        (697,482)          (163,758)             (48,688)
                                                            -----------      -----------        -----------          -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
      Purchase of property and equipment                       (865,496)        (831,070)          (223,791)             (62,300)
      Term loan to PDS                                         (265,000)               -                  -                    -
      Acquisition of VisaTel and GroupNet                             -                -           (149,313)                   -
                                                            -----------      -----------        -----------          -----------
        Net cash used by investing activities                (1,130,496)        (831,070)          (373,104)             (62,300)
                                                            -----------      -----------        -----------          -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
      Net borrowings (payments) on line of credit                43,473          418,103           (518,631)            (559,160)
      Issuance of term note payable to bank                           -        1,500,000                  -                    -
      Long Term debt reduction                               (1,734,620)        (267,652)          (583,568)            (927,266)
      Lease payable reduction                                   (85,531)         (60,858)           (19,103)             (17,818)
      Payments on amounts due to former landlord                (66,220)        (370,467)           (44,522)              89,151
      Stockholder distributions                                       -         (192,117)                 -                    -
      Issuance of common stock, net                             437,842        5,302,214              5,250              427,951
      Additional costs for initial public offering of common    (43,430)               -                  -              (43,430)
       stock
      Common stock subscribed for private placement                   -                -          1,390,102                    -
       offering, net
                                                            -----------      -----------        -----------          -----------
        Net cash provided (used) by financing activities     (1,448,486)       6,329,223            229,528           (1,030,572)
                                                            -----------      -----------        -----------          -----------

NET INCREASE (DECREASE) IN CASH                              (3,522,740)       4,800,671           (307,334)          (1,141,560)
CASH, BEGINNING OF PERIOD                                     4,987,939          187,268          1,465,199            4,987,939
                                                            -----------      -----------        -----------          -----------
CASH, END OF PERIOD                                         $ 1,465,199      $ 4,987,939        $ 1,157,865          $ 3,846,379
                                                            ===========      ===========        ===========          ===========
SUPPLEMENTAL DISCLOSURES:
      Operating activities reflect:
      Interest paid                                         $   467,061      $   454,319        $    85,676          $   119,754
                                                            ===========      ===========        ===========          ===========
      Income taxes paid                                     $   375,480      $    27,580        $       600          $   255,300
                                                            ===========      ===========        ===========          ===========

    The accompanying notes are integral part of these financial statements.

                                VIEW TECH, INC.
            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS
                      YEARS ENDED JUNE 30, 1996 AND 1995

NOTE 1 -- THE BUSINESS
----------------------

     View Tech, Inc. markets and installs video communications systems and provides continuing services related to installed systems to customers in select states throughout the United States. The Company was incorporated under the laws of California in 1992 and commenced operations in July 1992. In November 1996, the Company changed its state of incorporation from California to Delaware. Also in November 1996, View Tech acquired USTeleCenters, Inc. ("UST"), which designs, sells, and supports telecommunication systems solutions for small and medium-sized businesses throughout the United States. UST also sells telecommunication services on behalf of certain Regional Bell Operating Companies ("RBOCs"). This business combination was accounted for as a pooling of interests. Accordingly, the Company's consolidated financial statements have been restated for all periods prior to the business combination to include the results of operations, financial position, and cash flows of UST.

UST incurred significant losses in the year ended June 30, 1995, which resulted in noncompliance under certain of its bank covenants and resulted in UST restructuring its operations. Certain restructuring costs, primarily severance, lease termination costs and fixed-asset write-offs were recorded during the year ended June 30, 1995.

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
----------------------------------------------------

     Principles of Consolidation. The accompanying consolidated financial
     ---------------------------
statements include the accounts of the Company and its wholly-owned subsidiary. Intercompany transactions and balances have been eliminated in consolidation.

     Fiscal Periods.  The Company's Fiscal year end is June 30.  UST's year end
     --------------
is December 31. The accompanying Financial Statements for UST for the twelve month periods ended June 30, 1996 and 1995 are presented in order to conform with ViewTech, Inc.'s year end.

     Revenue Recognition.  The Company sells both products and services. Product
     -------------------
revenue consists of revenue from the sale of video communications and telephone equipment and is recognized at the time title to the equipment passes to the customer. Service revenue is derived from services rendered in connection with the sale of new systems and from services rendered with respect to previously installed systems. Services rendered in connection with the sale of new systems are billed as a single charge and consist of engineering services related to system integration, installation, technical training, user training, and one-year parts-and-service warranty. The majority of these services are rendered at or prior to installation, and all of the revenue is recognized at the time of installation, with a reserve established for the estimated future costs of warranty services. Services rendered with respect to previously installed systems are also billed as a single charge and consist of engineering services related to evaluation and enhancement of equipment, additional technical and user training, and extended warranty services. The related revenue is also recognized at the time the majority of the services are rendered, with a similar reserve established for the estimated costs of the warranty services included in the charge.

                                VIEW TECH, INC.
            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS
                      YEARS ENDED JUNE 30, 1996 AND 1995

The Company has agency agreements with various local exchange carriers and telecommunications companies whereby the Company receives commissions on work referred to these entities. The agreements are subject to annual renewals. At June 30, 1995 the Company recognized revenues at the time that it received an order number for installation or at the time the service was performed by the local exchange carrier or telecommunications company. During fiscal year ended June 30, 1996 the Company changed its revenue recognition policy due to operational and procedural changes made by certain local exchange carriers whereby the carrier changed the procedures in issuing order numbers. The Company now recognizes revenue when the installation or service is ordered from the local exchange carrier or telecommunication company and a reserve is recorded for orders that will not receive an order number. Certain of the entities have the right to credit or charge back future commission payments on orders canceled within a 6 to 10 month period from the date of order. Provision for cancellations are made at the time revenue is recognized. The Company is not aware of any possible refunds or charge-backs that these entities might be seeking, which have not been reserved at June 30, 1996.

In addition, under its agreement with NYNEX, the Company receives commissions on management contracts. The Company recognizes these revenues at the time the service is rendered.

     Use of Estimates.  The preparation of financial statements in conformity
     -----------------
with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

     Net Income (Loss) Per Share.  Net income per share is computed on the basis
     ---------------------------
of the weighted average number of shares of Common Stock outstanding during the period after consideration of the shares issued to consummate the merger and of the dilutive effect, if more than 3%, of stock options. All options granted by the Company at a price less than the initial public offering price during the 12 months preceding the initial public offering (using the treasury stock method until shares are issued) have been included in the calculation of common and common equivalent shares outstanding for the periods presented if dilutive.

     Cash and Cash Equivalents.  The Company considers all highly liquid
     -------------------------
investments with a maturity not exceeding three months at the date of purchase to be cash equivalents. Short-term investments are stated at lower of cost or market and are insured up to $100,000 by the FDIC.

     Inventories.  Inventories are accounted for on the basis of the lower of
     -----------
cost or market. Cost is determined on a FIFO (first-in, first-out) basis. Included in inventory is demonstration equipment held for resale in the ordinary course of business. The Company sells its video demonstration equipment after the six month holding period required by its primary equipment supplier.

     Property and Equipment.  Property and equipment are recorded at cost and
     ----------------------
include improvements that significantly add to utility or extend useful lives. Depreciation and amortization of property and equipment is provided using the straight-line and MACRS methods over estimated useful lives ranging from one to ten years. Expenditures for maintenance and repairs are charged to expense as incurred.

                                VIEW TECH, INC.
            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS
                      YEARS ENDED JUNE 30, 1996 AND 1995

     Income Taxes. The Company accounts for income taxes using SFAS No. 109,
     ------------
"Accounting for Income Taxes," which requires a liability approach to financial accounting and reporting for income taxes.

     UST has elected to be treated as an S corporation for federal income tax purposes pursuant to Section 1362(a) of the Internal Revenue Code. As an S corporation, all items of income or loss are passed through to the stockholders and are reportable on their individual income tax returns. UST has elected to be treated as a C corporation in California and New York. As a C corporation UST is responsible for paying all taxes or income allocable to these states.

     The Commonwealth of Massachusetts imposes income taxes at the corporate level on certain S corporations with annual revenues in excess of $6 million. As such, UST is subject to taxes at the corporate level in this state.

     Upon consummation of the business combination, (discussed in note 1 and 3) UST converted to a C corporation pursuant to Section 1362 of the Internal Revenue Code. The financial statements reflected herein are for periods while UST was still an S corporation, and accordingly, the provision for income taxes on UST income before taxes has been calculated as discussed above.

     Concentration of Risk.  Items that potentially subject the Company to
     ---------------------
concentrations of credit risk consist primarily of investments in excess of FDIC limits and the dependence on a major equipment vendor.

     Approximately 38% of the Company's revenues are attributable to the sale of equipment manufactured by PictureTel and approximately 21% of revenues are attributable to the sale of network products and services provided by NYNEX. Termination or change of the Company's business relationship with PictureTel and/or NYNEX, disruption in supply, failure of these suppliers to remain competitive in quality, function or price, or a determination by such suppliers to reduce reliance on independent distributors such as the Company could have a material adverse effect on the Company.

     Reclassifications.  The Company has reclassified travel expenses relating
     -----------------
to technical services of $51,442 to cost of revenue from general and administrative expense for the year ended June 30, 1995 to conform to the current years presentation.

NOTE 3 -- BASIS OF PRESENTATION
-------------------------------

     On November 29, 1996, the Company acquired UST through a business combination accounted for as a pooling-of-interests for financial reporting purposes. Accordingly, the financial statements have been restated to include all the historical results for UST.

     A reconciliation of consolidated total revenues and net income to amounts applicable to the separate pooled companies prior to the date of combination (effective, November 29, 1996) is as follows:

                                VIEW TECH, INC.
            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS
                      YEARS ENDED JUNE 30, 1996 AND 1995

                                                                       Years Ended June 30,
                                                                   -----------------------------
                                                                    1996                  1995
                                                                   -----------------------------
     Total revenues:
          View Tech...............................................  $13,346,103      $ 6,963,487
          USTeleCenters...........................................   17,647,633       21,534,482
                                                                    -----------      -----------
                                                                    $30,993,736      $28,497,969
                                                                    ===========      ===========

     Net income (loss):
          View Tech...............................................  $  (696,060)     $   458,890
          USTeleCenters...........................................    1,120,116       (2,335,700)
                                                                    -----------      -----------
                                                                    $   424,056      $(1,876,810)
                                                                    ===========      ===========
     Net income (loss) per share (fully-diluted basis)
          View Tech...............................................  $      (.13)     $       .12
          USTeleCenters...........................................          .20             (.62)
                                                                    -----------      -----------
                                                                    $       .07      $      (.50)
                                                                    ===========      ===========

NOTE 4 -- CASH
---------------

     Cash is summarized as follows:

                                                                                      June 30,
                                                                                    ------------
                                                                                        1996
                                                                                    ------------
          Cash in money market...................................................... $1,014,356
          Cash in other accounts....................................................    450,843
                                                                                     ----------
                                                                                     $1,465,199
                                                                                    ===========

     As of June 30, 1996, cash deposits of $150,000 are restricted for use as collateral in connection with an outstanding letter of credit of $250,000 to PictureTel.

                                VIEW TECH, INC.
            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS
                      YEARS ENDED JUNE 30, 1996 AND 1995

NOTE 5 -- INVENTORY
-------------------

     Inventories are summarized as follows:

                                                             June 30,
                                                           ------------
                                                               1996
                                                           ------------
          Finished goods..................................  $  625,365
          Demonstration equipment.........................     488,148
          Spare parts.....................................     695,042
                                                            ----------
                                                             1,808,555
          Less reserve for obsolescence...................      60,000
                                                            ----------
                                                            $1,748,555
                                                            ==========

NOTE 6 -- PROPERTY AND EQUIPMENT
--------------------------------

     Property and equipment are summarized as follows:

                                                             June 30,
                                                           ------------
                                                               1996
                                                           ------------
          Computer equipment and software.................  $1,049,367
          Equipment.......................................   1,199,034
          Furniture and fixtures..........................     587,421
          Leasehold improvements..........................     321,889
          Autos...........................................      18,931
                                                            ----------
                                                             3,176,642
          Less accumulated depreciation...................   1,696,614
                                                            ----------
                                                             1,480,028

          Leased equipment under capital leases,
           net of accumulated amortization................   1,240,394
                                                            ----------
                                                            $2,720,422
                                                            ==========

                                VIEW TECH, INC.
            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS
                      YEARS ENDED JUNE 30, 1996 AND 1995

NOTE 7-- LONG-TERM DEBT
-----------------------

     At June 30, 1996 long-term debt consisted of the following:

                                                                 June 30,
                                                                -----------
                                                                   1996
                                                                -----------
          Revolving line of credit with a bank.................. $1,868,105
          Capital lease obligations (see Note-8)................  1,379,380
          Term note due to a bank...............................    430,000
          Due to landlords (see Note-9).........................    217,165
          Deferred rent.........................................     56,796
                                                                 ----------

                                                                  3,951,446
          Less current maturities...............................  2,998,582
                                                                 ----------

                                                                 $  952,864
                                                                 ==========


     The Company maintains a $500,000 credit facility (the "Note") to meet its working capital needs, if required. The Note expires on November 1, 1996 and provides for interest at the prime rate plus one and one-half percent per year. Funds available under the Note are reduced by certain outstanding standby letters of credit issued on behalf of the Company. No amounts were outstanding under the Note at June 30, 1996, although the Company has as of June 30, 1996, five outstanding standby letters of credits aggregating $300,000 of which four were issued in favor of one leasing company in connection with certain capital lease transactions relating to the purchase of computer equipment and furniture and one was issued to a surety company in connection with its issuance of a performance bond on behalf of the Company. The letter of credit holders may draw against the letters of credit if the Company fails to make timely payments or meet certain other conditions. As a result of issuing the five standby letters of credit, the balance available under the Note has been reduced to $200,000. As of June 30, 1996, the Company was in technical default on two of its loan covenants for which it has received a waiver of default from the lender.

     The Company's wholly owned subsidiary maintains a revolving line of credit with a bank. The bank has a security interest in the Company's assets. In addition, the Company has agreed, among other things, to maintain certain financial covenants and ratios. As of June 30, 1996, the Company's subsidiary was in compliance with the covenants or had received waivers under the Forbearance Agreement. Under the terms of the Forbearance Agreement, the subsidiary may borrow up to the lesser of the financial borrowing base, or $2,000,000. At June 30, 1996, approximately $1,868,000 was utilized under the revolving line of credit. Interest on the outstanding balance is payable monthly at the bank's base rate (8.25% at June 30, 1996) plus 1.5%. The outstanding credit facilities are guaranteed by the Company.

                                VIEW TECH, INC.
            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS
                       THREE MONTHS ENDED JUNE 30, 1996

     On November 27, 1996, the revolving line of credit and Forbearance Agreement was amended and extended to March 31, 1997. The amended revolving credit agreement provided for monthly reductions in the borrowing base of $50,000 from July to September 1996.

     The Company maintains a $1,500,000 term note with a bank. Under the term note, the subsidiary is required to make principal payments in twenty (20) equal, consecutive, monthly payments of $75,000 on the last day of each month, beginning on April 30, 1995. Interest under the note accrued at the bank's base rate plus 2.5% until March 31, 1995, and then, at the bank's base rate plus 4.5%. Interest is payable on the last day of each month. On June 3, 1996, the term note agreement was amended to bear interest at the bank's base rate. The outstanding principal balance of $430,000 and accrued interest under the term note were paid in full on September 1, 1996.

     The Company's subsidiary had maintained a lease line-of-credit agreement with a bank which was converted into a term note as part of the forebearance agreement. At June 30, 1996, there was approximately $1,045,000 outstanding under this facility. The subsidiary is required to maintain certain restrictive covenants, including profitability and liquidity covenants. Amounts outstanding bear interest at rates ranging from 5.6% to 8.3%. As of June 30, 1996, the subsidiary was in compliance with the covenants or had received waivers under the Forbearance Agreement.

     In January 1996, the Company's subsidiary converted approximately $700,000 payable to an equipment vendor into a promissory note bearing interest at 9% per annum. Principal and interest are scheduled to be repaid in monthly installments of approximately $73,000 from February to November 1996.

NOTE 8 --  LONG-TERM CAPITAL LEASE OBLIGATIONS
-----------------------------------------------

     The Company leases a portion of its machinery and equipment under certain capital lease agreements. The following is an analysis of the leased equipment:

                                                           June 30, 1996
                                                           -------------
     Equipment...........................................   $  992,764
     Furniture and fixtures..............................    1,332,430
                                                            ----------
                                                             2,325,194
     Less accumulated amortization.......................    1,084,800
                                                            ----------
                                                            $1,240,394
                                                            ==========

          The following is a schedule of future minimum lease payments required under capital leases, together with their present value as of June 30, 1996:

                                VIEW TECH, INC.
            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS
                      YEARS ENDED JUNE 30, 1996 AND 1995


     Year Ending June 30,
     -------------------
     1997................................................   $  527,977
     1998................................................      379,180
     1999................................................      311,300
     2000................................................      133,468
     2000 and thereafter.................................       27,455
                                                            ----------
                                                            $1,379,380
                                                            ==========

     Net minimum lease payment...........................   $1,585,740
     Less amount representing interest...................      206,360
                                                            ----------
     Present value of net minimum lease payments.........   $1,379,380
                                                            ==========

NOTE 9 --  AMOUNTS DUE TO LANDLORDS
-----------------------------------

     In 1994, the Company's wholly owned subsidiary entered into a sublease agreement for its previously occupied facility. Under the terms of the sublease, the subsidiary is still primarily liable for the amounts due under the original lease. Under the terms of the sublease agreement, the subsidiary is required to make payments to the landlord for the monthly differential between the original lease amount (approximately $23,700 per month) and the sublease income (approximately $14,000 per month). The subsidiary is required to pay approximately $9,700 per month through June 1997. The balance of net future amounts due to the former landlord is $97,742 as of June 30, 1996.

     In 1995, the subsidiary financed $150,880 of leasehold improvements through an allowance from the landlord. As of June 30, 1996, approximately $86,000 is outstanding for these improvements. This amount is being repaid in monthly installments of approximately $5,000 through December 1997. In connection with the restructuring discussed in Note 1, the subsidiary wrote off these improvements and recorded a loss of approximately $151,000. Additionally, the subsidiary entered into a sublease agreement for this facility. The subsidiary recorded a loss of approximately $104,000 which represented the difference between the total future payments reduced by sublease amounts paid directly to the landlord. In the event that the sublease fails to make its required monthly payments of approximately $12,000 through August 1998, the Company is still primarily liable for such sums.

NOTE 10 --  COMMITMENTS AND CONTINGENCIES
-----------------------------------------

     The Company leases its facilities in California, Colorado, Georgia, Massachusetts, New York, Tennessee, and Texas, under operating leases expiring through September 30, 2001. Certain leases require the Company to pay increases in real estate taxes, operating costs and repairs over certain base year amounts. The Company also leases certain equipment. Lease payments for the year ended June 30, 1996 and 1995 were approximately $1,160,000 and $ 885,000, respectively.

     Minimum future rental commitments under non cancelable operating leases (including amounts due to landlords, net of any sublease income) are as follows:

                                VIEW TECH, INC.
            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS
                      YEARS ENDED JUNE 30, 1996 AND 1995


Year Ending June 30,
-------------------
     1997........................................ $  908,554
     1998........................................    636,073
     1999........................................    437,823
     2000........................................    396,245
     2001 and thereafter.........................    434,400
                                                  ----------
                                                  $2,813,095
                                                  ==========

     The Company has received rent concessions during the first year of certain leases, which are being deferred and amortized over the term of the lease.

     The Company's primary equipment supplier, PictureTel Corporation ("Picturetel"), provides the Company with a purchasing line of credit and requires the Company to maintain a letter of credit for $250,000 in favor of PictureTel in connection with this arrangement. The $250,000 letter of credit is collateralized by cash deposits of $150,000 and the assets of the Company.

     The subsidiary is named in employee-related lawsuits, in which the plaintiffs are seeking undisclosed damages. The Company is vigorously defending itself against such litigation and does not expect the outcome to have a material impact on its financial position.

NOTE 11 -- COMMON AND PREFERRED STOCK
-------------------------------------

     Common Stock. On March 20, 1995, the Company effected a 100-for-1 stock
     ------------
split, increasing the number of outstanding shares to 1,476,000. All share and per-share data have been adjusted to reflect these adjustments to capital stock. In November 1996, the Company increased the number of shares of common stock authorized for issuance from 10,000,000 to 20,000,000 and changed the par value of it's stock from .01 to .0001 per share.

     Public Stock Offering.  On June 15, 1995 the Company completed an initial
     ---------------------
public stock offering, "IPO" for the sale of 1,200,000 shares of its common stock at $5.00 per share, less offering expenses. On June 25, 1995 the Company transferred and closed the sale of an additional 180,000 shares of it's common stock to a representative of the Underwriters on the same terms, solely to cover over-allotments. With the over-allotment option exercised in full, the total price to the public, total underwriting discounts and expenses, other expenses and net proceeds to the Company were $6,971,875, $978,343, $709,318, and $5,284,214, respectively.

     Warrants.  Included in the public stock offering in June 1995, was the sale
     --------
of 575,000 warrants to the public. All warrants are exercisable at $5.00 per share for a period of two years commencing one year after the effective date of the registration statement.

     Upon consummation of the public offering, the Company issued the underwriter 120,000 warrants to purchase common stock of the Company at an exercise price of $6.75 or 135% of the public offering price per share. Such warrants may be exercised at any time during the period of five

                                VIEW TECH, INC.
            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS
                      YEARS ENDED JUNE 30, 1996 AND 1995

years commencing June 15, 1995. In addition, the Company issued the underwriters 50,000 warrants at an exercise price of $.1675 per warrant or 135 % of the public offering price. Each warrant is exercisable into one share of common stock at a price of $6.75 per share for a three year period commencing on June 15, 1995.

     Preferred Stock. On February 1, 1995, the shareholders approved an
     ---------------
amendment to the Articles of Incorporation to authorize the issuance of 5,000,000 shares of $.01 par value Preferred Stock. The Preferred Stock may be issued in one or more series with such rights and preferences as may be determined by the Board of Directors. No Shares of Preferred Stock have been issued.

     Stock Option Plan. In July 1994, the Company began granting stock options
     -----------------
to key employees and certain non-employee directors and consultants to the Company. The options are intended to provide incentive for such persons' service and future services to the Company thereby promoting the interest of the Company and its shareholders.

     The stock option plan generally requires the exercise price of options to be not less than the estimated fair market value of the stock at the date of grant. Options vest over a maximum period of four years and may be exercised in varying amounts over their respective terms. In accordance with the Plan, all outstanding options shall become immediately exercisable upon a greater than 30% change in control of the Company.

     Activity with respect to the Stock Option Plan has been as follows:

                                                       Shares     Exercise Price
                                                     ---------    --------------
          Options outstanding, June 30, 1994......      16,560    $1.000 - 2.200
               Granted............................     380,600      .250 - 5.000
               Exercised..........................      (2,208)            2.000
               Cancelled..........................     (11,605)     .375 - 2.000
                                                     ---------    --------------
          Options outstanding, June 30, 1995......     383,347      .250 - 5.000
               Granted............................     682,503     6.375 - 7.750
               Exercised..........................     (34,300)     .250 -  .375
               Cancelled..........................     (23,447)     .250 - 6.625
                                                     ---------
          Options outstanding, June 30, 1996......   1,008,103
                                                     =========

     In addition, as of June 30, 1996, the Company had outstanding an aggregate of 346,000 options primarily to consultants and advisors to the Company. Approximately 6,000 options were issued at a market price of $5.00, the remainder of such options were issued at market prices ranging from $6.375 to $7.375 and are fully vested.

     Upon consummation of the business combination on November 29, 1996 (as discussed in notes 1 and 3) all unvested stock options became immediately exercisable. At such time, the Company assumed all unexercised UST stock options, 184,003, based on a conversion ratio. These options, assumed upon consummation, are also fully vested and immediately exercisable.

NOTE 12 -- PENSION AND PROFIT SHARING PLAN
-------------------------------------------

     The Company and its wholly owned subsidiary participate in 401(k) retirement plans. Under plan 1, the Company's employees may contribute up to 15% of their compensation per year, with the

                                VIEW TECH, INC.
            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS
                      YEARS ENDED JUNE 30, 1996 AND 1995

Company matching 25% of the employees' contributions not to exceed 5% of compensation. All employees with six months of continuous service are eligible to participate in the plan. Company contributions vest at 20% annually over five years beginning on the second year of service.

     The Company's wholly owned subsidiary participates in plan 2. Under this plan, employees may contribute up to 15% of their compensation. The subsidiary may match employee contributions. Subsidiary contributions vest at 20% annually over five years.

     Employer contributions to the 401(k) plans for the years ended June 30, 1996 and 1995 were approximately $67,000 and $57,000, respectively.

NOTE 13 --  OTHER INCOME (EXPENSE)
-----------------------------------

     Included in other income (expense) at June 30, 1996, is a $265,000 expense incurred in connection with the write-off of the Company's note receivable from Power-Data Services, Inc. ("PDS") which was due on May 31, 1996. The note and interest were not paid when due, therefore, the Company has deemed this note to be uncollectible. Also included in other income (expense) at June 30, 1996, was approximately $344,000 of net interest expense. Other income (expense) at June 30, 1995 was primarily comprised of net interest expense.

NOTE 14 --  PROVISION FOR INCOME TAXES
---------------------------------------

     Provision for income taxes is as follows:

                                               Years Ended June 30,
                                            ------------------------------
                                               1996                1995
                                            ---------           ----------
          Current:
               Federal...................... $178,150            $(185,040)
               State........................  (93,100)             (68,684)
          Deferred:
               Federal......................  128,309              (34,031)
               State........................   46,457               (6,328)
                                             --------            ---------
                                             $259,816            $(294,083)
                                             ========            =========


     Total income tax expense differs from the expected tax expense (computed by multiplying the United States federal statutory rate of approximately 35 percent for the year ended June 30, 1996 and 1995 to income before income taxes) as a result of the following:

                                                         Year Ended June 30,
                                                      --------------------------
                                                         1996            1995
                                                      ----------      ----------
Computed "expected" tax (expense) benefit............. $(57,484)       $ 553,955
State tax expense, net of federal benefit.............   (9,608)          92,590

                                VIEW TECH, INC.
            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS
                      YEARS ENDED JUNE 30, 1996 AND 1995

S corporation tax differential.............................. 424,346        (817,495)
Other, net.................................................. (97,438)       (123,133)
                                                            --------       ---------
                                                            $259,816       $(294,083)
                                                            ========       =========

     The current portion of the Federal income tax benefit is comprised of an income tax refund created by the carryback of a net operating loss. The primary components of temporary differences which give rise to deferred taxes at June 30, 1996 are as follows:

Deferred tax asset:

               Reserves and allowances................ $ 22,677
               Net operating loss carryforward........  165,007
                                                       --------
                                                       $187,684
                                                       ========

     The tax effect of temporary differences that give rise to deferred tax liabilities at June 30, 1996 was not material. Management has determined that the Company will be able to realize the tax benefits of the net deferred tax assets based on the future reversal of the taxable temporary differences.

     At June 30, 1996, the Company had available net operating loss (NOL) carryforwards of approximately $580,000 for federal income and state tax purposes, respectively. The federal NOL has a carryover period of 15 years and is available to offset future taxable income, if any, through 2011, and may be subject to an annual statutory limitation.

NOTE 15  -- SEGMENT INFORMATION (UNAUDITED)
-------------------------------------------

     The Company's operations are classified into two primary industry segments:
(a) product sales and service revenue generated from the sale of telecommunication equipment and of videoconferencing and related services which involve the marketing and installation of video communication systems and providing continuing services related to installed systems, and (b) marketing telecommunication services on behalf of certain RBOCS and exchange carriers for an agency commission. Following is a summary of segment information for the twelve months ended June 30, 1996 and 1995:



June 30, 1996

                                                           Product Sales
                                                            and Service      Agency
                                                             Revenues     Commissions      Combined
                                                           -------------  -----------    ------------
                   Total Revenue                            $19,680,386    $11,313,350    $30,993,736
                                                                                          ===========

                   Operating profit                             743,576      4,225,000    $ 4,968,576
                   General corporate expenses                                              (4,145,078)
                   Other expense                                                             (659,258)
                                                                                          -----------

                                VIEW TECH, INC.
            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS
                      YEARS ENDED JUNE 30, 1996 AND 1995

                   Income from continuing operations
                   before income taxes                                                    $   164,240
                                                                                          ===========

                   Identifiable assets at June 30, 1996       2,404,065      1,257,000    $ 3,661,065
                   Corporate assets                                                        11,180,024
                                                                                          -----------
                   Total assets at June 30, 1996                                          $14,841,089
                                                                                          ===========
June 30, 1995
                                                          Product Sales
                                                           and Service      Agency
                                                            Revenue       Commissions      Combined
                                                          -------------   -----------    ------------
                   Total Revenue                           $10,801,669     $17,696,300    $28,497,969
                                                                                          ===========

                   Operating profit                            282,513       4,517,000    $ 4,799,513
                   General corporate expenses                                              (4,476,487)
                   Other expense                                                           (1,905,753)
                                                                                          -----------
                   Income from continuing operations
                   before income taxes                                                    $(1,582,727)
                                                                                          ===========


NOTE 16  -- SUPPLEMENTAL DISCLOSURES-CASH FLOW INFORMATION
----------------------------------------------------------

                                                                     Years Ended June 30,
                                                                ----------------------------
                                                                    1996             1995
                                                                -----------      -----------
     Schedule of noncash transactions:
          Noncash investing and financing transactions:
               Cost of fixed assets purchased................... $1,260,935       $1,726,132
               Less lease financing.............................   (395,439)        (895,062)
                                                                 ----------       ----------
               Cash paid for fixed assets                        $  865,496       $  831,070
                                                                 ==========       ==========

     During the twelve month period ended June 30, 1996, the Company converted approximately $700,000 of accounts payable to a vendor into a term note. During the twelve month period ended June 30, 1995, the Company acquired $150,880 of leasehold improvements under allowance for amounts due to landlords.

NOTE 17 -- RELATED PARTY TRANSACTIONS
---------------------------------------

     The Company had obtained a $100,000 letter of credit used to guarantee payment to a major supplier. The letter of credit matured on July 1, 1995 and was secured by a certificate of deposit owned by the Company's President. This certificate of deposit was redeemed and returned to the Company's President. A new letter of credit was obtained at the Company's primary banking institution.

     One individual who served as a director of the Company through June 24, 1996 is also an executive officer of Windermere Holdings, Incorporated ("Windermere"), who serves as an advisor to

                                VIEW TECH, INC.
            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS
                      YEARS ENDED JUNE 30, 1996 AND 1995

the Company. The Company has entered into a management services agreement with Windermere under which Windermere is obligated to assist the Company with a variety of management matters, including strategic initiatives, marketing strategies and contract negotiations. The initial agreement expired on September 30, 1995 and was subsequently renewed by the Company on November 1, 1995 for a period of eight months. In connection with Windermere's services, the Company paid fees and expenses of $72,500 and $32,642, respectively, for the year ended June 30, 1996.

     One of the Company's directors who served as a director of the Company through June 12, 1996, also serves as an executive officer of Coffin.KCSA, the Company's public relations firm and advisor. In connection with Coffin.KCSA's services, the Company paid fees and expenses of $65,000 and $13,173, respectively for the year ended June 30, 1996.

NOTE 18 --  SUBSEQUENT EVENTS (UNAUDITED)
-----------------------------------------

VISTATEL INTERNATIONAL, INC.
----------------------------

     Effective July 1, 1996, the Company acquired the net assets of VistaTel International, Inc., ("VistaTel") a private company, based in Boca Raton, Florida, which is a supplier of video conferencing products and services within the state of Florida and is one of PictureTel's national re-sellers. View Tech issued 52,857 shares of common stock, valued at $7.00 per share, to the sole shareholder of VistaTel. The excess of the acquisition price over the net assets acquired of approximately $339,000 will be accounted for as goodwill and amortized over 15 years.

GROUPNET, INC.
--------------

     Pursuant to a merger agreement dated August 30, 1996, View Tech acquired GroupNet, Inc. ("GroupNet") for cash and View Tech common stock valued at $1,380,000. The purchase price consisted of 150,000 shares of common stock valued at $7.00 per share and $330,000 in cash, of which, $110,000 was paid on August 30, 1996 in connection with the execution of the agreement, and $220,000 is payable in equal installments of $110,000 due on October 15, 1996 and December 16, 1996, respectively. The excess of the acquisition price over the net assets acquired of approximately $1,330,000 will be accounted for as goodwill and amortized over 15 years. GroupNet, based in Boston, Massachusetts, was an authorized PictureTel dealer in the northeastern United States. GroupNet merged into View Tech, which will continue to operate the business of GroupNet.

USTELECENTERS, INC.
-------------------

     On September 5, 1996, View Tech announced that it entered into a definitive agreement of merger with UST, an authorized sales agent for several of the regional bell operating companies. The merger was consummated, effective November 29, 1996, and was valued at $16.5 million. The transaction was accounted for as a pooling of interests in which UST's shareholders exchanged all of their outstanding UST shares and options for View Tech common stock and options, respectively. UST shareholders received 2,240,976 shares of ViewTech, Inc. common stock in exchange for all outstanding shares held by UST shareholders.

                                VIEW TECH, INC.
            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS
                      YEARS ENDED JUNE 30, 1996 AND 1995

     The Company will require additional working capital to efficiently operate its business and to adequately provide for its working capital needs. In this regard, the Company is in the process of increasing the Note from $500,000 to $1,750,000 and is seeking private equity financing of up to approximately $3,000,000 to satisfy its working capital needs. In addition, if the Company continues its expansion and/or acquisition activities, it will require additional capital to finance such activities.

     Exclusive of the cash required to repay the UST debt obligations on March 31, 1997 and to fund additional expansion activities, the Company believes that its existing cash balances, combined with the proceeds from its anticipated private placement of Common Stock, anticipated operating cash flow and borrowings under existing and anticipated credit facilities will be adequate to meet the Company's on-going cash needs for the next twelve months. There can be no assurance that the Company will be able to raise additional financing on favorable terms, if at all, or that it will be able to do so on a timely basis. The inability to obtain required additional financing could limit the Company's ability to operate the Company efficiently or to continue its expansion activities. There can be no assurance that the Company will be able to raise additional financing on favorable terms, if at all, or that it will be able to do so on a timely basis. Inability to obtain required additional financing could limit the Company's ability to efficiently operate the combined companies.

PRIVATE PLACEMENT
-----------------

     Subsequent to June 30, 1996, the Company received subscriptions for equity capital of approximately $1,500,000 through the private placement of 300,281 shares of common stock. The private placement was closed on October 31, 1996 with the Company realizing net proceeds of $1,380,000 million. The Company used the net proceeds for general working capital purposes and for working capital loans made to UST in connection with the merger.

                                VIEW TECH, INC.
            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS
                     THREE MONTHS ENDED SEPTEMBER 30, 1996
                                  (UNAUDITED)

NOTE 1 - GENERAL
----------------

     View Tech, Inc. markets and installs video communications systems and provides continuing services related to installed systems to customers in select states throughout the United States. In November 1996, View Tech acquired USTeleCenters, Inc. ("UST") which designs, sells and supports telecommunication systems solutions for small and medium-sized businesses throughout the United States. UST also sells telecommunication services on behalf of certain Regional Bell Operating Companies ("RBOCs"). The business combination (the "Merger") was accounted for as a pooling of interests. Accordingly, the Company's consolidated financial statements have been restated for all periods prior to the business combination to include the results of operations, financial position and cash flows of UST.

     Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted pursuant to the rules of the Securities and Exchange Commission, although the Company believes that the disclosures included in these financial statements are adequate to make the information not misleading. The financial statements presented herein should be read in conjunction with the audited financial statements and notes thereto included in this Form SB-2 for the fiscal years ended June 30, 1996 and 1995.

NOTE 2 - NET INCOME PER SHARE
-----------------------------

     Net income per share is computed on the basis of the weighted average number of shares of Common Stock outstanding during the period after consideration of the shares issued to consummate the merger and of the dilutive effect, if more than 3%, of stock options and common stock purchase warrants if dilutive.

NOTE 3 - LINES OF CREDIT
------------------------

     The Company maintains a $500,000 credit facility (the "Note") to assist in meeting its working capital needs, if required. The Note expires on February 28, 1997 and provides for interest at the prime rate plus 1.5% per annum. The Company is currently in the process of renewing this credit facility to provide for a borrowing limit of up to $1.750 million to provide for some of its working capital needs. Funds available under the Note are reduced by certain outstanding standby letters of credit issued on behalf of the Company. No amounts were outstanding under the Note at September 30, 1996, although the Company has as of September 30, 1996, five outstanding standby letters of credits aggregating $274,000. Four of such standby letters of credit were issued in favor of one leasing company in connection with certain capital lease transactions relating to the purchase of computer equipment and furniture, and one is issued to a surety company in connection with its issuance of a performance bond on behalf of the Company. The letter of credit holders may draw against the letters of credit if the Company fails to make timely payments or meet certain other conditions. As a result of issuing the five standby letters of credit, the balance available under the Note has been reduced to $226,000.

     The Company's wholly-owned subsidiary, UST, maintains a revolving credit agreement with a bank. The agreement, pursuant to the terms of a forbearance agreement, as amended, allows the subsidiary to borrow up to the lesser of the financial borrowing base, as defined, or $1.850 million. The bank has a security interest in the subsidiary's assets and the Company is guaranteeing the repayment of amounts borrowed under the line. In addition, the subsidiary has agreed, among other things, to maintain certain financial covenants and ratios, as defined. As of September 30, 1996, UST was in

                                VIEW TECH, INC.
            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS
                     THREE MONTHS ENDED SEPTEMBER 30, 1996
                                  (UNAUDITED)

compliance with the covenants or had received waivers under the forbearance agreement. Interest on the outstanding balance is payable monthly at the bank's base rate (8.25% at September 30, 1996) plus 1.5%. In November 1996, UST amended its revolving line of credit and forbearance agreement with the bank whereby the revolving line of credit and forbearance agreement have been extended to March 31, 1997.

     In addition, UST had maintained a lease line-of-credit agreement with a bank which was converted into a term note as part of the forbearance agreement. At September 30, 1996, there was approximately $973,600 outstanding under this facility. UST is required to maintain certain restrictive covenants, including profitability and liquidity covenants. Amounts outstanding bear interest at rates ranging from 5.6% to 8.3%. As of September 30, 1996, UST was in compliance with the covenants or had received waivers under the forbearance agreement.

     UST's lines of credit are due on March 31, 1997. UST is subject to a forbearance agreement which enables the lender to foreclose on the debt if UST's financial condition falls below certain minimum standards. The forbearance agreement, as amended, was originally entered into on June 14, 1995. Based on UST's relationship with the lender, the Company's management anticipates that the lender will refinance the lines of credit or extend the date on which the lines of credit must be paid. However, if the lender does not refinance such lines of credit and the Company has not raised additional equity and/or arranged for alternative bank financing, the Company will not have sufficient cash to repay the lender when the debt comes due. There can be no assurance that View Tech will be able to renegotiate the lines of credit with the lender, and if the lender requires payment in March 1997, there can be no assurance that View Tech will be able to raise the additional funds necessary to meet the Company's operating needs and capital requirements or that such funds, if available, can be obtained on terms acceptable to the Company. The failure to refinance the lines of credit, raise additional capital or obtain additional bank financing will have a material adverse effect on the Company's business, financial condition and results of operations.

NOTE 4 - COMMITMENTS
--------------------

     The Company executed a new office lease agreement on October 11, 1996 for approximately 5,946 square feet to house its Atlanta operations. The lease provides for monthly rental payments of $10,653, plus its portion of building operating expenses. The lease commenced on December 1, 1996 for a term of three years. The office space previously occupied by the Company will be sub-let.

NOTE 5 - ACQUISITIONS
---------------------

VISTATEL INTERNATIONAL, INC.
----------------------------

     Effective July 1, 1996, View Tech acquired the net assets of VistaTel International, Inc. ("VistaTel"), a private company based in Boca Raton, Florida, which was a primary supplier of video conferencing products and services within the State of Florida and one of PictureTel's national re-sellers. View Tech issued 52,857 shares of Common Stock, valued at $7.00 per share, to the shareholders of VistaTel as consideration for the acquisition. The excess of the acquisition price of $339,000 over the net assets acquired is being accounted for as goodwill which is amortized over 15 years. The Company continues to operate VistaTel's previous business, which sells and services video conferencing systems and provides network bridging services for businesses.

                                VIEW TECH, INC.
            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS
                     THREE MONTHS ENDED SEPTEMBER 30, 1996
                                  (UNAUDITED)
GROUPNET, INC.
--------------

     Pursuant to a merger agreement dated August 30, 1996, View Tech acquired GroupNet, Inc. ("GroupNet") for cash and Common Stock valued at $1.330 million. The purchase price consisted of 150,000 shares of Common Stock valued at $7.00 per share or $1.050 million in the aggregate and $330,000 in cash, of which $110,000 was paid on August 30, 1996 upon execution of the agreement and $220,000 is payable on or before January 15, 1997. The excess of the acquisition price over the net assets acquired of approximately $1.330 million is being accounted for as goodwill which is amortized over 15 years. GroupNet, based in Boston, Massachusetts, was an authorized PictureTel Select Dealer in video communication product distribution in the northeastern United States. View Tech is continuing to operate GroupNet's former business in Boston and New York.
With the addition of GroupNet, View Tech has added the northeastern United States to its marketing territory.

USTELECENTERS, INC.
-------------------

     On September 5, 1996, View Tech announced that it had entered into a definitive agreement of merger with UST, which was an authorized sales agents for several of the regional bell operating companies. The Merger was consummated, effective November 29, 1996, and was valued at $16.500 million.
The transaction was accounted for as a pooling of interests in which the UST's shareholders exchanged all of their outstanding UST shares and options for View Tech Common Stock and options, respectively, UST shareholders received 2,240,976 shares of View Tech Common Stock in exchange for all outstanding shares held by UST shareholders.

PRIVATE PLACEMENT
-----------------

     At September 30, 1996, the Company had received common stock subscriptions for equity capital of approximately $1.500 million through the private placement of 300,281 shares of common stock. The private placement was terminated on October 31, 1996 with the Company realizing net proceeds of approximately $1.390 million. The Company is using the net proceeds for general working capital purposes and to replenish its cash loaned to UST in connection with the Merger.

                          INDEPENDENT AUDITORS' REPORT



To Board of Directors
and Shareholders of
VIEW TECH, INC.


We have audited the accompanying balance sheets of View Tech, Inc. as of June 30, 1996 and 1995 and the related statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of View Tech, Inc., as of June 30, 1996 and 1995, and the results of its operations and cash flows for the years then ended, in conformity with generally accepted accounting principles.



CARPENTER KUHEN & SPRAYBERRY

Oxnard, California
September 24, 1996 (except with respect to the matters discussed in Note 18, as to which the date is December 23, 1996)

                                VIEW TECH, INC.
                                 BALANCE SHEETS
                             JUNE 30, 1996 AND 1995

                                    ASSETS

                                                                June 30,
                                                       ------------------------
                                                          1996          1995
                                                       ----------    ----------
Current Assets:
 Cash                                                  $1,463,199    $4,987,939
 Accounts receivable (net allowance for doubtful
  accounts of $23,756 and $0, respectively)             4,720,262     2,344,544
 Inventory                                              1,104,577       492,098
 Other current assets                                     709,671        74,210
                                                       ----------    ----------

  Total Current Assets                                  7,997,709     7,898,791

Property and equipment, net                               820,411       141,556
Other assets                                               31,001        18,483
                                                       ----------    ----------
                                                       $8,849,121    $8,058,830
                                                       ==========    ==========

                     LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
 Accounts payable                                      $3,254,527    $1,607,788
 Income tax payable                                            --       252,924
 Note payable                                                  --       331,466
 Other current liabilities                                501,406       283,413
                                                       ----------    ----------

   Total Current Liabilities                            3,755,933     2,475,591
                                                       ----------    ----------

Long term capital lease obligations                       242,283         4,356
                                                       ----------    ----------

Commitments and Contingencies                                  --            --

Stockholders' Equity:
 Preferred stock, par value $.01, authorized
   5,000,000 shares, none issued or outstanding                --            --
 Common stock, par value $.01, authorized
   10,000,000 shares, issued and outstanding
   2,890,200 and 2,856,000 shares at June 30,
   1996 and 1995, respectively                             28,902        28,560
 Paid-in capital                                        5,253,234     5,285,494
 Retained earnings (deficit)                             (431,231)      264,829
                                                       ----------    ----------
                                                        4,850,905     5,578,883
                                                       ----------    ----------
                                                       $8,849,121    $8,058,830
                                                       ==========    ==========

   The accompanying notes are an integral part of these financial statements.

                                VIEW TECH, INC.
                            STATEMENTS OF OPERATIONS
                       YEARS ENDED JUNE 30, 1996 AND 1995


                                            Years Ended June 30,
                                          -------------------------
                                              1996          1995
                                          ------------   -----------
Revenues                                  $13,346,103    $6,963,487

Cost of Revenues                            9,042,922     4,327,679
                                          -----------    ----------
Gross Profit                                4,303,181     2,635,808
                                          -----------    ----------

Operating Expenses:
 Selling expenses                           1,706,626       685,428
 General and administrative expenses        3,491,509     1,209,982
                                          -----------    ----------

                                            5,198,135     1,895,410
                                          -----------    ----------

Income (Loss) from Operations                (894,954)      740,398

Other Income (Expense)                       (153,222)       12,575
                                          -----------    ----------

Income (loss) before income taxes          (1,048,176)      752,973

Provision for Income Taxes                    352,116      (294,083)
                                          -----------    ----------

Net Income (Loss)                         $  (696,060)   $  458,890
                                          ===========    ==========

Earnings (Loss) Per Share                 $      (.24)   $      .26
                                          ===========    ==========

Weighted Average Shares Outstanding         2,870,242     1,761,550
                                          ===========    ==========

   The accompanying notes are an integral part of these financial statements.

                                VIEW TECH, INC.
                       STATEMENT OF STOCKHOLDERS' EQUITY
                       YEARS ENDED JUNE 30, 1996 AND 1995


                                               Common stock       Additional     Retained         Total
                                           ------------------       Paid-In      Earnings      Stockholders'
                                            Shares     Amount      Capital      (Deficit)        Equity
                                           --------   -------   -----------   -----------   --------------
Balance, June 30, 1994                     1,476,000    $14,760   $   15,080     $(194,061)      $ (164,221)

Common stock issued                        1,380,000     13,800    5,270,414            --        5,284,214

Net Income for year ended
 June 30, 1995                                    --         --           --       458,890          458,890
                                           ---------    -------   ----------     ---------       ----------
Balance, June 30, 1995                     2,856,000     28,560    5,285,494       264,829        5,578,883

Shares issued under stock
 option plan                                  34,200        342       11,170            --           11,512

Additional costs of initial public
 offering of common stock                                            (43,430)                       (43,430)

Net loss for year ended
 June 30, 1996                                    --                              (696,060)        (696,060)
                                           ---------    -------   ----------     ---------       ----------

Balance, June 30, 1996                     2,890,200    $28,902   $5,253,234     $(431,231)      $4,850,905
                                           =========    =======   ==========     =========       ==========


   The accompanying notes are an integral part of these financial statements.

                                VIEW TECH, INC.
                            STATEMENTS OF CASH FLOWS
                       YEARS ENDED JUNE 30, 1996 AND 1995

                                                          Years Ended June 30,
                                                        -------------------------
                                                          1996            1995
                                                        --------        ---------
Cash flows from operating activities:
 Net income (loss)                                      $  (696,060)    $   458,890
 Adjustments to reconcile net income (loss) to
  net cash from operating activities:
   Depreciation and amortization                            168,792          54,479
   Provision for bad debts                                   23,756              --
   Loss on sale of fixed assets                               2,007              --
   Reserve on term loan to PDS                              265,000              --
 Changes in assets and liabilities:
   Accounts receivable                                   (2,399,474)     (1,459,665)
   Inventory                                               (612,479)       (298,330)
   Prepaids and other assets                               (647,979)         22,406
   Accounts payable                                       1,646,739         456,156
   Other accrued liabilities                               (106,912)        438,152
                                                        -----------     -----------
      Net cash used by operating activities              (2,356,610)       (327,912)
                                                        -----------     -----------

Cash flows from investing activities:
 Purchase of property and equipment                        (457,695)        (66,983)
 Term loan to PDS                                          (265,000)             --
 Proceeds from sale of assets                                 3,480              --
                                                        -----------     -----------

      Net cash used by investing activities                (719,215)        (66,983)
                                                        -----------     -----------

Cash flows from financing activities:
 Lease payable reduction                                    (85,531)        (60,858)
 Long-term debt reduction                                  (331,466)        (27,790)
 Draw on line of credit                                          --         299,970
 Line of credit reduction                                        --        (299,970)
 Issuance of common stock, net                               11,512       5,284,214
 Additional costs for initial public offering
  of common stock                                           (43,430)             --
                                                        -----------     -----------

      Net cash provided (used) by financing activities     (448,915)      5,195,566
                                                        -----------     -----------
Net increase (decrease) in cash                          (3,524,740)      4,800,671

Cash, beginning of period                                 4,987,939         187,268
                                                        -----------     -----------
Cash, end of period                                     $ 1,463,199     $ 4,987,939
                                                        ===========     ===========
Supplemental disclosures:
 Operating activities reflect:
   Interest paid                                        $    40,281     $    62,690
                                                        ===========     ===========
   Income taxes paid                                    $   374,680     $       800
                                                        ===========     ===========

   The accompanying notes are an integral part of these financial statements.

                                VIEW TECH, INC.
                         NOTES TO FINANCIAL STATEMENTS
                             JUNE 30, 1996 AND 1995

NOTE 1 - THE BUSINESS
---------------------

  View Tech, Inc. markets and installs video communications systems and provides continuing services related to installed systems to customers in Alabama, Arizona, Arkansas, California, Colorado, Georgia, Louisiana, Mississippi, Montana, New Mexico, Oklahoma, Tennessee, Texas, Utah and Wyoming. The Company was incorporated under the laws of California in 1992 and commenced operations in July 1992.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
---------------------------------------------------

  Revenue Recognition.  The Company sells both products and services.  Product
  --------------------
revenue consists of revenue from the sale of video communications equipment and is recognized at the time title to the equipment passes to the customer.
Service revenue is derived from services rendered in connection with the sale of new systems and from services rendered with respect to previously installed systems. Services rendered in connection with the sale of new systems are billed as a single charge and consist of engineering services related to system integration, installation, technical training, user training, and one-year parts-and-service warranty. The majority of these services are rendered at or prior to installation, and all of the revenue is recognized at the time of installation, with a reserve established for the estimated future costs of warranty services. Services rendered with respect to previously installed systems are also billed as a single charge and consist of engineering services related to evaluation and enhancement of equipment, additional technical and user training, and extended warranty services. The related revenue is also recognized at the time the majority of the services are rendered, with a similar reserve established for the estimated costs of the warranty services included in the charge.

  Use of Estimates.  The preparation of financial statements in conformity with
  -----------------
generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

  Net Income (Loss) Per Share.    Net income per share is computed on the basis
  ----------------------------
of the weighted average number of shares of common stock outstanding during the period after consideration of the dilutive effect, if more than 3%, of stock options. All options granted by the Company at a price less than the initial public offering price during the 12 months preceding the initial public offering (using the treasury stock method until shares are issued) have been included in the calculation of common and common equivalent shares outstanding for the periods presented if dilutive.

                                VIEW TECH, INC.
                  NOTES TO FINANCIAL STATEMENTS - (Continued)

  Cash and Cash Equivalents.  The Company considers all highly liquid
  --------------------------
investments with a maturity not exceeding three months at the date of purchase to be cash equivalents. Short-term investments are stated at lower of cost or market and are insured up to $100,000 by the FDIC.

  Inventories.  Inventories are accounted for on the basis of the lower of cost
  ------------
or market. Cost is determined on a FIFO (first-in, first-out) basis. Included in inventory is demonstration equipment held for resale in the ordinary course of business. The Company sells its demonstration equipment after the six month holding period required by its primary supplier.

  Property and Equipment.  Property and equipment are recorded at cost and
  -----------------------
include improvements that significantly add to utility or extend useful lives. Depreciation and amortization of property and equipment is provided using the straight-line and MACRS methods over estimated useful lives ranging from one to seven years. Expenditures for maintenance and repairs are charged to expense as incurred.

  Income Taxes. The Company accounts for income taxes using SFAS No. 109,
  -------------
"Accounting for Income Taxes," which requires a liability approach to financial accounting and reporting for income taxes.

  Concentration of Risk.  Items that potentially subject the Company to
  ----------------------
concentrations of credit risk consist primarily of investments in excess of FDIC limits and accounts receivable. Credit losses have not been material to the Company's operations.

  Approximately 58% of the Company's revenues are attributable to the sale of equipment manufactured by PictureTel. Termination or change of the Company's business relationship with PictureTel, disruption in supply, failure of this supplier to remain competitive in quality, function or price, or a determination by this supplier to reduce reliance on independent distributors such as the Company could have a material adverse effect on the Company.

  Reclassifications.  The Company has reclassified certain items including
  ------------------
travel expenses relating to technical services of $51,442 to cost of revenue from general and administrative expense for the year ended June 30, 1995 to conform to the current years presentation.

                                VIEW TECH, INC.
                  NOTES TO FINANCIAL STATEMENTS - (Continued)

NOTE 3 - CASH
-------------

  Cash is summarized as follows:

                                               June 30,
                                       ------------------------
                                          1996          1995
                                       ----------    ----------
        Cash in money market.......    $1,014,356    $4,602,035
        Cash in other accounts.....       448,843       385,904
                                       ----------    ----------
                                       $1,463,199    $4,987,939
                                       ==========    ==========

  As of June 30, 1996, cash deposits of $150,000 are restricted for use as collateral in connection with an outstanding letter of credit of $250,000 to PictureTel.

NOTE 4 - ACCOUNTS RECEIVABLE
----------------------------

  The Company operates in a single business segment. Accounts receivable consist of amounts due from trade customers for direct sales of products and services.

NOTE 5 - INVENTORY
------------------

        Inventories are summarized as follows:

                                                           June 30,
                                                     ----------------------
                                                        1996        1995
                                                     ----------    --------
        Finished goods...........................    $  343,774    $228,916
        Demonstration equipment..................       488,148     155,142
        Spare Parts..............................       272,655     108,040
                                                     ----------    --------
                                                     $1,104,577    $492,098
                                                     ==========    ========

NOTE 6 - OTHER CURRENT ASSETS
-----------------------------

     Included in other current assets at June 30, 1996 are deferred and prepaid state and federal income taxes of $309,030. Also included are advances to employees, officers and stockholders of $52,790 and $20,787, at June 30, 1996 and 1995, respectively.

                                VIEW TECH, INC.
                  NOTES TO FINANCIAL STATEMENTS - (Continued)

NOTE 7 - PROPERTY AND EQUIPMENT
-------------------------------

     Property and equipment are summarized as follows:

                                                           June 30,
                                                      -------------------
                                                        1996       1995
                                                      --------   --------
          Computer equipment and software..........   $253,565   $ 37,761
          Equipment................................    180,950     47,231
          Furniture and fixtures...................    100,663     51,392
          Leasehold improvements...................    103,247     25,557
          Autos....................................     18,931      2,793
                                                      --------   --------
                                                       657,356    164,734
          Less accumulated depreciation............    172,656     58,186
                                                      --------   --------
                                                       484,700    106,548
          Leased equipment under capital leases,
           net of accumulated amortization.........    355,711     35,008
                                                      --------   --------
                                                      $820,411   $141,556
                                                      ========   ========

NOTE 8 - NOTE PAYABLE
---------------------

     Note payable at June 30, 1995 represents a note, guaranteed by the Small Business Administration. The note was repaid in July 1995 with proceeds from the Company's initial public offering which closed on June 15, 1995.

NOTE 9 - LONG TERM CAPITAL LEASE OBLIGATIONS
--------------------------------------------

     The Company leases a portion of its machinery and equipment under certain capital lease agreements. The following is an analysis of the leased equipment and inventory:

                                                   June 30,
                                             --------------------
                                               1996        1995
                                             ---------   --------
          Equipment.......................    $426,570    $84,516
          Less accumulated amortization...      90,859     49,508
                                              --------    -------
                                              $335,711    $35,008
                                              ========    =======

                                VIEW TECH, INC.
                  NOTES TO FINANCIAL STATEMENTS - (Continued)

     The following is a schedule of future minimum lease payments required under capital leases, together with their present value as of June 30, 1996:

          Year Ending June 30,
          --------------------

          1997..........................................               $ 91,986
          1998..........................................                 63,900
          1999..........................................                 71,900
          2000..........................................                 79,028
          2001 and thereafter...........................                 27,455
                                                                       --------
                                                                       $334,269
                                                                       ========

          Net minimum lease payments....................               $412,808
          Less amount representing interest.............                 78,539
                                                                       --------
          Present value of net minimum lease payments...               $334,269
                                                                       ========

     The current portion due under capital lease obligations at June 30, 1996 was $91,986.

NOTE 10 - LINE OF CREDIT
------------------------

     The Company maintains a $500,000 credit facility (the "Note") to meet its working capital needs, if required. The Note expires on November 1, 1996 and provides for interest at the prime rate plus one and one-half percent per year. Funds available under the Note are reduced by certain outstanding standby letters of credit issued on behalf of the Company. No amounts were outstanding under the Note at June 30, 1996, although the Company has as of June 30, 1996, five outstanding standby letters of credits aggregating $300,000 of which four were issued in favor of one leasing company in connection with certain capital lease transactions relating to the purchase of computer equipment and furniture and one was issued to a surety company in connection with its issuance of a performance bond on behalf of the Company. The letter of credit holders may draw against the letters of credit if the Company fails to make timely payments or meet certain other conditions. As a result of issuing the five standby letters of credit, the balance available under the Note has been reduced to $200,000. As of June 30, 1996, the Company was in technical default on two of its loan covenants for which it has received a waiver of default from the lender.

NOTE 11 - COMMITMENTS AND CONTINGENCIES
---------------------------------------

     The Company leases its facilities in California, Colorado, Texas, Tennessee and Georgia, under operating leases, expiring through September 1998. The
Company also leases certain equipment.   Lease payments for the year ended June
30, 1996 and 1995 were $404,960 and $85,211 respectively.

                                VIEW TECH, INC.
                  NOTES TO FINANCIAL STATEMENTS - (Continued)

Minimum future rental commitments under noncancelable operating leases are as follows:

          Year Ending June 30,
          --------------------
          1997..................               $267,798
          1998..................                198,576
          1999..................                 90,422
          2000..................                 52,013
          2001 and thereafter...                 15,679
                                               --------
                                               $624,488
                                               ========

     Letter of Credit.  The Company's primary supplier, PictureTel Corporation,
     -----------------
provides the Company with a purchasing line of credit and requires the Company to maintain a letter of credit for $250,000 in favor of PictureTel in connection with this arrangement. The $250,000 letter of credit is collateralized by cash deposits of $150,000 and the assets of the Company.

NOTE 12 - COMMON AND PREFERRED STOCK
------------------------------------

     Common stock.   On March 20, 1995, the Company effected a 100-for-1 stock
     -------------
split, increasing the number of outstanding shares to 1,476,000. All share and per-share data have been adjusted to reflect these adjustments to capital stock.

     Public Stock Offering.  On June 15, 1995 the Company completed an initial
     ----------------------
public stock offering (the "IPO") for the sale of 1,200,000 shares of its common stock at $5.00 per share, less offering expenses. On June 25, 1996 the Company transferred and closed the sale of an additional 180,000 shares of its common stock to a representative of the underwriters on the same terms, solely to cover
over-allotments.   With the over-allotment option exercised in full, the total price to the public, total underwriting discounts and expenses, other expenses and net proceeds to the Company were $6,971,875, $978,343, $709,318, and $5,284,214, respectively.

     Warrants.  Included in the public stock offering in June 1995, was the sale
     ---------
of 575,000 warrants to the public. All warrants are exercisable at $5.00 per share for a period of two years commencing one year after the effective date of the registration statement.

     Upon consummation of the public offering, the Company issued the underwriter 120,000 warrants to purchase common stock of the Company at an exercise price of $6.75 or 135% of the public offering price per share. Such warrants may be exercised at any time during the period of five years commencing June 15, 1995. In addition, the Company issued the underwriters 50,000 warrants at an exercise price of $.1675 per warrant or 135 % of the public offering price. Each warrant is exercisable into one share of common stock at a price of $6.75 per share for a three year period commencing on June 15, 1995.

                                VIEW TECH, INC.
                  NOTES TO FINANCIAL STATEMENTS - (Continued)

     Preferred Stock.  On February 1, 1995, the shareholders approved an
     ----------------
amendment to the Articles of Incorporation to authorize the issuance of 5,000,000 shares of $.01 par value Preferred Stock. The Preferred Stock may be issued in one or more series with such rights and preferences as may be determined by the Board of Directors. No Shares of Preferred Stock have been issued.

     Stock Option Plan.  In July 1994, the Company began granting stock options
     ------------------
to key employees and certain non-employee directors and consultants to the Company. The options are intended to provide incentive for such persons' service and future services to the Company thereby promoting the interest of the Company and its shareholders.

     The stock option plan generally requires the exercise price of options to be not less than the estimated fair market value of the stock at the date of grant. Options vest over a maximum period of four years and may be exercised in varying amounts over their respective terms. In accordance with the Plan, all outstanding options shall become immediately exercisable upon a greater than 30% change in control of the Company.

     Activity with respect to the Stock Option Plan has been as follows:

                                                           Exercise
                                              Shares        Price
                                             --------   --------------
     Options outstanding, June 30, 1995...   376,600    $ .250 - 5.000
       Granted............................   498,500     6.375 - 7.750
       Exercised..........................   (34,300)     .250 -  .375
       Canceled...........................   (16,700)     .250 - 6.625
                                             -------
     Options outstanding, June 30, 1996      824,100
                                             =======

     In addition, as of June 30, 1996, the Company had outstanding an aggregate of 346,000 options primarily to consultants and advisors to the Company. Approximately 6,000 options were issued at a market price of $5.00, the remainder of such options were issued at market prices ranging from $6.375 to $7.375 and are fully vested.

NOTE 13 - PENSION AND PROFIT SHARING PLAN
-----------------------------------------

     The Company has adopted a 401(k) retirement plan. Employees may contribute up to 15% of their compensation per year, with the Company matching 25% of the employees' contributions not to exceed 5% of the compensation. All employees with six months of continuous service are eligible to participate in the plan.

                                VIEW TECH, INC.
                  NOTES TO FINANCIAL STATEMENTS - (Continued)

     Company contributions vest based on the following schedule:

     Years of Service                    Vested Percent
     ----------------                    --------------
     Less than 2........................     0%
               2........................    20%
               3........................    40%
               4........................    60%
               5........................    80%
               6 or more................   100%

     Employer contributions to the 401(k) plan for the years ended June 30, 1996 and 1995 were $23,757 and $13,636, respectively.

NOTE 14 - OTHER INCOME (EXPENSE)
--------------------------------

     Included in other income (expense) at June 30, 1996, is a $265,000 expense incurred in connection with the write-off of the Company's note receivable from Power-Data Services, Inc. ("PDS") which was due on May 31, 1996. The note and interest were not paid when due, therefore, the Company has deemed this note to be uncollectible.

NOTE 15 - PROVISION FOR INCOME TAXES
------------------------------------

     Provision for income taxes is as follows:

                                                 Years Ended June 30,
                                               ------------------------
                                                  1996         1995
                                               ----------   -----------
          Current:
            Federal.........................    $178,150     $(185,040)
            State...........................        (800)      (68,684)
          Deferred:
            Federal.........................     128,309       (34,031)
            State...........................      46,457        (6,328)
                                                --------     ---------
                                                $352,116     $(294,083)
                                                ========     =========

     The current portion of the Federal income tax benefit is comprised of an income tax refund created by the carryback of a net operating loss. The primary components of temporary differences which give rise to deferred taxes at June 30, 1996 are as follows:

          Deferred tax asset:
            Reserves and allowances...........              $ 22,677
            Net operating loss carryforward...               165,007
                                                            --------
                                                            $187,684
                                                            ========

                                VIEW TECH, INC.
                  NOTES TO FINANCIAL STATEMENTS - (Continued)

     The tax effect of temporary differences that give rise to deferred tax liabilities at June 30, 1996 was not material. Management has determined that the Company will be able to realize the tax benefits of the net deferred tax assets based on the future reversal of the taxable temporary differences.

     At June 30, 1996, the Company had available net operating loss (NOL) carryforwards of approximately $580,000 for federal income and state tax purposes, respectively. The federal NOL has a carryover period of 15 years and is available to offset future taxable income, if any, through 2011, and may be subject to an annual statutory limitation.

NOTE 16 - SUPPLEMENTAL DISCLOSURES - CASH FLOW INFORMATION
----------------------------------------------------------

                                                     Years Ended June 30,
                                                     ---------------------
                                                       1996        1995
                                                     ----------   --------
Schedule of noncash transactions:
  Noncash investing and financing transactions:
    Cost of fixed assets purchased................   $ 853,134     $66,983
    Less lease financing..........................    (395,439)         --
                                                     ---------     -------
    Cash paid for fixed assets....................   $ 457,695     $66,983
                                                     =========     =======

NOTE 17 - RELATED PARTY TRANSACTIONS
------------------------------------

     The Company had obtained a $100,000 letter of credit used to guarantee payment to a major supplier. The letter of credit matured July 1, 1995, and was secured by a certificate of deposit owned by the Company's President. This certificate of deposit was redeemed and returned to the Company's President. A new letter of credit was obtained at the Company's primary banking institution.

     One individual who served as a director of the Company through June 24, 1996 is also an executive officer of Windermere Holdings, Incorporated ("Windermere"), who serves as an advisor to the Company. The Company has entered into a management services agreement with Windermere under which Windermere is obligated to assist the Company with a variety of management matters, including strategic initiatives, marketing strategies and contract negotiations. The initial agreement expired on September 30, 1995 and was subsequently renewed by the Company on November 1, 1995 for a period of eight months. In connection with Windermere's services, the Company paid fees and expenses of $72,500 and $32,642, respectively, for the year ended June 30, 1996.

     One of the Company's directors who served as a director of the Company through June 12, 1996, also serves as an executive officer of Coffin . KCSA, the Company's public relations firm and advisor. In connection with Coffin . KCSA's services, the Company paid fees and expenses of $65,000 and $13,173, respectively for the year ended June 30, 1996 and 1995.

                                VIEW TECH, INC.
                  NOTES TO FINANCIAL STATEMENTS - (Continued)

NOTE 18 - SUBSEQUENT EVENTS (UNAUDITED)
---------------------------------------

VISTATEL INTERNATIONAL, INC.
----------------------------

     Effective July 1, 1996, the Company acquired the net assets of VistaTel International, Inc., ("VistaTel") a private company, based in Boca Raton, Florida, which is a supplier of video conferencing products and services within the state of Florida and is one of PictureTel's national re-sellers. View Tech issued 52,857 shares of common stock, valued at $7.00 per share, to the sole shareholder of VistaTel. The excess of the acquisition price over the net assets acquired of approximately $339,000 will be accounted for as goodwill and amortized over 15 years.

GROUPNET, INC.
--------------

     Pursuant to a merger agreement dated August 30, 1996, View Tech acquired GroupNet, Inc. ("GroupNet") for cash and View Tech common stock valued at $1,380,000. The purchase price consisted of 150,000 shares of common stock valued at $7.00 per share and $330,000 in cash, of which, $110,000 was paid on August 30, 1996 in connection with the execution of the agreement, and $220,000 is payable in equal installments of $110,000 due on October 15, 1996 and December 16, 1996, respectively. The excess of the acquisition price over the net assets acquired of approximately $1,330,000 will be accounted for as goodwill and amortized over 15 years. GroupNet, based in Boston, Massachusetts, was an authorized PictureTel dealer in the northeastern United States. GroupNet merged into View Tech, which will continue to operate the business of GroupNet.

USTELECENTERS, INC.
-------------------

     On September 5, 1996, View Tech announced that it entered into a definitive agreement of merger with UST, an authorized sales agent for several of the regional bell operating companies. The merger was consummated, effective November 29, 1996, and was valued at $16.5 million. The transaction was accounted for as a pooling of interests in which UST's shareholders exchanged all of their outstanding UST shares and options for View Tech common stock and options, respectively. UST shareholders received 2,240,976 shares of ViewTech, Inc. common stock in exchange for all outstanding shares held by UST shareholders.

                                VIEW TECH, INC.
                  NOTES TO FINANCIAL STATEMENTS - (Continued)

     The Company will require additional working capital to efficiently operate its business and to adequately provide for its working capital needs. In this regard, the Company is in the process of increasing the Note from $500,000 to $1,750,000 and is seeking private equity financing of up to approximately $3,000,000 to satisfy its working capital needs. In addition, if the Company continues its expansion and/or acquisition activities, it will require additional capital to finance such activities.

     Exclusive of the cash required to repay the UST debt obligations on March 31, 1997 and to fund additional expansion activities, the Company believes that its existing cash balances, combined with the proceeds from its anticipated private placement of Common Stock, anticipated operating cash flow and borrowings under existing and anticipated credit facilities will be adequate to meet the Company's on-going cash needs for the next twelve months. There can be no assurance that the Company will be able to raise additional financing on favorable terms, if at all, or that it will be able to do so on a timely basis. The inability to obtain required additional financing could limit the Company's ability to operate the Company efficiently or to continue its expansion activities. There can be no assurance that the Company will be able to raise additional financing on favorable terms, if at all, or that it will be able to do so on a timely basis. Inability to obtain required additional financing could limit the Company's ability to efficiently operate the combined companies.

PRIVATE PLACEMENT
-----------------

     Subsequent to June 30, 1996, the Company received subscriptions for equity capital of approximately $1,500,000 through the private placement of 300,281 shares of common stock. The private placement was closed on October 31, 1996 with the Company realizing net proceeds of $1,380,000 million. The Company used the net proceeds for general working capital purposes and for working capital loans made to UST in connection with the merger.

PART I.  FINANCIAL INFORMATION

ITEM 1.  FINANCIAL STATEMENTS

                                VIEW TECH, INC.
                                BALANCE SHEETS
                                  (UNAUDITED)

                                    ASSETS

                                                                      September 30,              June 30,
                                                                          1996                     1996
                                                                      -------------           ------------
Current Assets:
  Cash and cash equivalents                                             $ 1,155,565            $ 1,463,199
  Accounts receivable (net allowance for doubtful
    accounts of $29,756 and $23,756, respectively)                        6,141,682              4,720,262
  Notes receivable                                                        1,008,722                     --
  Inventory                                                               1,264,398              1,104,577
  Prepaid and other current assets                                        1,096,692                709,671
                                                                        -----------            -----------

    Total Current Assets                                                 10,667,059              7,997,709

Property and equipment, net                                                 946,251                820,411
Deferred charge - goodwill (net of accumulated
  amortization of $11,121)                                                1,654,203                     --
Other assets                                                                101,343                 31,001
                                                                        -----------            -----------

                                                                        $13,368,856            $ 8,849,121
                                                                        -----------            -----------

                     LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
  Accounts payable                                                      $ 4,664,593            $ 3,254,527
  Note payable                                                              220,000                     --
  Other current liabilities                                                 576,703                501,406
                                                                        -----------            -----------

  Total Current Liabilities                                               5,461,296              3,755,933
                                                                        -----------            -----------

Long-Term Liabilities                                                       223,181                242,283
                                                                        -----------            -----------

Stockholders' Equity:
  Preferred stock, par value $.01, authorized
    5,000,000 shares, none issued or outstanding                                 --                     --
  Common stock, par value $.01, authorized
    10,000,000 shares, issued and outstanding
    3,093,157 and 2,890,200 shares at September
    30, 1996 and June 30, 1996, respectively                                 30,931                 28,902
  Common stock subscribed, net                                            1,390,102                     --
  Paid-in capital                                                         6,768,921              5,253,234
  Retained deficit                                                         (505,575)              (431,231)
                                                                        -----------            -----------
                                                                          7,684,379              4,850,905
                                                                        -----------            -----------
                                                                        $13,368,856            $ 8,849,121
                                                                        -----------            -----------

                See accompanying notes to financial statements

                                VIEW TECH, INC.
                           STATEMENTS OF OPERATIONS
                                  (UNAUDITED)

                                              Three Months Ended September 30,
                                              --------------------------------
                                                  1996                 1995
                                              -----------          -----------
Revenues                                      $ 5,364,952          $ 1,689,673

Cost of Revenues                                3,786,229            1,160,358
                                              -----------          -----------

Gross Profit                                    1,578,723              529,315
                                              -----------          -----------

Operating Expenses:
  Selling expenses                                660,931              245,496
  General and administrative expenses           1,054,291              585,993
                                              -----------          -----------

                                                1,715,222              831,489
                                              -----------          -----------

Loss from Operations                             (136,499)            (302,174)

Other Income                                       14,120               56,216
                                              -----------          -----------

Loss Before Income Taxes                         (122,379)            (245,958)

Provision for Income Taxes                         48,036               90,607
                                              -----------          -----------

Net Loss                                      $   (74,343)         $  (155,351)
                                              -----------          -----------

Loss Per Share                                $      (.03)         $      (.05)
                                              -----------          -----------

Weighted Average Shares Outstanding             2,959,248            2,858,750
                                              -----------          -----------


                See accompanying notes to financial statements

                                VIEW TECH, INC.
                           STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                              Three Months Ended September 30,
                                              --------------------------------
                                                  1996                 1995
                                              ----------           -----------

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                      $  (74,343)          $ (155,351)
Adjustments to reconcile net loss to
  net cash from operating activities:
    Depreciation and amortization                 68,739               20,455
    Provision for bad debts                        6,000                   --
Changes in assets and liabilities net
  of effects of acquisitions:
    Accounts receivable                         (815,435)            (136,973)
    Inventory                                   (159,821)            (537,784)
    Prepaids and other assets                   (326,136)            (305,166)
    Accounts payable                             885,702              751,405
    Other accrued liabilities                     20,769             (328,803)
                                              ----------           ----------

     Net cash used by operating
      activities                                (394,525)            (692,217)
                                              ----------           ----------

CASH FLOWS FROM INVESTING ACTIVITIES
    Purchase of property and equipment          (134,795)             (59,231)
    Term loan to USTeleCenters, Inc.          (1,000,000)                  --
    Acquisitions of VistaTel and GroupNet       (149,313)                  --
                                              ----------           ----------

      Net cash used by investing
       activities                             (1,284,108)             (59,231)
                                              ----------           ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Repayment on capital lease
     obligations                                 (19,103)             (16,841)
    Repayment of long-term debt                       --             (331,466)
    Issuance of common stock                          --                1,625
    Additional costs for initial public
     offering of common stock                         --              (43,430)
    Common stock subscribed for private
     placement offering, net                   1,390,102                   --
                                              ----------           ----------

     Net cash provided (used) by
      financing activities                     1,370,999             (390,112)
                                              ----------           ----------

NET DECREASE IN CASH AND CASH EQUIVALENTS       (307,634)          (1,141,560)

CASH AND CASH EQUIVALENTS, beginning
 of period                                     1,463,199            4,987,939
                                              ----------           ----------

CASH AND CASH EQUIVALENTS, end of
 period                                       $1,155,565           $3,846,379
                                              ----------           ----------

SUPPLEMENTAL DISCLOSURES:
    Operating activities reflect:
         Interest paid                        $    9,446           $    8,799
                                              ----------           ----------
         Income taxes paid                    $      600           $  255,300
                                              ----------           ----------


                See accompanying notes to financial statements

                                VIEW TECH, INC.
                         NOTES TO FINANCIAL STATEMENTS


NOTE 1 - GENERAL
----------------

     View Tech, Inc. markets and installs video communications systems and provides continuing services related to installed systems.

     The information for the three months ended September 30, 1996 and 1995 has not been audited by independent accountants, but includes all adjustments (consisting of normal recurring accruals) which are, in the opinion of management, necessary for a fair presentation of the results for such periods.

     Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted pursuant to the rules of the Securities and Exchange Commission, although the Company believes that the disclosures included in these financial statements are adequate to make the information not misleading. The financial statements presented herein should be read in conjunction with the audited financial statements and notes thereto included in the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1996.

NOTE 2 - NET INCOME PER SHARE
-----------------------------

     Net income per share is computed by dividing net income by the weighted average number of shares of common stock outstanding during the period, including common stock options and common stock purchase warrants when dilutive.

NOTE 3 - LINE OF CREDIT
-----------------------

     The Company maintains a $500,000 credit facility (the "Note") to meet its working capital needs, if required. Although the Note expired on November 1, 1996, the Company is presently working with the bank to renew the Note at a greater amount through November 1, 1997. The Note provides for interest at the prime rate plus one and one-half percent per year. Funds available under the Note are reduced by certain outstanding standby letters of credit issued on behalf of the Company. No amounts were outstanding under the Note at September 30, 1996, although the Company has as of September 30, 1996, five outstanding standby letters of credits aggregating $274,000 of which four were issued in favor of one leasing company in connection with certain capital lease transactions relating to the purchase of computer equipment and furniture and one was issued to a surety company in connection with its issuance of a performance bond on behalf of the Company. The letter of credit holders may draw against the letters of credit if the Company fails to make timely payments or meet certain other conditions. As a result of issuing the five standby letters of credit, the balance available under the Note has been reduced to $226,000.

                                VIEW TECH, INC.
                         NOTES TO FINANCIAL STATEMENTS

NOTE 4 - COMMITMENTS
--------------------

     The Company executed a new office lease agreement on October 11, 1996 for approximately 5,946 square feet to house its Atlanta operations. The lease provides for monthly rental payments of $10,653, plus its portion of building operating expenses. The lease will commence on December 1, 1996 for a term of three years. The office space previously occupied by the Company will be sub-let.

NOTE 5 - ACQUISITIONS
---------------------

VISTATEL INTERNATIONAL, INC.
----------------------------

     Effective July 1, 1996, the Company acquired the net assets of VistaTel International, Inc., ("VistaTel") a private company, based in Boca Raton, Florida, which was a supplier of video conferencing products and services within the State of Florida and was one of PictureTel's national re-sellers. The acquisition was accounted for using the purchase method of accounting and accordingly, acquisition costs have been allocated to the assets acquired and liabilities assumed based upon their fair values at the date of acquisition. View Tech issued 52,857 shares of common stock, valued at $7.00 per share, to the sole shareholders of VistaTel. The excess of the acquisition costs over the net assets acquired of $354,919 is accounted for as goodwill and is being amortized over 15 years. The fair value of the assets acquired, excluding goodwill, and the liabilities assumed was $322,846 and $284,227, respectively.

GROUPNET, INC.
--------------

     Pursuant to a merger agreement dated August 30, 1996, View Tech acquired GroupNet, Inc. ("GroupNet") for cash and View Tech common stock valued at $1.380 million. The purchase price consisted of 150,000 shares of common stock valued at $7.00 per share and $330,000 in cash, of which, $110,000 was paid on August 30, 1996 in connection with the execution of the agreement, and $220,000 is payable in equal installments of $110,000 due on November 15, 1996 and January 15, 1997, respectively. The acquisition was accounted for using the purchase method of accounting and accordingly, acquisition costs have been allocated to the assets acquired and liabilities assumed based upon their fair values at the date of acquisition. The excess of acquisition costs over the net assets acquired of $1.310 million is accounted for as goodwill and is being amortized over 15 years. The fair value of the assets acquired, excluding goodwill, and the liabilities assumed was $380,036 and $289,667, respectively. GroupNet, based in Boston, Massachusetts, was an authorized PictureTel dealer in the northeastern United States. GroupNet merged into View Tech, which will continue to operate GroupNet's Boston and New York offices.

     Following is summarized pro forma operating results assuming that the Company had acquired GroupNet on July 1, 1995.

                                       Three Months Ended September 30,
                                       --------------------------------
                                           1996                1995
                                       ------------        ------------
Revenues                               $ 5,587,711         $ 1,867,604
Loss before income taxes                  (173,031)           (224,008)
Net loss                                  (104,734)           (142,181)
Net loss per share                            (.03)               (.05)
Weighted average shares outstanding      3,109,248           3,008,750

     The summarized pro forma operating results include the historical operating results for GroupNet for the two months ended August 30, 1996 and the three months ended September 30, 1995. GroupNet was an S Corporation prior to its acquisition by the Company, as such, GroupNet was not generally subject to federal income taxes. Therefore, the pro forma operating results for GroupNet include a pro forma tax provision at an effective rate of 40%. The summarized pro forma information may not be indicative of the results of operations that would have occurred if the acquisition had been concluded on July 1, 1996 or 1995 or which may be achieved in the future.

USTELECENTERS, INC.
-------------------

     On September 5, 1996, View Tech announced that it entered into a definitive agreement of merger with USTeleCenters, Inc. ("USTeleCenters"), who is an authorized sales agent for several of the regional bell operating companies.
The merger is valued at $18.500 million and is subject to the approval by View Tech's and USTeleCenters' shareholders as well as satisfactory completion of due diligence and certain conditions precedent. USTeleCenters currently owes its primary lender (and such lender's affiliate) approximately $2.500 million which is to be paid in full or appropriately refinanced at the close of such merger. The transaction will be accounted for as a pooling of interests in which USTeleCenters' shareholders will exchange all of their outstanding USTeleCenters shares and options for View Tech common stock and options, respectively. The transaction is expected to be completed on

                                VIEW TECH, INC.
                         NOTES TO FINANCIAL STATEMENTS

NOTE 5 - ACQUISITIONS (CONT.)
-----------------------------

or about November 30, 1996. It is anticipated that USTeleCenters' shareholders and optionholders (upon exercise of their options) will receive up to 2.500 million shares of View Tech common stock.

     During July and August 1996, the Company advanced an aggregate of $1.000 million to USTeleCenters for working capital purposes and in order for USTeleCenters to repay certain bank debt due on September 1, 1996. The $1.000 million advanced is evidenced by a note which is subordinated to USTeleCenters' debt obligations to its primary lender (and such lender's affiliates). The promissory note evidencing USTeleCenters' indebtedness provides for interest at 10%, payable quarterly commencing on September 30, 1996. The principal and accrued interest are due on June 15, 1997.

     The Company is currently seeking bank financing, private debt and/or equity financing for purposes of meeting anticipated cash needs related to the merger with USTeleCenters. The Company is required to either refinance or repay certain debt and lease obligations aggregating approximately $2.500 million payable to USTeleCenters' primary lender (and such lender's affiliate) and is required to pay certain merger costs of approximately $1.800 million, primarily consisting of advisory fees and legal and accounting costs. In addition, the Company will require additional working capital to efficiently operate the combined companies during the months following the business combination.

     Exclusive of the cash required in connection with the merger with USTeleCenters, the Company believes that its existing cash balances, combined with the proceeds from its private placement of common stock, anticipated operating cash flow and borrowings under existing and anticipated credit facilities will be adequate to meet the Company's on-going cash needs for the next twelve months. There can be no assurance that the Company will be able to raise additional financing on favorable terms, if at all, or that it will be able to do so on a timely basis. Inability to obtain required additional financing could limit the Company's ability to complete its business combination with USTeleCenters and/or to efficiently operate the combined companies.

PRIVATE PLACEMENT
-----------------

     At September 30, 1996, the Company had received common stock subscriptions for equity capital of approximately $1.500 million through the private placement of 300,281 shares of common stock. The private placement was terminated on October 31, 1996 with the Company realizing net proceeds of approximately $1.390 million. The Company is using the net proceeds for general working capital purposes and to replenish its cash loaned to USTeleCenters in connection with the proposed merger.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Board of Directors
and Shareholders of
USTeleCenters, Inc.


We have audited the accompanying balance sheet of USTeleCenters, Inc., as of June 30, 1996 and the related statements of operations, stockholders' equity and cash flows for the twelve month periods then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of USTeleCenters, Inc. as of June 30, 1995, were audited by other auditors whose report, dated December 20, 1996, is attached.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of USTeleCenters, Inc., as of June 30, 1996, and the results of its operations and cash flows for the twelve month periods then ended, in conformity with generally accepted accounting principles.



CARPENTER KUHEN & SPRAYBERRY

Oxnard, California
December 21, 1996

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To USTeleCenters, Inc.:

We have audited the statements of operations, stockholders' deficit and cash flows of USTeleCenters, Inc. (a Massachusetts corporation) for the year ended June 30, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations and the cash flows of USTeleCenters, Inc. for the year June 30, 1995 in conformity with generally accepted accounting principles.

As discussed in notes 1 and 14, USTeleCenters, Inc. consummated a merger agreement with View Tech, Inc. in November 1996.


                                           /s/ Arthur Andersen LLP

Boston, Massachusetts
December 20, 1996

                              USTELECENTERS, INC.
                                 BALANCE SHEETS

                                                                               September 30,
                                                                  June 30,          1996
                                                                    1996        (unaudited)
                                                                -----------    -------------
                                    ASSETS
CURRENT ASSETS:
 Cash                                                            $     2,000    $     2,300
 Accounts receivable, (net of reserves of $196,426
  and $321,698, respectively)                                      3,187,022      3,767,025
 Inventory                                                           643,978        506,509
 Other current assets                                                206,950        272,872
                                                                 -----------    -----------
  Total current assets                                             4,039,950      4,548,706
PROPERTY AND EQUIPMENT, NET                                        1,900,011      1,791,207
OTHER ASSETS                                                          52,007         52,003
                                                                 -----------    -----------
                                                                 $ 5,991,968    $ 6,391,916
                                                                 ===========    ===========


                      LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
 Accounts payable                                                $ 1,656,247    $ 1,838,816
 Customer deposits                                                   141,759        187,121
 Accrued expenses                                                    768,404        890,189
 Note payable to vendor                                              437,753        197,672
 Note payable                                                              -      1,000,000
 Current portion of long-term debt                                 2,734,096      1,699,983
 Current portion of amounts due to landlords                         172,500        143,707
                                                                 -----------    -----------
   Total current liabilities                                       5,910,759      5,957,488
                                                                 -----------    -----------

LONG-TERM DEBT                                                       609,120        501,214
                                                                 -----------    -----------

AMOUNT DUE TO LANDLORDS                                               44,665         28,936
                                                                 -----------    -----------

DEFERRED RENT                                                         56,796         66,684
                                                                 -----------    -----------

COMMITMENTS AND CONTINGENT LIABILITIES                                     -              -

STOCKHOLDERS' EQUITY:
 Common stock, par value $.01,
   authorized 11,000,000 shares,
   issued and outstanding 8,984,157 and 9,059,157
   shares at June 30, and September 30, 1996, respectively            89,842         90,592
 Paid-in capital                                                   1,348,415      1,352,915
 Stockholder distributions                                        (2,027,674)    (2,027,674)
 Retained earnings (deficit)                                         (39,955)       421,761
                                                                 -----------    -----------
                                                                    (629,372)      (162,406)
                                                                 -----------    -----------
                                                                 $ 5,991,968    $ 6,391,916
                                                                 ===========    ===========


  The accompanying notes are an integral part of these financial statements.

                              USTELECENTERS, INC.
                            STATEMENT OF OPERATIONS

                                               Twelve Month Period Ended                      Three Month Periods Ended
                                                       June 30,                                     September 30,
                                            -------------------------------                   ----------------------------
                                                1996               1995                          1996              1995
                                            -----------         -----------                   ----------        ----------
                                                                                                     (unaudited)
Revenues:
  Agency commissions                         $11,313,350         $17,696,300                   $4,016,505        $3,723,403
  Product sales and service revenues           6,334,283           3,838,182                      637,027         1,003,614
                                             -----------         -----------                   ----------        ----------
                                              17,647,633          21,534,482                    4,653,532         4,727,017
                                             -----------         -----------                   ----------        ----------
Costs and Expenses:
  Costs of goods sold                          5,226,186           3,291,091                    1,030,912         1,121,031
  Selling and marketing expenses               7,946,719          14,880,173                    2,119,503         2,061,880
  General and administrative expenses          2,756,276           3,780,590                      897,900           963,905
                                             -----------         -----------                   ----------        ----------
                                              15,929,181          21,951,854                    4,048,315         4,146,816
                                             -----------         -----------                   ----------        ----------
Income (loss) from operations                  1,718,452            (417,372)                     605,217           580,201
Other expense                                   (506,036)           (605,428)                     (81,501)         (119,307)
Loss on sublease, including shutdown
  of offices                                           -          (1,312,900)                           -                 -
                                             -----------         -----------                   ----------        ----------

Income (loss) before state tax provision       1,212,416          (2,335,700)                     523,176           460,894
State tax provision                              (92,300)                  -                      (62,000)          (30,900)

                                             -----------         -----------                   ----------        ----------
Net income (loss)                            $ 1,120,116         $(2,335,700)                  $  461,716        $  429,994
                                             ===========         ===========                   ==========        ==========

Pro Forma earnings (loss) per share          $       .20         $      (.62)                  $      .07        $      .08
                                             ===========         ===========                   ==========        ==========
Pro Forma weighted average shares
outstanding                                    5,676,304           3,765,467                    6,288,305         5,571,055
                                             ===========         ===========                   ==========        ==========

  The accompanying notes are an integral part of these financial statements.

                              USTELECENTERS, INC.
                       STATEMENT OF STOCKHOLDERS' DEFICIT



                                     Common Stock          Additional      Retained                                       Total
                                  -------------------       Paid-In        Earnings         Stockholder     Treasury   Stockholders'
                                   Shares     Amount        Capital        (Deficit)       Distributions      Stock      Deficit
                                  ---------  --------      -----------    -----------      -------------    ---------  ------------
Balance, July 1, 1994                866,500   $ 8,665      $1,006,262     $ 1,175,629    $(1,835,557)      $(21,000)  $   333,999

  Stockholder distributions                -         -               -               -       (192,117)             -      (192,117)

  Exercise of stock options            9,000        90          17,910               -              -              -        18,000

  Net loss                                 -         -               -      (2,335,700)             -              -    (2,335,700)
                                  ----------   -------      ----------     -----------    -----------       --------   -----------

Balance, June 30, 1995               875,500     8,755       1,024,172      (1,160,071)    (2,027,674)       (21,000)   (2,175,818)


  Issuance of common stock,
   net of offering costs           8,119,157    81,192         345,138               -              -              -       426,330
   of $142,011

  Retirement of treasury             (10,500)     (105)        (20,895)              -              -         21,000             -
   stock

  Net income                               -         -               -       1,120,116              -              -     1,120,116
                                  ----------   -------      ----------     -----------    -----------       --------   -----------

Balance, June 30, 1996             8,984,157    89,842       1,348,415         (39,955)    (2,027,674)             -      (629,372)


  Exercise of stock options           75,000       750           4,500               -              -              -         5,250

  Net income                               -         -               -         461,716              -              -       461,716
                                  ----------   -------      ----------     -----------    -----------       --------   -----------

Balance, September 30, 1996        9,059,157   $90,592      $1,352,915     $   421,761    $(2,027,674)      $      -   $  (162,406)
                                  ==========   =======      ==========     ===========    ===========       ========   ===========

   The accompanying notes are an integral part of the financial statements.

                              USTELECENTERS, INC.
                            STATEMENT OF CASH FLOWS

                                                        Twelve Month Period Ended            Three Months Ended
                                                                 June 30,                       September 30,
                                                      -------------------------------     ------------------------
                                                         1996                1995           1996           1995
                                                      -----------        ------------     ---------     ----------
                                                                                                 (unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income (loss)                                     $ 1,120,116       $(2,335,700)     $  461,716   $ 429,994
 Adjustments to reconcile net income (loss) to net
  cash from operating activities:
  Depreciation and amortization                            702,200           809,612         197,800      92,000
  Provision for bad debt                                  (332,000)          159,300         125,698    (176,881)
  Noncash charge relating to loss on sublease
   including shutdown of offices                                             678,847               -           -
 Changes in assets and liabilities
  Accounts receivable                                      431,378           (29,162)       (705,701)    353,146
  Inventory                                                (66,878)         (230,066)        137,469    (241,900)
  Other current assets                                      (1,750)          364,198         (65,918)    (41,968)
  Other assets                                              32,370            17,461               -      26,658
  Accounts payable                                         652,800            76,132         182,569     570,221
  Note payable to vendor                                  (262,600)                -        (240,081)
  Accrued expenses                                        (800,899)          (26,681)         39,703    (465,271)
  Customer deposits                                        (47,223)           75,061          45,362     115,602
  Deferred rent                                            (14,632)           71,428           9,888     (19,053)
                                                       -----------       -----------      ----------   ---------
     Net cash provided (used) by operating
      activities                                         1,412,882          (369,570)        188,505     642,548
                                                       -----------       -----------      ----------   ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchase of property and improvements                    (411,311)         (764,087)        (88,996)     (3,069)
                                                       -----------       -----------      ----------   ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
 Issuance of term debt                                           -         1,500,000       1,000,000           -
 Net borrowing (payment) on line of credit                  16,231           383,642        (600,713)   (810,719)
 Payments on term debt                                  (1,403,154)         (239,862)       (541,306)   (595,800)
 Payments on amounts due to former landlord                (66,220)         (370,467)        (44,522)     89,151
 Proceeds from stock issuance                              426,330            18,000           5,250     426,330
 Bank overdraft                                             27,242            34,461          82,082     251,559
 Stockholder distributions                                       -          (192,117)              -           -
                                                       -----------       -----------      ----------   ---------
     Net cash provided (used) by financing
      activity                                            (999,571)        1,133,657         (99,209)   (639,479)
                                                       -----------       -----------      ----------   ---------

NET INCREASE IN CASH                                         2,000                 -             300           -
CASH, BEGINNING OF PERIOD                                        -                 -           2,000           -
                                                       -----------       -----------      ----------   ---------
CASH, END OF PERIOD                                    $     2,000       $         -      $    2,300   $       -
                                                       ===========       ===========      ==========   =========

SUPPLEMENTAL DISCLOSURES:
 Operating activities reflect:
   Interest paid                                       $   426,780       $   391,629      $   76,230   $ 110,955
                                                       ===========       ===========      ==========   =========
   Income taxes paid                                   $       806       $    26,780      $        -   $       -
                                                       ===========       ===========      ==========   =========

   The accompanying notes are an integral part of the financial statements.

                              USTELECENTERS, INC.
                         NOTES TO FINANCIAL STATEMENTS
                                 JUNE 30, 1996

(1)  Operations and Significant Accounting Policies

     USTeleCenters, Inc. (the Company), or UST, was incorporated in November 1986 to establish a regional telecommunications equipment distribution and service business. USTeleCenters, Inc. designs, sells, and supports telecommunication systems solutions for small and medium-sized businesses throughout the United States. UST also sells telecommunication services on behalf of certain Regional Bell operating Companies ("RBOCS").

     The Company incurred significant losses in the year ended June 30, 1995, which resulted in noncompliance under certain of its bank covenants and resulted in the Company restructuring its operations. Certain restructuring costs, primarily severance, lease termination costs and fixed-asset write-offs were recorded during the year ended June 30, 1995.

     In November 1996, the Company was acquired by View Tech, Inc. (VTI), which markets and installs video communications systems and provides continuing services related to installed systems to customers in select states throughout the United States. The business combination was accounted for as a pooling of interests, however the accompanying financial statements present the financial position and results of operations of UST only.

     a)  Fiscal Periods

         The Company's year end is December 31. The accompanying financial statements for the twelve month periods ended June 30, 1996 and 1995 are presented in order to conform with View Tech, Inc.'s year end.

     b)  Revenue Recognition

         The Company has agency agreements with various local exchange carriers and telecommunications companies whereby the Company receives commissions on work referred to these entities. The agreements are subject to annual renewals. At June 30, 1995 the Company recognized revenues at the time that it received an order number for installation or the service was performed by the local exchange carrier or telecommunications company. During the twelve month period ended June 30, 1996, the company changed its revenue recognition policy due to operational and procedural changes made by certain RBOCS. The Company now recognizes revenue when the installation or service is ordered from the local exchange carrier or telecommunication company and a reserve is recorded for orders that will not receive an order number. Certain of the entities have the right to credit or charge back future commission payments on orders canceled within a 6 to 10 month period from the date of order. Provision for cancellations are made at the time revenue is recognized. The Company is not aware of any possible refunds or charge-backs that these entities might be seeking, which have not been reserved at June 30, 1996.

         In addition, under its agreement with NYNEX, the Company receives commissions on management contracts. The Company recognizes these revenues at the time the service is rendered.

                              USTELECENTERS, INC.
                         NOTES TO FINANCIAL STATEMENTS
                                 JUNE 30, 1996

          The Company sells certain products under various nonexclusive agreements with equipment manufacturers. The Company recognizes telecommunication and video conferencing system sales at the time of shipment. Installation costs, if material, are accrued.

          During the twelve month periods ended June 30, 1996 and 1995, agency commissions were generated primarily from the agreements with NYNEX and other local exchange carriers. Sales to such companies, which accounted for 10% or greater of total revenue, were as follows:

                          Twelve months ended June 30,
                          ----------------------------
                               1996         1995
                               -----        -----
             NYNEX               37%          30%
             Bell Atlantic       14%          --
             GTE                 12%          27%
                               ----         ----
                                 63%          57%
                               ====         ====

      c)  Use of Estimates in the Preparation of Financial Statement

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      d)  Net Income (Loss) Per Share

          Pro Forma net income (loss) per share is computed on the basis of the weighted average number of shares of Common Stock outstanding during the period for View Tech, Inc. after consideration of the shares issued to consummate the merger and of the dilutive effect, if more than 3%, of stock options.

      e)  Inventory

          Inventory is stated at the lower of cost or market, cost is determined on a FIFO (first-in, first-out) basis.

      f)  Depreciation and Amortization

          The Company provides for depreciation and amortization by charges to operations in amounts estimated to allocate the cost of property and improvements over the estimated useful lives using the straight-line and accelerated methods as follows:

                              USTELECENTERS, INC.
                         NOTES TO FINANCIAL STATEMENTS
                                 JUNE 30, 1996


                                 ESTIMATED
       ASSET CLASSIFICATION     USEFUL LIFE
      Equipment                    3-7 Years
      Furniture and fixtures         7 Years
      Leasehold improvements   Term of lease

     g)  Concentration of Credit Risk

         SFAS No. 105, Disclosure of Information About Financial Instruments with Concentration of Credit Risk, requires disclosure of any significant off-balance-sheet credit risk concentrations. The Company derived 63% of revenue from three significant customers in 1996 (see note 1(b) above). The Company has no other significant off-balance-sheet concentration of credit risk such as foreign exchange contracts, open contracts or other foreign hedging arrangements.

     h)  Reclassifications

         The Company has reclassified certain items for the year ended June 30, 1995 to conform to the current years presentation.


(2)      Property and Equipment

         Property and equipment at June 30, 1996 are summarized as follows:

         Equipment                                          $1,813,886
         Furniture and fixtures                                486,758
         Leasehold Improvements                                218,642
                                                            ----------

                                                             2,519,286
         Less accumulated depreciation                       1,523,958
                                                            ----------
                                                               995,328
         Equipment under capital lease net of
          accumulated amortization                             904,683
                                                            ----------
                                                            $1,900,011
                                                            ==========

(3)  Note Payable to Vendor

         In January 1996, the Company converted approximately $700,000 payable to an equipment vendor into a promissory note bearing interest at 9% per annum. Principal and interest are scheduled to be repaid in monthly installments of approximately $73,000 from February to November 1996.

                              USTELECENTERS, INC.
                         NOTES TO FINANCIAL STATEMENTS
                                 JUNE 30, 1996


(4)  Long-Term Debt

     At June 30, 1996, long-term debt consisted of the following:


      Revolving line of credit with a bank   $   1,868,105
      Term note due to a bank                      430,000
      Lease line-of-credit with a bank           1,045,111
                                             -------------

                                                 3,343,216
      Less---Current maturities                  2,734,096
                                             -------------

                                             $     609,120
                                             =============

     The Company maintains a revolving line of credit with a bank. The bank has a security interest in the Company's assets. In addition, the Company has agreed, among other things, to maintain certain financial covenants and ratios. As of June 30, 1996, the Company was in compliance with the covenants or had received waivers under the Forbearance Agreement. Under the terms of the Forbearance Agreement, the Company may borrow up to the lesser of the financial borrowing base, or $2,000,000. Interest on the outstanding balance is payable monthly at the bank's base rate (8.25% at June 30, 1996) plus 1.5%. At June 30, 1996, approximately $1,868,000 was utilized under the revolving line of credit.

     On November 27, 1996, the revolving line of credit and Forbearance Agreement was amended and extended to March 31, 1997. The amended revolving credit agreement provides for monthly reductions in the borrowing base of $50,000 from July to September 1996.

     The Company maintains a $1,500,000 term note with a bank. Under the term note, the Company is required to make principal payments in twenty (20) equal, consecutive, monthly payments of $75,000 on the last day of each month, beginning on April 30, 1995. Interest under the note accrued at the bank's base rate plus 2.5% until March 31, 1995, and then, at the bank's base rate plus 4.5%. Interest is payable on the last day of each month.
     On June 3, 1996, the term note agreement was amended to bear interest at the bank's base rate. The outstanding principal balance of $430,000 and accrued interest under the term note were paid in full on September 1, 1996.

     The Company had maintained a lease line-of-credit agreement with a bank which was converted into a term note as part of the forbearance agreement. At June 30, 1996, there was approximately $1,045,000 outstanding under this facility. The Company is required to maintain certain restrictive covenants, including profitability and liquidity covenants. Amounts outstanding bear interest at rates ranging from 5.6% to 8.3%. As of June 30, 1996, the Company was in compliance with the covenants or had received waivers under the Forbearance Agreement.

     In connection with Company's merger with View Tech, Inc. in November 1996, View Tech guaranteed the Company's bank debt obligations.

(5) Amounts Due to Landlords

     In 1994, the Company entered into a sublease agreement for its previously occupied facility. Under the terms of the sublease, the Company is still primarily liable for the amounts due under the original lease. Under the terms of the sublease agreement, the Company is required to make

                              USTELECENTERS, INC.
                         NOTES TO FINANCIAL STATEMENTS
                                 JUNE 30, 1996

     payments to the landlord for the monthly differential between the original lease amount (approximately $23,700 per month) and the sublease income (approximately $14,000 per month). The Company is required to pay approximately $9,700 per month through June 1997. The balance of net future amounts due to the former landlord is $97,792 as of June 30, 1996.

     In 1995, the Company financed $150,880 of leasehold improvements through an allowance from the landlord. As of June 30, 1996, approximately $86,000 is outstanding for these improvements. This amount is being repaid in monthly installments of approximately $5,000 through December 1997. In connection with the restructuring discussed in Note 1, The Company wrote off these improvements in 1995 and recorded a loss of approximately $151,000. Additionally, the Company entered into a sublease agreement for this facility. The Company recorded a loss of approximately $104,000 which represented the difference between the total future payments reduced by sublease amounts paid directly to the landlord. In the event that the sublease fails to make its required monthly payments of approximately $12,000 through August 1998, the Company is still primarily liable for such sums.

(6)  Long-Term Capital Lease Obligations

     The Company leases a portion of its equipment and furniture and fixtures under its lease line of credit with a bank. The following is an analysis of the leased equipment at June 30, 1996:

       Equipment........................  $  735,604
       Furniture and Fixtures...........   1,163,020
                                          ----------
                                           1,898,624
       Less accumulated amortization....     993,941
                                          ----------
                                          $  904,683
                                          ==========

     The following is a schedule of future minimum lease payments required under the lease line of credit, together with their present value as of June 30, 1996:

     Year Ending June 30,
     1997............................................  $  435,991
     1998............................................     315,280
     1999............................................     239,400
     2000............................................      54,440
                                                       ----------
                                                       $1,045,111
                                                       ==========

     Net minimum lease payment.......................   1,172,932
     Less amount representing interest...............     127,821
                                                       ----------
     Present value of net minimum lease payments.....  $1,045,111
                                                       ==========

                              USTELECENTERS, INC.
                         NOTES TO FINANCIAL STATEMENTS
                                 JUNE 30, 1996

(7)  Income Taxes

     The Company has elected to be treated as an S corporation for federal income tax purposes pursuant to Section 1362(a) of the Internal Revenue Code. As an S corporation, all items of income or loss are passed through to the stockholders and are reportable on their individual income tax returns. The Company has elected to be treated as a C corporation in California and New York. As a C corporation the Company is responsible for paying all taxes on income allocable to these states.

     The Commonwealth of Massachusetts has enacted legislation that imposes Massachusetts income taxes at the corporate level on certain S corporations with annual revenues in excess of $6 million. As such, the Company is subject to taxes at the corporate level in this state.

     The Company follows the provisions of Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes, by providing for state income taxes under the liability method.

(8)  Common Stock

     The stockholders are entitled to certain rights and privileges, including voter rights, dividend rights and distribution rights, in the event of liquidation. The Company has placed certain restrictions on the sale or transfer of stock by stockholders. Furthermore, the Company has deemed ownership of the stock if certain events occur and will purchase the stock at a determined price.

     The Company follows a policy of distributing to stockholders an amount estimated to equal the tax on their respective shares of S corporation quarterly taxable income. There were no distributions made to stockholders during the year ended June 30, 1996. During the year ended June 30, 1996, the Company recovered certain amounts of prior distributions to stockholders through an offering of common stock to existing stockholders. The Company issued 8,119,157 shares of common stock for net proceeds of $426,330.

     Upon consummation of the business combination on November 29, 1996 (as discussed in notes 1 and 14), all outstanding shares of the Company's common stock were exchanged for an equivalent amount of VTI common stock based on a .24534 per share conversion ratio.

(9)  Stock Option Plan

     On September 20, 1988, the Board of Directors approved an incentive stock option plan (the Plan) providing for a maximum of 82,500 shares that may be issued under the Plan. The number of shares that may be issued under the Plan was increased to 1,100,000 during the twelve month period ended June 30, 1996. The Plan stipulates that the option price may not be less than 100% of the fair market value of the stock on the date of grant. The Board of Directors has the right to determine a vesting period upon granting of options.

                              USTELECENTERS, INC.
                         NOTES TO FINANCIAL STATEMENTS
                                 JUNE 30, 1996

     The following is a summary of the stock option activity (excluding the nonqualified options discussed below) for the twelve month period ended June 30, 1996:

                                                Shares     Exercise Price
                                               --------   ----------------

        Options outstanding June 30, 1994...    67,500      $1.00 - 2.20
             Canceled.......................   (31,000)      1.00 - 2.00
             Exercised......................    (9,000)          2.00
                                               -------      ------------

        Options outstanding June 30, 1995...    27,500      $2.00 - 2.20
             Granted........................   750,000        .07 -  .10
             Canceled.......................   (27,500)      2.00 - 2.20
                                               -------

        Options outstanding June 30, 1996...   750,000        .07 -  .10
                                               =======

     In addition, during the twelve month period ended June 30, 1996, the Company granted its directors nonqualified options to purchase 150,000 shares of common stock at an exercise price of $.07 per share.

     Upon consummation of the business combination on November 29, 1996 (as discussed in notes 1 and 14), all unvested stock options became immediately exercisable. At such time, all unexercised options were assumed under VTI's stock option plan. The equivalent VTI options received are also fully vested and exercisable.

(10) Commitments and Contingencies

     a)   Commitments

          Future minimum annual rental payments under all operating leases (including amounts due to landlords, net of any of sublease income discussed in Note 5) as of June 30, 1996 are as follows:

                    FISCAL YEAR                      AMOUNT
                    1997                            $640,756
                    1998                             437,497
                    1999                             347,401
                    2000                             344,232
                    2001 and thereafter              418,721
                                                  ----------
                                                  $2,188,607
                                                  ==========

          The leases require the Company to pay increases in real estate taxes, operating costs and repairs over certain base year amounts. Total rental expense included in the accompanying statements of operations for the twelve month periods ended June 30, 1996 and 1995 was approximately $757,000 and $800,000 respectively. The Company has received rent concessions during the first year of certain leases, which are being deferred and amortized over the term of the lease.

                              USTELECENTERS, INC.
                         NOTES TO FINANCIAL STATEMENTS
                                 JUNE 30, 1996

     b)   Contingencies

          The Company is named in employee-related lawsuits, in which the plaintiffs are seeking undisclosed damages. The Company is vigorously defending itself against such litigation and does not expect the outcome to have a material impact on its financial position.

(11) Profit Sharing Plan

     Effective January 1, 1993, the Company adopted a profit sharing plan in accordance with Internal Revenue Code Section 401(k). The plan covers all employees with six months or more of service. Eligible employees are permitted to contribute up to 15% of gross compensation. The Company may match employee contributions. The Company has made contributions of approximately $43,000 during the twelve month periods ended June 30, 1996 and 1995.

(12) Segment Information (unaudited)

     The Company's operations are classified into two primary industry segments:
     (a) marketing telecommunication services on behalf of certain RBOCS and exchange carriers for an agency commission, and (b) product sales and service revenue generated from the sale of telecommunication equipment and of videoconferencing and related services which involve the marketing and installation of video communication systems and providing continuing services related to installed systems. Following is a summary of segment information for the twelve month periods ended June 30, 1996 and 1995:

     June 30, 1996

                                                                               Product
                                                                              Sales and
                                                             Agency            Service
                                                           Commissions         Revenues             Combined
                                                         ---------------    --------------        ------------
                Total Revenue                             $11,313,000         $ 6,334,000          $17,647,000
                                                                                                   ===========

                Operating profit                            4,225,000            (317,000)         $ 3,908,000
                General corporate expenses                                                          (2,190,000)
                Other expense                                                                         (506,000)
                                                                                                   -----------
                Income from continuing operations
                before income taxes                                                                $ 1,212,000
                                                                                                   ===========
                Identifiable assets at June 30, 1996        1,258,000             974,000          $ 2,232,000
                Corporate assets                                                                     3,760,000
                                                                                                   -----------
                Total assets at June 30, 1996                                                      $ 5,992,000
                                                                                                   ===========

                              USTELECENTERS, INC.
                         NOTES TO FINANCIAL STATEMENTS
                                 JUNE 30, 1996


     June 30, 1995

                                                                              Product
                                                                             Sales and
                                                     Agency                   Service
                                                   Commissions                Revenues                     Combined
                                                   -----------              -----------                    --------
                Total Revenue                      $17,696,000              $ 3,838,000                    $21,534,000
                                                                                                           ===========

                Operating profit                     4,517,000               (1,184,000)                   $ 3,333,000
                General corporate expenses                                                                  (3,751,000)
                Other expense                                                                               (1,918,000)
                                                                                                           -----------
                Income from continuing operations
                before income taxes                                                                        $(2,336,000)
                                                                                                           ===========


(13) Supplemental Disclosures - Cash Flow Information

     During the twelve month period ended June 30, 1995, the Company financed the acquisition $895,062 of equipment under capital lease obligations. Also during this period, the Company acquired $150,880 of leasehold improvements under allowance for amounts due to landlords.

     During the twelve month period ended June 30, 1996, the Company converted approximately $700,000 of accounts payable to a vendor into a term note.

(14) Subsequent Events

         On July 26, 1996, the Company entered into a promissory note payable to an equipment vendor, bearing interest at 9% per annum. Principal and interest are scheduled to be repaid in four monthly installments of approximately $27,000 from August to November 1996.

         During July and August 1996, the Company received an aggregate of $1 million from View Tech for working capital purposes and in order for the Company to repay certain bank debt due on September 1, 1996. The $1 million advance is evidenced by a note which is subordinated to the Company's debt obligations to its primary lender (and such lender's affiliates). The promissory note provides for interest at 10%, payable quarterly commencing on September 30, 1996. The principal and accrued interest are due on June 15, 1997.

         On September 5, 1996, the Board of Directors entered into a definitive agreement of merger with View Tech, Inc. who markets, integrates and installs video communications systems and provides continuing services related to installed systems to customers in specific states throughout the United States. The transaction was consummated on November 29, 1996, at a value of approximately $16.5 million. The business combination was accounted for as a pooling of interests. At such time, UST shareholders and optionholders exchanged all of their outstanding shares and stock options totaling 9,884,157 shares for 2,240,976 shares of VTI common stock and options to purchase 184,003 shares of VTI common stock.

                                    PART II
                                    -------

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers.

     Article X of View Tech's Certificate of Incorporation and Article VII,
Section 6 of View Tech's Bylaws provide for indemnification of its officers and directors to the fullest extent permitted by Delaware Law.


Item 25.  Other Expenses of Issuance and Distribution.

     Estimates of fees and expenses incurred or to be incurred by the Company in connection with the issuance and distribution of Common Stock incident to this Registration Statement are as follows:

    SEC Filing Fee                           $  2,972.00
    Accounting Fees                            60,000.00
    Legal                                      60,000.00
    Printing and Mailing Costs and Fees        20,000.00
    Miscellaneous                               5,000.00
                                             -----------

    TOTAL                                    $147,972.00
                                             ===========

Item 26.  Recent Sales of Unregistered Securities.

    On July 10, 1996, the Company issued 52,857 shares of Common Stock to the owners of VistaTel International, Inc. ("VistaTel") in connection with the purchase of all of the assets of VistaTel. The securities were issued in reliance of the exemption provided in Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), because no public offering was involved and the shares were issued exclusively to the three shareholders of VistaTel.

    On September 24, 1996, the Company issued 150,000 shares of Common Stock to the sole shareholder of GroupNet, Inc. ("GroupNet") in connection with the merger of GroupNet with and into the Company. The securities were issued in reliance on the exemption provided in Section 4(2) of the Securities Act, because no public offering was involved and the shares were issued exclusively to the sole shareholder of GroupNet.

    On October 31, 1996, 300,281 shares of Common Stock were issued to 76 investors pursuant to a private placement. The securities were issued in reliance on the exemption provided in Section 4(2) of the Securities Act, and Rule 506 of Regulation D promulgated thereunder, because no public offering was involved and the securities were issued to no more than 35 non-accredited investors. Kenny Securities Corporation, a registered broker/dealer, assisted in the private placement and in connection therewith received a commission equal to 8% of the gross proceeds ($120,000) and 15,000 Common Stock Purchase Warrants, each exercisable until 2001 for one share of Common Stock at an exercise price of $6.25 per Common Stock Purchase Warrant. Each purchaser acquired less than 1% of the company's total shares of stock outstanding.

    On December 11, 1996, 30,000 shares of Common Stock were issued to the chairman of Windermere Holdings, Inc. ("WHI") in connection with WHI's assistance with respect to the merger of USTeleCenters, Inc. ("UST") with and into a wholly-owned subsidiary of the Company (the "Merger"). The securities were issued in reliance on the exemption provided in Section 4(2) of the Securities Act, because no public offering was involved and the shares were issued exclusively to the chairman of WHI.

    On January 6, 1997, 24,550 shares of Common Stock were issued to Concord Partners Ltd. ("Concord") in connection with Concord's assistance with respect to the Merger. The securities were issued in reliance on the exemption provided in Section 4(2) of the Securities Act because no public offering was involved.

Item 27.  Exhibits.

Exhibit
Number    Description
-------   -----------
    2.1   Agreement and Plan of Merger, dated September 5, 1996, by and among the
          Company, View Tech Acquisition, Inc., a California corporation and
          USTeleCenters, Inc., a Massachusetts corporation, as amended by Amendment No.
          1, dated October 31, 1996, by and among the Company, View Tech Acquisition,
          Inc., a California corporation, USTeleCenters, Inc., a Massachusetts corporation and View Tech Acquisition, Inc., a Delaware corporation, to that certain
          Agreement and Plan of Merger, dated as of September 5, 1996, by and among the
          Company, View Tech Acquisition, Inc., a California corporation and
          USTeleCenters, Inc, a Massachusetts corporation. (1)
    2.2   Form of Agreement of Merger by and among the Company, USTeleCenters, Inc., a Massachusetts corporation and View Tech Acquisition, Inc., a Delaware corporation. (1)
    2.3   Agreement and Plan of Merger, dated as of November 27, 1996 by and among
          View Tech, Inc., a California corporation and View Tech Delaware, Inc., a
          Delaware corporation. (2)
    2.4   Sale Agreement between the Company and VistaTel International, Inc., dated
          July 10, 1996. (3)
    2.5   Agreement and Plan of Merger by and among the Company, GroupNet, Inc. and
          Andrew W. Jamison dated August 30, 1996. (4)
    3.1   Certificate of Incorporation of the Company, as amended by Agreement and Plan of
          Merger, dated as of November 27, 1996. (2)
    3.2   Bylaws of the Company. (2)
    4.1   Warrant Agreement dated as of June 28, 1995 between the Company and U.S.
          Stock Transfer Corporation of America. (5)
    4.2   Form of Warrant between the Company and Telcom Holding, LLC. (2)
    5.1   Opinion of Brobeck, Phleger & Harrison LLP, counsel to the Company as to the legality of the securities being registered.  (9)
   10.1   Dealer Agreement between the Company and PictureTel Corporation dated as of
          March 30, 1995. (8)
   10.2   Employment Agreement between the Company and Franklin A. Reece, III dated as of November 29, 1996. (9)
   10.3   Employment Agreement between the Company and Robert G. Hatfield, dated as of
          December 9, 1996. (9)
   10.4   Employment Agreement between the Company and John W. Hammon, dated as of
          December 9, 1996. (9)
   10.5   Employment Agreement between the Company and William M. McKay, dated as of
          December 9, 1996. (9)
   10.6   1995 Stock Option Plan, as amended. (6)
   10.7   Amendment to Dealer Agreement between the Company and PictureTel
          Corporation dated August 1, 1995. (5)

Exhibit
Number    Description
-------   -----------
   10.8   1997 Stock Incentive Plan. (1)
   10.9   Loan and Security Agreement, dated as of July 26, 1996, by and between the
          Company and USTeleCenters, Inc. and Promissory Note from USTeleCenters, Inc.
          (3)
  10.10   Subordination Agreement, dated as of July 26, 1996, by and among the Company, the First National Bank of Boston, BancBoston Leasing, Inc., and USTeleCenters,
          Inc. (3)
  10.11   Consulting Agreement, dated as of June 27, 1996, by and between the Company and Windermere Holdings, Incorporated. (3)
  10.12   Option Agreement, dated as of August 22, 1996 by and between the Company and
          Rolf N. Hufnagel. (3)
  10.13   Sublease Agreement dated as of October 11, 1996, by and between Atlantic Steel
          Industries, Inc. and the Company (together with prime Lease Agreement dated as of November 1, 1993 between Atlantic Steel Industries, inc. and State of California
          Public Employees' Retirement System). (2)
  10.14   Common Stock and Common Stock Purchase Warrants Agreement, dated as of
          December 31, 1996, by and between the Company and Telecom Holding, LLC, a
          Massachusetts limited liability company. (2)
  10.15   Letter Agreement, dated as of December 31, 1996, from the Company to Paul C.
          O'Brien and Mark P. Kiley. (2)
  10.16   Promissory Note of the Company, dated August 30, 1996 payable to Andrew W.
          Jamison. (4)
  10.17   Registration Rights Agreement, dated August 30, 1996, between the Company and
          Andrew W. Jamison. (4)
  10.18   Revolving Note with City National Bank, dated February 20, 1996. (10)
  10.19   Loan Agreements with Power-Data Services, Inc., dated February 15, 1996 and
          March 22, 1996. (10)
   11.1   Computation of Earnings per Share. (2)
   21.1   Subsidiaries of the Company. (2)
   23.1   Consent of Carpenter, Kuhen and Sprayberry. (2)
   23.2   Consent of Brobeck, Phleger & Harrison LLP.  (Included as part of Exhibit 5.1)
   23.3   Consent of Arthur Andersen LLP. (2)
   24.1   Power of Attorney.  (Included on page II-6 of this Registration Statement)
   24.2   Certified Copy of Board of Directors' Resolution regarding Power of Attorney. (9)
   27     Financial Data Schedule (2)

-----------------
(1) Filed as an exhibit to the Company's Registration Statement on Form S-4 (Registration No. 333-13459) and incorporated herein by reference.

(2)   Filed herewith.

(3) Filed as an exhibit to the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1996, and incorporated herein by reference.

(4) Filed as an exhibit to the Company's Report on Form 8-K dated September 24, 1996 relating to the completion of the acquisition by the Company of GroupNet, Inc., and incorporated herein by reference.

(5) Filed as an exhibit to the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1995, and incorporated herein by reference.

(6) Filed as an exhibit to the Company's Quarterly Report on Form 10-QSB for the fiscal quarter ended September 30, 1995, and incorporated herein by reference.

(7) Filed as an exhibit to the Company's Quarterly Report on Form 10-QSB for the fiscal quarter ended September 30, 1996, and incorporated herein by reference.

(8) Filed as an exhibit to the Company's Registration Statement on Form SB-2 (Registration No. 33-91232), and incorporated herein by reference.

(9)  To be filed by amendment.

(10) Filed as an exhibit to the Company's Quarterly Report on Form 10-QSB for the fiscal quarter ended March 31, 1996, and incorporated herein by reference.



Item 28.  Undertakings.


     (a)  The undersigned Registrant hereby undertakes:


     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;


     (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


     (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Camarillo, State of California, on January 9, 1997.


                           View Tech, Inc.



                           By:  /s/ Robert G. Hatfield
                               ----------------------------------------
                               Robert G. Hatfield
                               Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature to this Registration Statement appears below hereby appoints Robert G. Hatfield and William M. McKay, or either of them, as his attorney-in-fact to sign on his behalf individually and in the capacity stated below and to file all amendments and post-effective amendments to this Registration Statement, and any and all instruments or documents filed as a part of or in connection with this Registration Statement or the amendments thereto, and any such attorneys-in-fact may make such changes and additions in this Registration Statement as such attorney-in-fact may deem necessary or appropriate.

            Signature                            Title                     Date
            ---------                            -----                     -----
     /s/ Robert G. Hatfield                  Chairman and             January 9, 1997
----------------------------------      Chief Executive Officer
Robert G. Hatfield                   (Principal Executive Officer)

     /s/ John W. Hammon                 President and Director        January 9, 1997
----------------------------------
John W. Hammon

     /s/ William M. McKay               Chief Financial Officer       January 9, 1997
----------------------------------     (Principal Financial and
William M. McKay                          Accounting Officer)

     /s/ Calvin M. Carrera                     Director               January 9, 1997
----------------------------------
Calvin M. Carrera

     /s/ Robert F. Leduc
----------------------------------             Director               January 9, 1997
Robert F. Leduc

     /s/ Franklin A. Reece, III
----------------------------------
Franklin A. Reece, III                         Director               January 9, 1997

     /s/ David F. Millet
----------------------------------             Director               January 9, 1997
David F. Millet